Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5 dated as of May 21, 2025 (this “Amendment”), among V.F. Corporation, a Pennsylvania corporation (the “Company”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Five-Year Revolving Credit Agreement dated as of November 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, VF International Sagl, a limited liability company (società a garanzia limitata) incorporated under the laws of Switzerland, with its registered office at Via Laveggio 5, 6855 Stabio, Switzerland and registered with the commercial register under number CHE-111.650.898, the other Borrowing Subsidiaries from time to time party thereto, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Company has requested that the Credit Agreement be amended as set forth herein, and the Lenders whose signatures appear below, which constitute the Required Lenders, are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) Effective as of the Amendment Effective Date (as defined below), the Credit Agreement (excluding, except as set forth below, the Schedules and the Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the single-underlined text (indicated textually in the same manner as the following example: single-underlined text or single-underlined text) as set forth in the blackline attached as Exhibit A hereto.

(b) Exhibit G to the Credit Agreement is hereby amended and restated to be in the form of Exhibit G hereto.

SECTION 3. Representations and Warranties. The Company hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (and in all respects to the extent any such representation and warranty is already qualified by materiality or a reference to Material Adverse Effect) on and as of the Amendment Effective Date, with the same effect as though such representations and warranties had been made on and as of such date, except

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to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, (and in all respects to the extent any such representation and warranty is already qualified by materiality or a reference to Material Adverse Effect) and except that, for purposes of this clause (a), the financial statements referred to in Section 5.04 of the Credit Agreement shall be deemed to be the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement; and

(b) as of the Amendment Effective Date (and after giving effect to this Amendment), no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions are satisfied:

(a) Amendment. The Administrative Agent shall have executed a counterpart of this Amendment and shall have received from the Company and Lenders that constitute the Required Lenders a counterpart of this Amendment signed on behalf of such party which, subject to Section 11.07(b) of the Credit Agreement, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of a counterpart of this Amendment).

(b) Fees and Expenses. All fees required to be paid by the Company, and all expenses required to be reimbursed by the Company, on the Amendment Effective Date pursuant to the Credit Agreement or any other agreements entered into by the Company in connection with this Amendment shall have been reimbursed.

SECTION 5. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the L/C Issuers or the Lenders under the Credit Agreement and the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, guarantees, covenants or agreements contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as amended hereby in similar or different circumstances. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such fully-executed counterpart. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Incorporation by Reference. The provisions of Sections 1.03, 11.10, 11.12(b), 11.12(c), 11.12(e) and 11.12(f) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

V.F. CORPORATION,

by	/s/ Jennifer S. Sim
Name: Jennifer S. Sim
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

by	/s/ Douglas L. Hassman
Name: Douglas L. Hassman
Title: Vice President, Global Tax & Treasury and Treasurer

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/ James Kyle O’Donnell
Name: James Kyle O’Donnell
Title: Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

BANK OF AMERICA, N.A.

by	/s/ Michelle L. Walker
Name: Michelle L. Walker
Title: Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

BARCLAYS BANK PLC

by	/s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

BNP PARIBAS

by	/s/ Claudia Zarate
Name: Claudia Zarate
Title: Managing Director

by	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

CITIBANK, N.A.

by	/s/ Thembumenzi Lukhele
Name: Thembumenzi Lukhele
Title: Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

DBS BANK LTD.

by	/s/ Kate Khoo
Name: Kate Khoo
Title: Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

GOLDMAN SACHS BANK USA

by	/s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

HSBC BANK USA, N.A.

by	/s/ Stephanie Selby
Name: Stephanie Selby
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

ING BANK N.V., DUBLIN BRANCH

by	/s/ Cormac Langford
Name: Cormac Langford
Title: Managing Director

by	/s/ Ciaran Dunne
Name: Ciaran Dunne
Title: Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

MORGAN STANLEY BANK, N.A.

by	/s/ Gretell Merlo
Name: Gretell Merlo
Title: Authorized Signatory

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

PNC BANK, NATIONAL ASSOCIATION

by	/s/ Stephanie Gray
Name: Stephanie Gray
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

STANDARD CHARTERED BANK

by	/s/ Lavanya Gunasekaran
Name: Lavanya Gunasekaran
Title: Executive Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

TD BANK, N.A.

by	/s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

THE BANK OF NEW YORK MELLON

by	/s/ Yipeng Zhang
Name: Yipeng Zhang
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

TRUIST BANK

by	/s/ J. Carlos Navarrete
Name: J. Carlos Navarrete
Title: Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

UBS AG, STAMFORD BRANCH

by	/s/ Larcy Naval
Name: Larcy Naval
Title: Director

by	/s/ Joselin A. Fernandes
Name: Joselin A. Fernandes
Title: Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

UNICREDIT BANK GMBH, NEW YORK BRANCH

by	/s/ Kimberly Sousa
Name: Kimberly Sousa
Title: Managing Director

by	/s/ Laura Shelmerdine
Name: Laura Shelmerdine
Title: Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

U.S. BANK, NATIONAL ASSOCIATION

by	/s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

SIGNATURE PAGE TO

AMENDMENT NO. 5 TO

FIVE-YEAR REVOLVING CREDIT AGREEMENT

OF V. F. CORPORATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

by	/s/ Carl Hinrichs
Name: Carl Hinrichs
Title: Executive Director

[Signature Page to Amendment No. 5 to Five-Year Revolving Credit Agreement]

AMENDMENTS TO CREDIT AGREEMENT

[Attached]

EXHIBIT A

FIVE-YEAR REVOLVING CREDIT AGREEMENT

dated as of

November 24, 2021,

among

V.F. CORPORATION

and

VF INTERNATIONAL SAGL,

as Borrowers

the other BORROWING SUBSIDIARIES party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

HSBC SECURITIES (USA) INC.,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO SECURITIES, LLC,

as Joint-Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

HSBC BANK USA, NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents

ING BANK N.V., DUBLIN BRANCH

PNC BANK, N.A.,

TD BANK, N.A.

and

MORGAN STANLEY BANK, N.A.

as Documentation Agents

TABLE OF CONTENTS

Page
ARTICLE I

Definitions and Terms

SECTION 1.01.	Definitions	1
SECTION 1.02.	Classification of Loans and Borrowings	~~40~~49
SECTION 1.03.	Rules of Interpretation	~~40~~49
SECTION 1.04.	Currency Translation	~~42~~51
SECTION 1.05.	Interest Rates; Benchmark Notification	~~42~~51
SECTION 1.06.	Divisions	~~43~~52

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~43~~52
SECTION 2.02.	Loans and Borrowings	~~44~~53
SECTION 2.03.	Requests for Borrowings	~~45~~54
SECTION 2.04.	Swing Line Loans	~~46~~55
SECTION 2.05.	Letters of Credit	~~48~~57
SECTION 2.06.	Funding of Borrowings	~~57~~65
SECTION 2.07.	Interest Elections	~~58~~66
SECTION 2.08.	Termination, Reduction and Increase of Commitments; Redesignation of Commitments	~~59~~67
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~62~~69
SECTION 2.10.	Prepayment of Loans	~~63~~70
SECTION 2.11.	Fees	~~64~~72
SECTION 2.12.	Interest	~~65~~73
SECTION 2.13.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~67~~74
SECTION 2.14.	Borrowing Subsidiaries	~~69~~76
SECTION 2.15.	Defaulting Lenders	~~70~~77
SECTION 2.16.	Extension Offers	~~73~~79
SECTION 2.17.	Use of Proceeds	~~75~~81

ARTICLE III

Change in Circumstances

SECTION 3.01.	Increased Cost and Reduced Return	~~75~~81
SECTION 3.02.	Alternate Rate of Interest	~~77~~83
SECTION 3.03.	Illegality	~~81~~87
SECTION 3.04.	Compensation	~~81~~87

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SECTION 3.05.	Taxes	~~82~~87
SECTION 3.06.	Designation and Change of Lending Offices	~~84~~90
SECTION 3.07.	Substitution of Lenders	~~84~~90

ARTICLE IV

Conditions to Making Loans and Issuing Letters of Credit

SECTION 4.01.	Conditions of Closing	~~85~~91
SECTION 4.02.	Conditions of Revolving Loans, Letters of Credit and Swing Line Loans	~~87~~92
SECTION 4.03.	Initial Revolving Loans, Letters of Credit and Swing Line Loans of each New Borrowing Subsidiary	~~88~~93

ARTICLE V

Representations and Warranties

SECTION 5.01.	Corporate Existence and Power	~~88~~93
SECTION 5.02.	Corporate and Governmental Authorization; No Contravention	~~88~~94
SECTION 5.03.	Binding Effect	~~89~~94
SECTION 5.04.	Financial Information	~~89~~94
SECTION 5.05.	Litigation	~~89~~94
SECTION 5.06.	Compliance with ERISA	~~89~~94
SECTION 5.07.	Environmental Matters	~~89~~95
SECTION 5.08.	Taxes	~~90~~95
SECTION 5.09.	Margin Stock	~~90~~95
SECTION 5.10.	Investment Company	~~90~~95
SECTION 5.11.	Full Disclosure	~~90~~95
SECTION 5.12.	No Consents, Etc.	~~91~~96
SECTION 5.13.	Anti-Corruption Laws and Sanctions	~~91~~96
SECTION 5.14.	Guarantee and Collateral Matters	96
SECTION 5.15.	Principal Properties	97
SECTION 5.16.	Subsidiaries	97

ARTICLE VI

Affirmative Covenants

SECTION 6.01.	Financial Reports, Etc.	~~91~~98
SECTION 6.02.	Payment of Taxes	~~94~~100
SECTION 6.03.	Maintenance of Properties; Insurance	~~94~~100
SECTION 6.04.	Compliance with Laws	~~94~~101
SECTION 6.05.	Books and Records	~~95~~101
SECTION 6.06.	Existence	~~95~~102
SECTION 6.07.	Guarantee and Collateral Matters	102
SECTION 6.08.	Further Assurances	103

ARTICLE VII

Negative Covenants

SECTION 7.01.	Financial Covenant	~~95~~103
SECTION 7.02.	Liens	~~95~~104
SECTION 7.03.	Indebtedness of Subsidiaries	~~97~~105
SECTION 7.04.	Consolidations, Mergers and Sales of Assets	~~97~~106
SECTION 7.05.	Use of Proceeds	~~98~~106
SECTION 7.06.	Restrictive Agreements	~~98~~106
SECTION 7.07.	Restricted Payments	~~98~~107

ARTICLE VIII

Events of Default and Acceleration

SECTION 8.01.	Events of Default	~~100~~108
SECTION 8.02.	Administrative Agent to Act	~~103~~111
SECTION 8.03.	Cumulative Rights	~~103~~111
SECTION 8.04.	No Waiver	~~104~~112
SECTION 8.05.	Allocation of Proceeds	~~104~~112

ARTICLE IX

The Administrative Agent

SECTION 9.01.	Appointment and Authority	~~104~~113
SECTION 9.02.	Rights as Lenders	~~105~~113
SECTION 9.03.	Exculpatory Provisions	~~105~~114
SECTION 9.04.	Reliance by Administrative Agent	~~106~~115
SECTION 9.05.	Delegation of Duties	~~107~~115
SECTION 9.06.	Resignation of Administrative Agent	~~107~~115
SECTION 9.07.	Acknowledgments of Lenders and L/C Issuers	~~108~~116
SECTION 9.08.	No Other Duties, Etc.	~~110~~119
SECTION 9.09.	Administrative Agent May File Proofs of Claim	~~111~~119
SECTION 9.10.	Certain ERISA Matters	~~111~~120
SECTION 9.11.	Posting of Communications	~~112~~121
SECTION 9.12.	Guarantee and Collateral Matters	122
SECTION 9.13.	Credit Bidding	123

ARTICLE X

Guarantee

SECTION 10.01.	Guarantee	~~114~~124
SECTION 10.02.	No Subrogation	~~115~~125
SECTION 10.03.	Amendments, etc. with respect to the Obligations	~~115~~125
SECTION 10.04.	Guarantee Absolute and Unconditional	~~115~~125
SECTION 10.05.	Reinstatement	~~116~~126
SECTION 10.06.	Payments	~~117~~126
SECTION 10.07.	Independent Obligations	~~117~~127
ARTICLE XI

Miscellaneous
SECTION 11.01.	Assignments and Participations	~~117~~127
SECTION 11.02.	Notices; Effectiveness; Electronic Communication	~~120~~130
SECTION 11.03.	Right of Set-off; Adjustments	~~123~~132
SECTION 11.04.	Survival	~~123~~132
SECTION 11.05.	Expenses	~~123~~132
SECTION 11.06.	Amendments and Waivers	~~124~~133
SECTION 11.06A.	Certain Agreements	135
SECTION 11.07.	Counterparts; Electronic Execution	~~125~~136
SECTION 11.08.	Termination	~~126~~137
SECTION 11.09.	Indemnification; Limitation of Liability	~~127~~138
SECTION 11.10.	Severability	~~128~~138
SECTION 11.11.	Integration	~~129~~138
SECTION 11.12.	Governing Law; Waiver of Jury Trial	~~129~~140
SECTION 11.13.	Confidentiality	~~131~~141
SECTION 11.14.	“Know Your Customer” Checks; Certain Notices	~~132~~142
SECTION 11.15.	Conversion of Currencies	~~132~~142
SECTION 11.16.	Interest Rate Limitation	~~133~~1431
SECTION 11.17.	Release of Guarantors and Liens	143
SECTION ~~11.17~~11.18.	No Fiduciary Relationship	~~133~~143
SECTION ~~11.18.~~ 11.19.	Company as Agent of Borrowing Subsidiaries	~~134~~144
SECTION ~~11.19.~~ 11.20.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~134~~144
SECTION ~~11.20.~~ 11.21.	Limitations for Swiss Borrowers	~~135~~144
SECTION ~~11.21.~~ 11.22.	Waiver of Notice Period in Connection with Termination of Existing Credit Agreement	~~136~~146
SECTION 11.23.	MIRE Event	146
SECTION 11.24.	Acknowledgement Regarding Any Supported QFCs	146

Schedules:

Schedule 2.01	Commitments
Schedule 2.04	Swing Line Commitments
Schedule 2.05A	Existing Letters of Credit
Schedule 2.05B	L/C Commitments
Schedule 5.16	Subsidiaries

Exhibits:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Notice
Exhibit C-1	Form of Borrowing Subsidiary Agreement
Exhibit C-2	Form of Borrowing Subsidiary Termination
Exhibit D	Form of Interest Election Request
Exhibit E	Form of L/C Issuer Agreement
Exhibit F	Form of Accession Agreement
Exhibit G	Form of Compliance Certificate

v

FIVE-YEAR REVOLVING CREDIT AGREEMENT dated as of November 24, 2021, among V.F. CORPORATION, a Pennsylvania corporation (the “Company”); VF INTERNATIONAL SAGL, a limited liability company (società a garanzia limitata) incorporated under the laws of Switzerland, with its registered office at Via Laveggio 5, 6855 Stabio, Switzerland and registered with the commercial register under number CHE-111.650.898 (“VF International”); the other BORROWING SUBSIDIARIES from time to time party hereto; each LENDER from time to time party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WITNESSETH:

WHEREAS the Borrowers have requested that the Lenders make available to the Borrowers multi-currency revolving credit facilities of up to US$2,250,000,000 (which may be increased to US$3,000,000,000), the proceeds of which are to be used for general corporate purposes, including, without limitation, acquisitions, repurchases of outstanding shares of the Company’s common stock and other lawful corporate purposes, a letter of credit facility of up to US$75,000,000, and a swing line facility of up to US$100,000,000; and

WHEREAS the Lenders are willing to make the revolving credit facility, the letter of credit facilities and the swing line facility available to the Borrowers upon the terms and conditions set forth herein.

NOW, THEREFORE, the Borrowers, the Lenders, the L/C Issuers and the Administrative Agent hereby agree as follows:

ARTICLE I

Definitions and Terms

SECTION 1.01. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

“2000 Indenture” means the Indenture dated as of September 29, 2000, between the Company and the United States Trust Company of New York, as trustee.

“2007 Indenture” means the Indenture dated as of October 15, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by (a ) the First Supplemental Indenture dated as of October 15, 2007, among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, (b ) the Fourth Supplemental Indenture dated as of February 25, 2020, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, London Branch, as paying agent, (c ) the Fifth Supplemental Indenture dated as of April 23, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and (d)  the Sixth Supplemental Indenture dated as of March 7, 2023, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, London Branch, as paying agent.

“2000 Indenture Notes” means the 6% Notes due 2033 issued under the 2000 Indenture.

“2007 Indenture Notes” means (a) the 4.125% Senior Notes due 2026 issued under the 2007 Indenture, (b) the 4.250% Senior Notes due 2029 issued under the 2007 Indenture, (c) the 2.800% Senior Notes due 2027 issued under the 2007 Indenture, (d) the 2.950% Senior Notes due 2030 issued under the 2007 Indenture, (e) the 0.250% Senior Notes due 2028 issued under the 2007 Indenture, (f) the 0.625% Senior Notes due 2032 issued under the 2007 Indenture and (g) the 6.450% Notes due 2037 issued under the 2007 Indenture.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning specified in Section 2.08(d).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR plus (b) 0.10% per annum; provided that if Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate shall be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) Term SOFR for such Interest Period plus (b) 0.10% per annum; provided that if Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents and, on and after the Guarantee and Collateral Requirement Date, in its capacity as collateral agent for the Secured Parties hereunder and under the other Loan Documents, or any successor appointed in accordance with Section 9.06. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder or under the other Loan Documents.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Global Tranche Revolving Credit Exposure” means, at any time, the sum of the Global Tranche Revolving Credit Exposures of all the Global Tranche Lenders at such time; provided that, for purposes of this definition, in determining the Global Tranche Revolving Credit Exposure of any Swing Line Lender, the Global Tranche Swing Line Exposure of such Swing Line Lender shall be deemed to equal its Global Tranche Percentage of the aggregate amount of the US Dollar Equivalents of the Global Tranche Swing Line Loans outstanding at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of the Aggregate Global Tranche Revolving Credit Exposure and the Aggregate US Tranche Revolving Credit Exposure at such time.

“Aggregate US Tranche Revolving Credit Exposure” means, at any time, the sum of the US Tranche Revolving Credit Exposures of all the US Tranche Lenders at such time; provided that, for purposes of this definition, in determining the US Tranche Revolving Credit Exposure of any Swing Line Lender, the US Tranche Swing Line Exposure of such Swing Line Lender shall be deemed to equal its US Tranche Percentage of the aggregate amount of the US Dollar Equivalents of the US Tranche Swing Line Loans outstanding at such time.

“Agreed Currencies” means US Dollars and the Alternative Currencies.

“Agreement” means this Five-Year Revolving Credit Agreement, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.00% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two US Government Securities Business Days prior to such day (or if such day is not a US Government Securities Business Day, the immediately preceding US Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.02 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 3.02(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate, determined as set forth above, would be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be.

“Alternative Currency” means Euro and any other currency (other than US Dollars) (a) that is freely transferable and convertible into US Dollars and (b) that has been approved at the request of the Company by the Administrative Agent, each Lender and each L/C Issuer as an Alternative Currency.

“Alternative Currency Overnight Rate” means, for any day, with respect to any L/C Disbursement, (a) (i) if such L/C Disbursement is denominated in Euro, a rate per annum equal to the Daily Simple ESTR or (ii) if such L/C Disbursement is denominated in any other Alternative Currency, a rate per annum at which overnight deposits in such Alternative Currency would be offered on such day in the principal interbank market for such Alternative Currency, as such rate is determined by the Administrative Agent by such means as the Administrative Agent shall determine to be reasonable, or (b) if, with respect to any L/C Disbursement denominated in any Alternative Currency, the Administrative Agent reasonably determines that it is unable to determine the rate referred to in clause (a) above with respect to such Alternative Currency, then a rate per annum equal to the Central Bank Rate with respect to such Alternative Currency; provided that, if the Alternative Currency Overnight Rate as so determined would be less than zero, the Alternative Currency Overnight Rate will be deemed to be zero.

“Amendment No. 3” means that certain Amendment No. 3, dated as of April 25, 2024, among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” has the meaning assigned to the term “Amendment Effective Date” in Amendment No. 3.

“Amendment No. 4” means that certain Amendment No. 4, dated as of August 2, 2024, among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” has the meaning assigned to the term “Amendment Effective Date” in Amendment No. 4.

“Amendment No. 5” means that certain Amendment No. 5, dated as of May 21, 2025, among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” has the meaning assigned to the term “Amendment Effective Date” in Amendment No. 5.

“Ancillary Document” has the meaning set forth in Section 11.07(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, as to any Lender, the office or offices described as such in such Lender’s Administrative Questionnaire, or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company by written notice in accordance with the terms hereof as the office by which its Loans of each Class and Type are to be made and maintained.

“Applicable Rate” means, for any day with respect to any ABR Loan (including any Swing Line Loan that is an ABR Loan), any Term SOFR Loan, any EURIBOR Loan or any RFR Loan or the Facility Fee, as the case may be, the applicable rate per annum set forth under the caption “ABR Spread”, “Term SOFR/EURIBOR/RFR Spread” or “Facility Fee Rate” in the table below, as the case may be, in each case based upon the ratings by S&P and Moody’s applicable on such date to the Index Debt:

Category	Ratings S&P / Moody’s	Term SOFR/ EURIBOR/RFR Spread		ABR Spread		Facility Fee Rate
~~1~~	~~AA- / Aa3~~	~~0.580~~	%	~~0.000~~	%	~~0.045~~	%
~~2~~	~~A+ / A1~~	~~0.695~~	%	~~0.000~~	%	~~0.055~~	%
~~3~~	~~A / A2~~	~~0.810~~	%	~~0.000~~	%	~~0.065~~	%
~~4~~	~~A- / A3~~	~~0.910~~	%	~~0.000~~	%	~~0.090~~	%
~~5~~	~~BBB+ / Baa1~~	~~1.015~~	%	~~0.015~~	%	~~0.110~~	%
~~6~~1	> BBB / Baa2	~~1.100~~1.125%		~~0.100~~0.125%		~~0.150~~0.125%
~~7~~2	BBB- / Baa3	1.225%		0.225%		0.150%
~~8~~3	~~≤~~ BB+ / Ba1	1.300%		0.300%		0.200%
4	BB / Ba2	1.525%		0.525%		0.225%
5	< BB- / Ba3	1.750%		0.750%		0.250%

For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category ~~8~~5, (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be the applicable rate per annum corresponding to the higher (or numerically lower) of such Categories unless one of the ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that corresponding to the higher of the two ratings and (iii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, HSBC Securities (USA) Inc., U.S. Bank National Association and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners of the revolving credit facilities provided for herein.

“Assignment and Assumption” means an Assignment and Assumption in the form of Exhibit A hereto (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender’s interest under this Agreement pursuant to Section 11.01.

“Authorized Representative” means, with respect to any Person, any of the Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer, Vice President-Treasurer, or any other Vice President of ~~the Company~~such Person, or any other ~~Person~~natural person expressly designated by the written authorization of any of the foregoing as an Authorized Representative of such Person.

“Availability Period” means the period from and including the Closing Date to but excluding the Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.02(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it; provided that a Bankruptcy Event shall not result solely by virtue of (a) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person, or (b) any Undisclosed Administration.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted

Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Alternative Currency Overnight Rate”, the definition of “Business Day”, the definition of “RFR Business Day”, the definition of “US Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.02(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.02(b).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrowers” means the Company and each of the Borrowing Subsidiaries.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency made, converted or continued on the same date and to the same Borrower and, in the case of Term SOFR Loans or EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000 and (c) in the case of a Borrowing denominated in any other Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$5,000,000 or more.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000 and (c) in the case of a Borrowing denominated in any other Alternative Currency, 1,000,000 units of such currency.

“Borrowing Notice” means the notice delivered by the Company in connection with a Borrowing of Revolving Loans or a Swing Line Loan, in the form of Exhibit B hereto.

“Borrowing Subsidiary” means VF International and, at any time, each other Subsidiary that has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.14, in each case, for so long as such Person has not ceased to be a Borrowing Subsidiary as provided in such Section as of such time.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loan, or any other dealings in respect of Loans referencing Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a US Government Securities Business Day, (b) when used in connection with a Loan denominated in Euros and in connection with the calculation or computation of the EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day, (c) when used in connection with a RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not a RFR Business Day and (d) when used in connection with a Swing Line Loan denominated in Euro, the term “Business Day” shall include any day that would be a Business Day under the foregoing provisions of this definition but for the fact that commercial banks in New York City are authorized or required by law to remain closed on such day.

“Capital Leases” means all leases which have been capitalized in accordance with GAAP as in effect, subject to Section 1.03(a), from time to time.

“Cash Management Services” means cash management and related services provided to the Company or any Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “‘purchase cards”, “procurement cards” or “p-cards”) arrangements.

“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“Central Bank Rate” means the greater of (a) (i) (A) for any Loan or L/C Disbursement denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (B) for any Loan or L/C Disbursement denominated in any other Alternative Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion plus (ii) the applicable Central Bank Rate Adjustment; and (b) zero.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan or L/C Disbursement denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period and (b) for any Loan or L/C Disbursement denominated in any other Alternative Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month (or, in the case of L/C Disbursements, for overnight deposits in Euro); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957 of the Code), but only if a “United States person” (within the meaning of Section 7701(a)(30) of the Code) that is a Loan Party or an Affiliate of a Loan Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b) of the Code) described in Section 951(a)(1) of the Code, and (b) each subsidiary of any Person described in clause (a) above.

~~“Change of Control” means, at any time:~~

~~(a) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than the Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act ) of 35% or more of the outstanding shares of Voting Securities of the Company; or~~

~~(b) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (i) directors of the Company as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clauses (i) and (ii).~~

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any applicable law, rule, regulation or treaty, (b) any change in any applicable law, rule, regulation or treaty or in the interpretation or administration thereof by any Governmental Authority or (c) the making or issuance of any request or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means, at any time:

(a) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than the Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act ) of 35% or more of the outstanding shares of Voting Securities of the Company; or

(b) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (i) directors of the Company as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clauses (i) and (ii).

“Claims” has the meaning specified in Section 2.13(c).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Global Tranche Revolving Loans, US Tranche Revolving Loans, Global Tranche Swing Line Loans or US Tranche Swing Line Loans, (b) any Letter of Credit or L/C Disbursement, refers to whether such Letter of Credit or L/C Disbursement is a US Tranche Letter of Credit or US Tranche L/C Disbursement or a Global Tranche Letter of Credit or Global Tranche L/C Disbursement, (c) any Commitment, refers to whether such Commitment is a US Tranche Commitment or a Global Tranche Commitment, (d) any Revolving Credit Exposure, L/C Exposure or Swing Line Exposure, refers to whether such Revolving Credit Exposure, L/C Exposure or Swing Line Exposure is a Global Tranche Revolving Credit Exposure, Global Tranche L/C Exposure or Global Tranche Swing Line Exposure or a US Tranche Revolving Credit Exposure, US Tranche L/C Exposure or US Tranche Swing Line Exposure and (e) any Lenders, refers to whether such Lenders are Global Tranche Lenders or US Tranche Lenders.

“Closing Date” means the date as of which this Agreement is executed by the parties hereto and on which the conditions set forth in Section 4.01 have been satisfied or waived.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Collateral” means any and all assets of the Company and any Subsidiary Guarantor, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Loan Documents as security for the Secured Obligations.

“Commitments” means the Global Tranche Commitments and the US Tranche Commitments. The aggregate amount of the Commitments as of the Closing Date is US$2,250,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower or the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein that is distributed to or by the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications in accordance with this Agreement, including through the Platform.

“Company” has the meaning specified in the preamble hereto.

“Company Materials” has the meaning specified in Section 6.01.

“C ompliance Certificate” means a certificate substantially in the form of Exhibit G or such other form as shall be approved by the Administrative Agent.

“Consolidated Net Capitalization” means, as of the last day of any fiscal quarter, the sum of Consolidated Net Indebtedness plus Consolidated Net Worth.

“Consolidated Net Indebtedness” means, as of the last day of any fiscal quarter, all Funded Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus Unrestricted Cash; provided that Consolidated Net Indebtedness shall not be less than zero.

“Consolidated Net Worth” means, as of the last day of any fiscal quarter, (a) for any fiscal quarter ending prior to the last day of the Covenant Modification Period, (i) the consolidated stockholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP plus (ii) solely for ~~purposes of Section 7.01, in determining Consolidated Net Worth as of the last day of the fiscal quarter in which such non-cash impairment charges have been recognized by the Company or any of its Subsidiaries and (x) in the case of any such charges (other than the Specified Charges)~~the purpose of determining compliance with Section 7.01, as of the last day of ~~each of the four immediately succeeding fiscal quarters and (y) in the case of the Specified Charges, as of the last day of each of the eight immediately succeeding fiscal quarters (but, in each case, not as of the last day of any subsequent~~any fiscal quarter~~)~~, the amount of the Specified Charges and ~~any other non-cash impairment charges, in each case, recognized by the Company or any of its Subsidiaries at any time commencing with the fiscal quarter ended on or about September 30, 2022~~(as defined below); provided that the aggregate amount of all such charges ~~(including the Specified Charges)~~ added pursuant to clause (a)(ii) ~~in determining Consolidated Net Worth~~ as of the last day of any fiscal quarter may not exceed (A) for ~~purposes of determining Consolidated Net Worth as of the last day of~~ the fiscal quarter ended on or about March 31, 2024 and ~~as of the last day of~~ each subsequent fiscal quarter ending on or about, or prior to, September 30, 2025, US$1,375,000,000 ~~and~~, (B) for ~~purposes of determining Consolidated Net Worth as of the last day of~~the fiscal quarter ending on or about December 31, 2025 and each subsequent fiscal quarter ending on or about, or prior to, September 30, 2026, US$1,000,000,000 and (C) for any subsequent fiscal quarter, US$~~500,000,000~~0; and (b) for any fiscal quarter ending on or after the last day of the Covenant Modification Period, the consolidated stockholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, “Specified Charges” means ~~(x)~~ any non-cash impairment charges that have been recognized by the Company and its Subsidiaries prior to the Amendment No. 5 Effective Date and disclosed by the Company to the Administrative Agent and the Lenders prior to the Amendment No. ~~3 Effective Date and recognized by the Company or any of its Subsidiaries during the period commencing with the fiscal quarter ended on or about September 30, 2022 and ending with the fiscal quarter ended on or about March 31, 2024 and (y) the amount of the write-off of income tax receivable recognized by the Company or its Subsidiaries during the fiscal quarter ended on or about September 30, 2023 as a result of IRS disputes that have been disclosed by the Company to the Administrative Agent prior to the Amendment No. 3~~5 Effective Date.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Modification Period” means any time on or after the Amendment No. 3 Effective Date; provided that if the Company shall have delivered to the Administrative Agent a written notice of its desire to terminate the Covenant Modification Period as of the date set forth in such notice, together with a certificate of an Authorized Representative of the Company certifying that the Company would be in compliance with Section 7.01 as of the last day of the fiscal quarter most recently ended on or prior to such date (for this purpose, with Consolidated Net Worth being determined in accordance with clause (b) of the definition of such term as if the Covenant Modification Period had ended immediately prior to such last day), then the Covenant Modification Period shall terminate on such date.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.24(b).

“Daily Simple ESTR” means, for any day (an “ESTR Interest Day”), with respect to any Swing Line Loan or any L/C Disbursement denominated in Euro, an interest rate per annum equal to the greater of (a) ESTR for the day that is one ESTR Business Day prior to (i) if such ESTR Interest Day is an ESTR Business Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not an ESTR Business Day, the ESTR Business Day immediately preceding such ESTR Interest Day and (b) zero.

“Daily Simple RFR” means, for any day, (a) in the case of any Swing Line Loan denominated in Euro, the Daily Simple ESTR for such day and (b) in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five US Government Securities Business Days prior to (a) if such SOFR Rate Day is a US Government Securities Business Day, such SOFR Rate Day or (~~ii~~b) if such SOFR Rate Day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan bearing interest at a rate determined by reference to Adjusted Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.16(a).

“Default” means any event or condition which, with the giving or receipt of notice or lapse of time or both, unless cured or waived, would constitute an Event of Default hereunder.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) to pay to the Administrative Agent, any L/C Issuer or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default or Event of Default) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default or Event of Default) to funding a Loan cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent of such certification in form and substance reasonably satisfactory to it, or (d) has become, or has a Lender Parent that has become, the subject of a Bankruptcy Event or a Bail-In Action.

“Designated Cash Management Obligations” means all obligations of the Company or any Subsidiary, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any arrangement in connection with Cash Management Services (a) that is in effect on the Guarantee and Collateral Requirement Date between the Company or any Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender as of the Guarantee and Collateral Requirement Date, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Guarantee and Collateral Requirement Date, or (b) that is entered into after the Guarantee and Collateral Requirement Date by the Company or any Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such arrangement is entered into, and, in each case (other than in the case of any such arrangement with the Administrative Agent or any of its Affiliates), which arrangement has been designated to the Administrative Agent in writing by the Company as being an arrangement obligations of the Company or any Subsidiary under which shall constitute “Designated Cash Management Obligations” for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article IX that are expressed to be applicable to it as a holder of Designated Cash Management Obligations.

“Designated Hedging Obligations” means all obligations of the Company or any Subsidiary (including obligations with respect to payments for early termination, fees, costs, expenses and indemnities, but excluding, in the case of any Subsidiary Guarantor, any Excluded Swap Obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired, under each Hedging Agreement that (a) is in effect on the Guarantee and Collateral Requirement Date between the Company or any Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender as of the Guarantee and Collateral Requirement Date, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Guarantee and Collateral Requirement Date, or (b) is entered into after the Guarantee and Collateral Requirement Date between the Company or any Subsidiary and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such Hedging Agreement is entered into, notwithstanding that such counterparty may subsequently cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof, and, in each case (other than in the case of any such Hedging Agreement with the Administrative Agent or any of its Affiliates), which Hedging Agreement has been designated to the Administrative Agent in writing by the Company as being a Hedging Agreement obligations of the Company or any Subsidiary under which shall constitute “Designated Hedging Obligations” for purposes of the Loan Documents, it being understood that (i) such designation to the Administrative Agent may be made in respect of a master agreement that governs multiple Hedging Agreements among the parties thereto, and (ii) each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article IX that are expressed to be applicable to it as a holder of Designated Hedging Obligations.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Dividing Person” has the meaning assigned to such term in the definition of “Division Successor”.

“Division” has the meaning specified in Section 1.06.

“Division Successor” means any Person that, upon the consummation of a Division of any other Person (a “Dividing Person”), holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person that retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Documentation Agents” means ING Bank N.V., Dublin Branch, PNC Bank, N.A., TD Bank, N.A. and Morgan Stanley Bank, N.A.

“Domestic Subsidiary” means a Subsidiary that is incorporated or organized in the United States of America or any state or other political subdivision, territory or possession thereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender and (b) any other Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by (i) the Administrative Agent (which approval shall be subject to the last sentence of Section 11.01(b) and shall not be unreasonably withheld or delayed) and (ii) unless an Event of Default under Section 8.01(a), 8.01(b), 8.01(g) or 8.01(h) has occurred and is continuing, the Company (such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of its Subsidiaries or other Affiliates.

“EMU Legislation” means (a) the Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro, in each case as amended or supplemented from time to time.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license by any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions or environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Group” means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Erroneous Payment ~~Return~~ Deficiency Assignment” has the meaning set forth in Section 9.07(b)(iii).

“Erroneous Payment Return Deficiency ~~Assignment~~” has the meaning set forth in Section 9.07(b)(iii).

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“ESTR Borrowing” means any Borrowing comprised of ESTR Loans.

“ESTR Loan” means any Swing Line Loan that is bearing interest at a rate determined by reference to Daily Simple ESTR.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of such rate) for the applicable period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.

“Euro” or “€” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Events of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination. In the event that Reuters ceases to provide such rate of exchange or such rate does not appear on the applicable Reuters source, the Exchange Rate shall be determined by reference to such other publicly available service for displaying such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion, in consultation with the Company. Notwithstanding the foregoing provisions of this definition, each L/C Issuer may, solely for purposes of computing the L/C Fronting Fees owed to it under Section 2.11(b), compute the US Dollar Equivalent of the L/C Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Excluded Assets” means each of the following:

(a) (i) any contract, lease, license or other agreement, or any rights thereunder, or (ii) any property subject to a Capital Lease, purchase money security interest or similar arrangement, in each case, in which a grant of a security interest would be prohibited by the terms of any restriction in favor of, or require the consent of, any Person (other than the Company or any Subsidiary), or result in a breach, termination (or a right of termination), default under or right of payment or in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party in or under, such contract, lease, license or other agreement or, in the case of clause (ii), any agreement relating to such property or asset; provided that any such property or asset referred to in clause (i) above will only constitute an Excluded Asset under this clause (a) to the extent such prohibition, restriction, consent right, breach, termination (or right of termination), default, abandonment, invalidation, right of payment or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided further that any such property or asset shall cease to constitute an Excluded Asset under this clause (a) at such time as the condition causing such prohibition, restriction, right of consent, breach, termination (or right of termination), default, abandonment, invalidation, right of payment or unenforceability no longer exists (including on account of consents of the relevant Persons having been obtained, it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any Subsidiary shall be required to seek any such consent) and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (a);

(b) the Equity Interests in any not-for-profit subsidiary, any captive insurance subsidiary, any securitization entity or any other special purpose entity;

(c) any Equity Interests in any Person that is not a Wholly Owned Subsidiary that (i) is prohibited or restricted from being pledged pursuant to the terms of such Person’s Organizational Documents (or any joint venture, shareholders’ or similar agreements), (ii) the pledge of which would require the consent of any Person (other than the Company or any Subsidiary), which consent has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any Subsidiary Guarantor shall be required to seek any such consent), or (iii) would give rise to a “right of first refusal”, a “right of first offer” or a similar right not prohibited by the terms of this Agreement that may be exercised by any Person (other than the Company or any Subsidiary) in accordance with the Organizational Documents (or any joint venture, shareholders’ or similar agreements) of such Person;

(d) any trademark application filed on the basis of the applicant’s intent-to-use such trademark prior to the filing and acceptance by the U.S. Patent and Trademark Office or other applicable Governmental Authority of evidence of use of the trademark, pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. § 1051, et seq.), only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such trademark application (or any trademark registration resulting therefrom) under applicable law;

(e) any asset the grant of a security interest in which would be prohibited by applicable law or would require any consent, approval, license or authorization of any Governmental Authority that has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any Subsidiary Guarantor shall be required to seek any such consent, approval, license or authorization), in each case, to the extent such prohibition or requirement would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided that any such asset shall cease to constitute an Excluded Asset under this clause (e) at such time as the condition causing such prohibition or requirement no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such asset that does not result in any of the consequences specified in this clause (e);

(f) any licenses, franchises, charters and authorizations issued, granted or otherwise provided by any Governmental Authority, in each case to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, to the extent such prohibition or restriction would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided that any such asset shall cease to constitute an Excluded Asset under this clause (f) at such time as the condition causing such prohibition or restriction no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (f);

(g) any Margin Stock;

(h) in excess of 65.0% of the issued and outstanding voting Equity Interests in (i) any CFC and (ii) any FSHCO;

(i) any assets (including Equity Interests) to the extent a security interest in such assets would result in adverse tax consequences (other than immaterial adverse tax consequences), including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction, to the Company and its Subsidiaries, as reasonably determined by the Company and advised to the Administrative Agent in writing;

(j) any asset with respect to which the Administrative Agent and the Company shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs, or would be excessive in relation to, the practical benefit to the Lenders of the security afforded thereby, which determination shall be evidenced in writing; and

(k) any asset acquired by the Company or any of its Subsidiaries after the Amendment No. 5 Effective Date and that, at the time of the relevant acquisition, is subject to a Lien securing assumed Indebtedness permitted by Section 7.02 to the extent the documentation governing the applicable assumed Indebtedness prohibits creation of Liens on such assets to secure the Secured Obligations (which prohibition was not implemented in contemplation of such acquisition); provided that any such asset shall cease to constitute an Excluded Asset under this clause (k) at such time as such prohibition no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (k);

but not, in the case of the foregoing clauses (a) through (k), the proceeds thereof or any receivables arising therefrom to the extent such proceeds or receivables are not described in the foregoing clauses (a) through (k).

“Excluded Subsidiary” means:

(a) any Subsidiary that is not a Wholly Owned Subsidiary;

(b) any Subsidiary that is not a Material Subsidiary;

(c) any Subsidiary that (i) is prohibited or restricted by (A) any applicable law or (B) in the case of any Person that becomes a Subsidiary after the Amendment No. 5 Effective Date, any contractual obligation that exists at the time such Person becomes a Subsidiary (and which contractual obligation was not entered into in contemplation of the requirements of the Loan Documents) from providing a guarantee of the Secured Obligations or (ii) would require a consent, approval, license or authorization of or from any Governmental Authority in order to provide such guarantee, unless such consent, approval, license or authorization has been obtained;

(d) any not-for-profit subsidiary, any captive insurance subsidiary, any securitization entity or any other special purpose entity;

(e) (i) any Foreign Subsidiary or (ii) any CFC or FSHCO;

(f) any Subsidiary with respect to which the guarantee of the Secured Obligations would result in adverse tax consequences (other than immaterial adverse tax consequences) to the Company or its Subsidiaries, as reasonably determined by the Company and advised to the Administrative Agent in writing; and

(g) any other Subsidiary with respect to which the Administrative Agent and the Company have reasonably determined that the cost, burden, difficulty or consequence of satisfying the providing a guarantee of the Obligations outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination shall be evidenced in writing.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by the Company or other Subsidiary Guarantors) at the time the guarantee of such Subsidiary Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or the Administrative Agent or required to be withheld or deducted from a payment to any Lender or the Administrative Agent: (a) Taxes imposed on its net income (however denominated), and franchise or similar Taxes (including branch profit Taxes) imposed on it, in each case (i) by the jurisdiction under the laws of which such Lender or the Administrative Agent is organized or in which its principal office (or in the case of a Lender, its Applicable Lending Office) is located or any political subdivision thereof and (ii) by reason of any present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Taxes, other than solely as a result of this Agreement or any other Loan Document or any transaction contemplated hereby, (b) in the case of a Lender, any US federal withholding Tax imposed on such payment, but not excluding (i) any portion of such Tax that exceeds the US federal withholding Tax that would have been imposed on such a payment to such Lender under the laws in effect on the date on which such Lender first becomes a party to this Agreement or the date on which such Lender changed its lending office and (ii) any portion of such Tax that does not exceed the amount payable to the assignor of such Lender immediately before such Lender became a party to this Agreement or changed its lending office, (c) any US federal withholding Tax imposed under FATCA and (d) Taxes attributable to such Lender’s failure to comply with Section 3.05(e).

“Existing Credit Agreement” means the Five-Year Revolving Credit Agreement dated as of December 17, 2018, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended.

“Existing Indentures” means (a) the ~~Indenture dated as of September 29, 2000, between the Company and the United States Trust Company of New York, as trustee and (b) Indenture dated as of October 15, 2007, between the Company and the United States Trust Company of New York, as trustee, as supplemented by (i) the First Supplemental Indenture dated as of October 15, 2007, among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, (ii) the Fourth Supplemental Indenture dated as of February 25, 2020, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Bank of New York Mellon, London Branch, as paying agent, (iii) the Fifth Supplemental Indenture dated as of April 23, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and (iv) the Sixth Supplemental Indenture dated as of March 7, 2023, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Bank of New York Mellon, London Branch, as paying agent.~~2000 Indenture and (b) the 2007 Indenture.

“Existing Letter of Credit” means each letter of credit identified on Schedule 2.05A.

“Existing Stated Termination Date” has the meaning specified in Section 2.16(c).

~~“Existing Term Loan Agreement” means the Term Loan Agreement dated as of August 11, 2022, among the Company, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by that certain Amendment No. 1 dated as of February 16, 2023 and as may be further amended from time to time.~~

“Extending Lender” has the meaning specified in Section 2.16(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.16.

“Extension Offer” has the meaning set forth in Section 2.16(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents effected in connection with an Extension Offer pursuant to Section 2.16, providing for a one year extension of the Stated Termination Date applicable to the Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable), so long as after giving effect to such extension, the Stated Termination Date as to the Extended Loans or Extended Commitments shall not be more than five years after the date of effectiveness of the applicable Extension Permitted Amendment, and, in connection therewith, if the parties to such amendment shall so agree, (a) a change in the rate of interest accruing on such Extended Loans, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments, (c) an addition of any affirmative or negative covenants applicable to the Company and its Subsidiaries; provided that any such additional covenant with which the Company and its Subsidiaries shall be required to comply for the benefit of the Extending Lenders shall also be for the benefit of all other Lenders, and/or (d) any other amendment to this Agreement or the other Loan Documents to the extent such amendment would otherwise be permitted pursuant to, and is adopted in accordance with the consent requirements of, Section 11.06 and such amendment and the related Extension Agreement comply with Section 2.16(b).

“Extension Request Class” has the meaning set forth in Section 2.16(a).

“Facility Fee” has the meaning specified in Section 2.11(a).

“Facility Termination Date” means the date on which all of the following shall have occurred: (a) all of the Commitments shall have expired or shall have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or shall have been terminated, except for such issued and undrawn Letters of Credit that, with the consent of the applicable L/C Issuer, have been fully cash collateralized in a manner consistent with that set forth in clause (ii) of Section 8.01 or otherwise backstopped in a manner satisfactory to the applicable L/C Issuer, and all L/C Disbursements shall have been reimbursed and (b) the ~~Borrowers~~Loan Parties shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the ~~Borrowers~~Loan Parties that may be owing to the Administrative Agent, the Lenders, the L/C Issuers or any of the other Indemnified Parties pursuant to the Loan Documents and expressly survive termination of this Agreement).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements between the United States and another country that modify the provisions of the foregoing or law or regulation in any jurisdiction implementing such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor body).

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto, and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretations thereunder or thereof.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.

“Foreign Borrowing Subsidiary” means any Borrowing Subsidiary that is not a Domestic Subsidiary.

“Foreign Lender” means any Lender that is not a US Person.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary with no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more CFCs.

“Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means with respect to any Person, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations under Capital Leases, (c) the deferred purchase price of any property or services that are in the nature of money borrowed, and (d) indebtedness evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including non-contingent, past-due obligations under reimbursement agreements and conditional sales or similar title retention agreements), other than (i) trade payables and accrued expenses incurred in the ordinary course of business, and (ii) indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP.

“GAAP” means generally accepted accounting principles in the United States, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances, as in effect, subject to Section 1.03(a), from time to time.

“Global Intercompany Note” means a promissory note in form and substance reasonably satisfactory to the Administrative Agent.

“Global Tranche Borrower” means (a) the Company, (b) VF International and (c) any Borrowing Subsidiary that has been designated as a Global Tranche Borrower pursuant to Section 2.14.

“Global Tranche Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Global Tranche Revolving Loans and to acquire participations in Global Tranche Letters of Credit and Global Tranche Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Global Tranche Revolving Credit Exposure, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Lender pursuant to Section 11.01. The initial amount of each Global Tranche Lender’s Global Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Global Tranche Lender shall have assumed or provided its Global Tranche Commitment, as the case may be. The aggregate amount of Global Tranche Commitments on the Closing Date is US$2,250,000,000.

“Global Tranche L/C Disbursement” means an L/C Disbursement in respect of a Global Tranche Letter of Credit.

“Global Tranche L/C Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Global Tranche Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Global Tranche L/C Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Global Tranche L/C Exposure of any Lender at any time shall be its Global Tranche Percentage of the aggregate Global Tranche L/C Exposure at such time, adjusted to give effect to any reallocation under Section 2.15 of the Global Tranche L/C Exposure of Defaulting Lenders in effect at such time.

“Global Tranche Lender” means a Lender with a Global Tranche Commitment or a Global Tranche Revolving Credit Exposure.

“Global Tranche Lending Office” means, with respect to any Global Tranche Lender, such office(s) as such Lender (or any Affiliate of such Lender) shall have specified from time to time as its “Global Tranche Lending Office(s)” by notice to the Company and the Administrative Agent. A Global Tranche Lender may designate different Global Tranche Lending Offices for Loans to Global Tranche Borrowers in different jurisdictions.

“Global Tranche Letter of Credit” means a Letter of Credit designated as such by the Company in accordance with Section 2.05(b).

“Global Tranche Percentage” means, with respect to any Global Tranche Lender at any time, the percentage of the aggregate Global Tranche Commitments represented by such Global Tranche Lender’s Global Tranche Commitment at such time; provided that, in the case of Section 2.15 when a Defaulting Lender shall exist, “Global Tranche Percentage” shall mean the percentage of the total Global Tranche Commitments (disregarding any Defaulting Lender’s Global Tranche Commitment) represented by such Lender’s Global Tranche Commitment. If the Global Tranche Commitments have expired or been terminated, the Global Tranche Percentages shall be determined on the basis of the Global Tranche Commitments most recently in effect, giving effect to any assignments.

“Global Tranche Revolving Credit Exposure” means, with respect to any Global Tranche Lender at any time, the sum of (a) the aggregate amount of the US Dollar Equivalents of such Global Tranche Lender’s outstanding Global Tranche Revolving Loans, (b) such Global Tranche Lender’s Global Tranche L/C Exposure and (c) such Global Tranche Lender’s Global Tranche Swing Line Exposure.

“Global Tranche Revolving Loans” means Loans made by the Global Tranche Lenders pursuant to Section 2.01(a).

“Global Tranche Swing Line Exposure” means, at any time, the aggregate amount of the US Dollar Equivalents of the Global Tranche Swing Line Loans outstanding at such time. The Global Tranche Swing Line Exposure of any Lender at any time shall be the sum of (a) its Global Tranche Percentage of the aggregate amount of the US Dollar Equivalents of the Global Tranche Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, Global Tranche Swing Line Loans made by it and outstanding at such time to the extent that the other Global Tranche Lenders shall not have funded their participations in such Global Tranche Swing Line Loans), adjusted to give effect to any reallocation under Section 2.15 of the Global Tranche Swing Line Exposures of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Global Tranche Swing Line Loans made by such Lender and outstanding at such time to the extent that the other Global Tranche Lenders shall not have funded their participations in such Global Tranche Swing Line Loans.

“Global Tranche Swing Line Loan” means a Swing Line Loan designated as such by the Company in accordance with Section 2.04(b).

“Governmental Authority” means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, central bank, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) and the purpose of such contracts is to provide credit support in the nature of a guaranty or (b) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means a guarantee and collateral agreement dated as of the Guarantee and Collateral Requirement Date, among the Company, the Subsidiary Guarantors party thereto from time to time and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

“Guarantee and Collateral Requirement” means the requirement that:

(a) the Administrative Agent shall have received from the Company and each Designated Subsidiary (i) in the case of the Company and each Subsidiary that is a Designated Subsidiary on the Guarantee and Collateral Requirement Date, a counterpart of the Guarantee and Collateral Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Guarantee and Collateral Requirement Date, a supplement to the Guarantee and Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;

(b) in the case of the Company and each Subsidiary that is a Designated Subsidiary on the Guarantee and Collateral Requirement Date:

(i) the Administrative Agent shall have received a customary favorable written opinion (addressed to the Administrative Agent, the Lenders and the L/C Issuers and dated the Guarantee and Collateral Requirement Date) of (A) Davis Polk & Wardwell LLP, counsel to the Loan Parties, and (B) local counsel (which may be in-house counsel) to the Loan Parties in each jurisdiction in which the Company or any such Designated Subsidiary is organized as of the Guarantee and Collateral Requirement Date (and the laws of which are not covered by the opinion referred to in clause (A) above) as may be reasonably requested by the Administrative Agent, covering such matters relating to the Company and such Designated Subsidiaries, the Loan Documents and the Transactions as the Administrative Agent shall reasonably request;

(ii) the Administrative Agent shall have received a completed Perfection Certificate, dated the Guarantee and Collateral Requirement Date and executed by an Authorized Representative of the Company, together with the results of a search of the UCC (or equivalent) filings made with respect to the Company and such Designated Subsidiaries in each such Loan Party’s jurisdiction of formation and copies of the financing statements (or similar documents) disclosed by such search;

(iii) the Administrative Agent shall have received a certificate of an Authorized Representative, or a secretary or assistant secretary, of the Company and each such Designated Subsidiary, dated the Guarantee and Collateral Requirement Date, attaching and certifying (A) the resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of each such Loan Party, approving and adopting the Guarantee and Collateral Agreement and the other Loan Documents to be executed by such Loan Party and authorizing the execution, delivery and performance thereof, (B) the specimen signatures of officers or other appropriate representatives executing the Loan Documents to which it is party on behalf of each such Loan Party, (C) the Organizational Documents of each such Loan Party and (D) to the extent applicable and available in the relevant jurisdiction, a certificate issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of the jurisdiction of formation of each such Loan Party as to the due existence and good standing of each such Loan Party; and

(iv) the Lenders shall have received, at least three Business Days prior to the Guarantee and Collateral Requirement Date, all documentation and other information regarding such Subsidiary Guarantors required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, to the extent requested by the Lenders at least 10 Business Days prior to the Guarantee and Collateral Requirement Date;

(c) in the case of any Person that becomes a Designated Subsidiary after the Guarantee and Collateral Requirement Date, the Administrative Agent shall have received, to the extent requested by the Administrative Agent, documents, opinion of counsel, certificates and documentation with respect to such Designated Subsidiary of the type referred to in clause (b) above;

(d) the Company shall have delivered to the Administrative Agent a copy of Schedule 5.16 at least five Business Days prior to the Guarantee and Collateral Requirement Date (or such shorter period of time as the Administrative Agent may agree to);

(e) subject to the immediately succeeding paragraph, all Equity Interests (other than any Equity Interests that are Excluded Assets) held directly by the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Guarantee and Collateral Agreement, and the Administrative Agent shall have received certificates or instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(f) (i) all Indebtedness of the Company or any Subsidiary that, in each case, is owing to the Company or any Subsidiary Guarantor shall be evidenced by the Global Intercompany Note, which shall have been pledged pursuant to the Guarantee and Collateral Agreement, and (ii) subject to the immediately succeeding paragraph, all Indebtedness of any Person that is evidenced by a promissory note that is owing to the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Guarantee and Collateral Agreement, and the Administrative Agent shall have received the Global Intercompany Note and all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(g) all documents and instruments, including UCC financing statements, required by the Guarantee and Collateral Agreement or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(h) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 7.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) a completed “life of loan” flood hazard determination form with respect to each Mortgaged Property, (iv) if any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under the Flood Insurance Laws and Regulation H of the Federal Reserve Board and (v) such surveys (which may be previously obtained surveys that, together with a “no-change” affidavit, are sufficient to issue the policies of title insurance described in clause (ii) above), abstracts, customary legal opinions, to the extent reasonably requested by the Administrative Agent and existing appraisals and other existing documents in the possession of the applicable Loan Party as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(i) the Guarantee and Collateral Requirement shall not apply to, and neither the Company nor any Subsidiary Guarantor shall be required to take any action with respect to, including any scheduling of or any action to create, grant or perfect any Lien on, and no representation or warranty as to any Collateral shall apply to, any Excluded Assets;

(ii) any Lien required to be granted or perfected from time to time (A) pursuant to this definition shall be subject to the timing requirements, grace periods, extensions of time, thresholds, exceptions and limitations set forth elsewhere in this Agreement and in the Security Documents and (B) pursuant to any Security Document shall be subject to the timing requirements, grace periods, extensions of time, thresholds, exceptions and limitations set forth in this Agreement and the other Security Documents;

(iii) perfection through control agreements or perfection by control shall not be required with respect to any Collateral (including deposit accounts, securities accounts and commodities accounts), other than (A) subject to the other provisions hereof, control of pledged Equity Interests, the Global Intercompany Note and promissory notes and (B) as required pursuant to Section 2.05(j);

(iv) neither the Company nor any Subsidiary Guarantor shall be required to take any action to perfect any Lien with respect to (A) any motor vehicle, aircraft or other asset subject to a certificate of title or (B) any letter of credit rights, in each case, except to the extent that a security interest therein can be perfected by filing a UCC financing statement or an equivalent filing;

(v) no actions in any jurisdiction outside of the United States (including any action to perfect any Lien in any intellectual property in any jurisdiction other than the United States) or that are necessary to comply with the laws of any jurisdiction outside of the United States shall be required (it being understood that there shall be no security agreements, pledge agreements, share charges or any other collateral documents governed under the laws of any jurisdiction outside of the United States);

(vi) neither the Company nor any Subsidiary Guarantor shall be required to (A) seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement or (B) make filings under the Federal Assignment of Claims Act;

(vii) neither the Company nor any Subsidiary Guarantor shall be required to deliver to the Administrative Agent any certificates or instruments representing or evidencing, or any stock powers or other instruments of transfer in respect of, Equity Interests in any partnership, joint venture or other Person that is not a Subsidiary, any Subsidiary that is not a Wholly Owned Subsidiary or any Subsidiary that is not a Material Subsidiary;

(viii) neither the Company nor any Subsidiary Guarantor shall be required to deliver to the Administrative Agent any promissory notes or other instruments evidencing Indebtedness in an individual amount of less than US$10,000,000 (or the equivalent thereof in other currencies), or any instruments of transfer with respect thereto;

(ix) the Administrative Agent may, in its reasonable discretion, grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any guarantee by any Designated Subsidiary (including extensions beyond the Guarantee and Collateral Requirement Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Guarantee and Collateral Requirement Date);

(x) neither the foregoing definition nor anything else in this Agreement or any other Loan Document shall require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets, or the provision of any guarantee by any Subsidiary, if and for so long as the Administrative Agent and the Company have reasonably determined that the cost, burden, difficulty or consequence thereof outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination shall be evidenced in writing; and

(xi) in the case of any Mortgaged Property owned by the Company or any Subsidiary Guarantor as of the Guarantee and Collateral Requirement Date, the requirements of clause (h) above shall not be required to be satisfied with respect thereto until the 90th day after the Guarantee and Collateral Requirement Date (or such later date as the Administrative Agent may agree to).

“Guarantee and Collateral Requirement Date” means the date that is 120 days after the Amendment No. 5 Effective Date (or such later date as the Administrative Agent may agree to in its reasonable discretion).

“Guarantors” means, collectively, the Company and the Subsidiary Guarantors.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.

“Increasing Lenders” has the meaning specified in Section 2.08(d).

“Indebtedness” means, as to any Person, without duplication, (a) all Funded Indebtedness of such Person, (b) all Funded Indebtedness of any other Person secured by any Lien on any property or asset owned or held by such Person, regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, other than indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP, and (c) all Funded Indebtedness of any other Person Guaranteed by such Person.

“Indemnified Party” has the meaning specified in Section 11.09(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning specified in Section 11.13.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07, in the form of Exhibit D hereto.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swing Line Loan), the last day of each March, June, September and December, (b) with respect to any Daily Simple SOFR Loan (if applicable pursuant to Section 3.02), each date that is numerically corresponding in each calendar month that is one month after the date of the Borrowing of which such Loan is part (or, if there is no such numerically corresponding day of such month, then the last day of such month), (c) with respect to any Term SOFR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing or EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that shall occur at an interval of three months’ duration after the first day of such Interest Period and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Term SOFR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on (a) the numerically corresponding day in the calendar month that is one, three or six months thereafter, in each case (subject to the availability for the Benchmark applicable to the relevant Borrowing) as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 3.02(b)(iv) shall be available for specification in any Borrowing Notice or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“L/C Commitment” means, with respect to any L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of the L/C Exposure that may be attributable to Letters of Credit issued by such L/C Issuer. The initial amount of each L/C Issuer’s L/C Commitment is set forth in Schedule 2.05B or, in the case of any L/C Issuer that becomes a L/C Issuer hereunder pursuant to Section 2.05(i) or 2.05(k), in its L/C Issuer Agreement. The L/C Commitment of any L/C Issuer may be increased or reduced by written agreement between such L/C Issuer and the Company; provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Exposure” means, at any time, the sum of the Global Tranche L/C Exposure and the US Tranche L/C Exposure at such time. The L/C Exposure of any Lender at any time shall be the sum of such Lender’s Global Tranche L/C Exposure and US Tranche L/C Exposure.

“L/C Fronting Fee” has the meaning specified in Section 2.11(b).

“L/C Issuer” means JPMorgan, Bank of America, N.A., Barclays Bank PLC, HSBC Bank USA, National Association, U.S. Bank National Association, Wells Fargo Bank, National Association and such other Lenders as may become L/C Issuers hereunder from time to time by entering into L/C Issuer Agreements with the Company pursuant to Section 2.05(i) or 2.05(k), each in its capacity as an issuer of Letters of Credit hereunder, other than any Person that shall have ceased to be an L/C Issuer as provided in Section 2.05(i). Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such L/C Issuer shall cause such Affiliate to comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“L/C Issuer Agreement” means an L/C Issuer Agreement between an L/C Issuer, the Administrative Agent and the Company, substantially in the form of Exhibit E.

“L/C Issuer Fee” has the meaning specified in Section 2.11(b).

“L/C Participation Fee” has the meaning specified in Section 2.11(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” means the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each L/C Issuer and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01, any other Person that shall have become a Lender pursuant to an Assignment and Assumption or Section 2.08(d), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swing Line Lender. For all purposes of Article III, the term “Lender” includes each L/C Issuer.

“Letter of Credit” means (a) a letter of credit issued under this Agreement and (b) each of the Existing Letters of Credit.

“Liabilities” means any losses, claims, damages or liabilities of any kind.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Company and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Loan Documents” means this Agreement, the Guarantee and Collateral Agreement (from and after the execution and delivery thereof), each other Security Document (from and after the execution and delivery thereof), each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Accession Agreement, each Extension Agreement and, other than for purposes of Section 11.06, each L/C Issuer Agreement, each Swing Line Agreement and the Notes.

“Loan Parties” means (a) prior to the Guarantee and Collateral Requirement Date, the Borrowers and (b) from and after the Guarantee and Collateral Requirement Date, collectively, the Borrowers and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to any Swing Line Loan denominated in US Dollars, New York City time and (b) with respect to any Swing Line Loan denominated in Euro, London time.

“Margin Stock” shall have the meaning specified for such term in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company (or, from and after the Guarantee and Collateral Requirement Date, the Loan Parties) to pay or perform ~~its~~their material obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due and payable in accordance with the terms thereof, or (c) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

“Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of US$100,000,000.

“Material Subsidiary” means each Subsidiary (a) the total assets of which equal 5.0% or more of the consolidated total assets of the Company and the Subsidiaries (determined in a consolidated basis in accordance with GAAP) or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of the Company and the Subsidiaries (determined on a consolidated basis in accordance with GAAP), in each case at the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to such time; provided that if at the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to such time the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries would, but for this proviso, exceed 10.0% of the consolidated total assets or 10.0% of the consolidated revenues of the Company and the Subsidiaries (in each case, as so determined), then the Company shall designate one or more of such excluded Subsidiaries to be Material Subsidiaries by written notice to the Administrative Agent until such excess shall have been eliminated; provided further that if at the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to such time the Company has failed to designate Material Subsidiaries as set forth in the foregoing proviso, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and its subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated.

“Maximum Amount” has the meaning specified in Section ~~11.20~~11.21(a).

“MNPI” means material information concerning the Company or any of the Subsidiaries or any of its or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of its or their respective securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property owned in fee by the Company or any Subsidiary Guarantor that, together with all contiguous parcels of real property so owned and all improvements located thereon, has a fair market value (as reasonably determined by the Company) of US$25,000,000 or more.

“Multiemployer Plan” means at any time an employee benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making, or is accruing an obligation to make, contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).

“Notice of Objection” has the meaning specified in Section 2.14.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that, if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means the obligations, liabilities and Indebtedness of the Company and each other Borrower and, on and after the Guarantee and Collateral Requirement Date, the Subsidiary Guarantors with respect to (a) the principal on the Loans and reimbursement obligations in respect of the L/C Disbursements, and interest thereon, and (b) the payment and performance of all other obligations, liabilities and Indebtedness of the ~~Borrowers~~Loan Parties to the Lenders, the L/C Issuers or the Administrative Agent hereunder, under any one or more of the other Loan Documents or otherwise with respect to the Loans or Letters of Credit.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under the jurisdiction of formation of such entity to document the formation and governance principles of such type of entity.

“Other Taxes” has the meaning specified in Section 3.05(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by US-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.01(d).

“Participant Register” has the meaning specified in Section 11.01(g).

“Participating Member State” means each state so described in any EMU Legislation.

“Payment” has the meaning set forth in Section 9.07(b)(i).

“Payment Notice” has the meaning set forth in Section 9.07(b)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a perfection certificate in form and substance reasonably satisfactory to the Administrative Agent.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate in form and substance reasonably satisfactory to the Administrative Agent.

“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (a) is sponsored, maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been sponsored, maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion, in consultation with the Company) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion, in consultation with the Company). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the US Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8) (D).

“QFC Credit Support” has the meaning specified in Section 11.24(a).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two US Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if such Benchmark is Daily Simple ESTR, then one RFR Business Day prior to such setting, (d) if such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (e) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required pursuant to the terms of the Original Indebtedness to become) an obligor in respect of such Original Indebtedness; and (c) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Register” has the meaning specified in Section 11.01(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (c) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term SOFR Borrowing, the Adjusted Term SOFR, (b) with respect to any Daily Simple SOFR Borrowing, the Adjusted Daily Simple SOFR and (c) with respect to any EURIBOR Borrowing, the EURIBO Rate and (d) with respect to any ESTR Borrowing, the Daily Simple ESTR.

“Relevant Screen Rate” means (a) with respect to any Term SOFR Borrowing, the Term SOFR Reference Rate and (b) with respect to any EURIBOR Borrowing, the EURIBO Screen Rate.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure and unused Commitments representing more than 50% of the Aggregate Revolving Credit Exposure and unused Commitments at such time; provided that for purposes of this definition, (a) in determining the Global Tranche Revolving Credit Exposure of any Swing Line Lender, the Global Tranche Swing Line Exposure of such Lender shall be deemed to equal its Global Tranche Percentage of all outstanding Global Tranche Swing Line Loans, but adjusted to give effect to any reallocation under Section 2.15(c) of the Global Tranche Swing Line Exposures of Defaulting Lenders in effect at such time, (b) in determining the US Tranche Revolving Credit Exposure of any Swing Line Lender, the US Tranche Swing Line Exposure of such Lender shall be deemed to equal its US Tranche Percentage of all outstanding US Tranche Swing Line Loans, but adjusted to give effect to any reallocation under Section 2.15(c) of the US Tranche Swing Line Exposures of Defaulting Lenders in effect at such time, and (c) the unused Commitments of any such Lender shall be determined in a manner consistent with the preceding clauses (a) and (b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Obligations” has the meaning specified in Section ~~11.20~~11.21(a).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Company and (b) any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition cancellation or termination of any Equity Interest in the Company.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Exposure” means a Global Tranche Revolving Credit Exposure or a US Tranche Revolving Credit Exposure.

“Revolving Loan” means a Global Tranche Revolving Loan or a US Tranche Revolving Loan, as applicable.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Swing Line Loan or L/C Disbursement denominated in Euro, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Brussels, and (b) for any Loan denominated in US Dollars, a US Government Securities Business Day.

“RFR Loan” means any Loan that is bearing interest at a rate determined by reference to the Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of comprehensive territorial Sanctions (at the time of Amendment No. 3, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, the United Nations Security Council, the European Union, any European Union member state to whose jurisdiction the Company or any Subsidiary of the Company is subject or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any Person or Persons described in the foregoing clause (a) and/or, to the knowledge of the Borrowers, clause (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State or (b) the United Nations Security Council, the European Union, any European Union member state to whose jurisdiction the Company or any Subsidiary of the Company is subject or His Majesty’s Treasury of the United Kingdom.

“Secured Obligations” means (a) the Obligations, (b) the Designated Cash Management Obligations and (c) the Designated Hedging Obligations.

“Secured Parties” means, collectively, (a) the Administrative Agent, (b) the Arrangers, (c) the Lenders, (d) the L/C Issuers, (e) the holders of the Designated Cash Management Obligations, (f) the holders of the Designated Hedging Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (h) the holder of any other Secured Obligation and (i) the successors and assigns of any of the foregoing.

“Security Documents” means the Guarantee and Collateral Agreement, each Mortgage and each other security agreement or other instrument or document executed and delivered pursuant to any Loan Document to secure the Secured Obligations, in each case, solely to the extent, and for so long as, it is in effect in accordance with its terms.

“Significant Subsidiary” means at any time any Subsidiary, except Subsidiaries which at such time have been designated by the Company (by notice to the Administrative Agent, which may be amended from time to time, which notices shall be made available by the Administrative Agent to the Lenders upon request) as nonmaterial and which, if aggregated and considered as a single Subsidiary, would not meet the definition of “significant subsidiary” in Regulation S-X of the Securities and Exchange Commission.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Stated Termination Date” means November 24, 2026, subject to the extension thereof pursuant to Section 2.16; provided, however, that the Stated Termination Date for any Lender that is a Declining Lender in respect of any requested extension pursuant to Section 2.16 shall be the Stated Termination Date in effect immediately prior to the effective date of the applicable Extension Permitted Amendment for all purposes of this Agreement.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. EURIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person, any corporation or other Person in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by such Person and/or by one or more of its Subsidiaries.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means, at any time, each Subsidiary party to the Guarantee and Collateral Agreement at such time, it being understood that at such time as such Subsidiary is released from its obligations under the Guarantee and Collateral Agreement in accordance with the terms hereof, such Subsidiary shall cease to be a Subsidiary Guarantor.

“Supported QFC” has the meaning specified in Section 11.24(a).

“Surviving Company” has the meaning specified in Section 7.04.

“Swap Obligations” means with respect to any Subsidiary Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Agreement” means an instrument executed by the Company, a Lender and the Administrative Agent under which such Lender agrees to serve as a Swing Line Lender and that sets forth the Swing Line Commitment of such Lender.

“Swing Line Commitment” means, with respect to each Swing Line Lender, the commitment of such Swing Line Lender to make Swing Line Loans pursuant to Section 2.04, expressed as an amount representing the maximum aggregate amount of the US Dollar Equivalents of such Swing Line Lender’s outstanding Swing Line Loans hereunder. The initial amount of each Swing Line Lender’s Swing Line Commitment is set forth on Schedule 2.04 or in its Swing Line Agreement. The Swing Line Commitment of any Swing Line Lender may be increased or reduced by written agreement between such Swing Line Lender and the Company; provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“Swing Line Exposure” means, at any time, the sum of the Global Tranche Swing Line Exposure and the US Tranche Swing Line Exposure at such time. The Swing Line Exposure of any Lender at any time shall be the sum of such Lender’s Global Tranche Swing Line Exposure and US Tranche Swing Line Exposure.

“Swing Line Lender” means each of JPMorgan, in its capacity as a lender of Swing Line Loans pursuant to Section 2.04, and any other Lender that shall have agreed to serve in such capacity pursuant to a Swing Line Agreement. Any Swing Line Lender may perform any of its obligations in its capacity as such through one or more of its Affiliates.

“Swing Line Loan” means a Loan made pursuant to Section 2.04.

“Swiss Borrower” means any Borrowing Subsidiary incorporated under the laws of Switzerland.

“Swiss Federal Withholding Tax” means any Taxes levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), as amended from time to time.

“Syndication Agents” means Bank of America, N.A., Barclays Bank PLC, HSBC Bank USA, National Association, U.S. Bank National Association and Wells Fargo Bank, National Association.

“T2” means the real time gross settlement system operated by the Eurosystem (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, duties, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, in each case in the nature of a tax, imposed by any Governmental Authority, and all liabilities (including penalties, interest, and expenses) with respect thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 a.m., Chicago time, two US Government Securities Business Days prior to such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a US Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five US Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means, as to any Lender, the earliest of (a) the Stated Termination Date applicable to such Lender, (b) the date of termination of the Lenders’ obligations pursuant to Section 9.01 upon the occurrence of an Event of Default or (c) the date the Company voluntarily and permanently terminates the Commitments in accordance with Section 2.08.

“Transactions” means the execution, delivery and performance by ~~the Company and~~ each ~~Borrowing Subsidiary~~Loan Party of each Loan Document to which it is to be a party, the borrowing of the Loans and the issuance of the Letters of Credit and, after the Guarantee and Collateral Requirement Date, the creation of the Liens pursuant to the Security Documents.

“Trust” means the respective trusts established under those certain deeds of trust dated August 21, 1951, made by John E. Barbey and under the will of John E. Barbey, deceased.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of “Alternate Base Rate”), the Adjusted Daily Simple SOFR (if applicable pursuant to Section 3.02), the Adjusted EURIBO Rate, the Daily Simple ESTR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, with respect to any Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the applicable law in the country where such Person is subject to home jurisdiction supervision if the applicable law require that such appointment is not to be publicly disclosed.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unrestricted Cash” means, as of any date of determination, cash and cash equivalents owned on such date by the Company and its Subsidiaries; provided that such cash and cash equivalents do not appear (and in accordance with GAAP would not be required to appear) as “restricted” on any consolidated balance sheet of the Company.

“US Borrower” means any Borrower that is a US Person.

“US Borrowing Subsidiary” means any Borrowing Subsidiary that is a Domestic Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Lender” means any Lender that is a US Person.

“US Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Special Resolution Regimes” has the meaning specified in Section 11.24(a).

“US Tranche Borrower” means (a) the Company and (b) any US Borrowing Subsidiary that has been designated as a US Tranche Borrower pursuant to Section 2.14.

“US Tranche Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make US Tranche Revolving Loans and to acquire participations in US Tranche Letters of Credit and US Tranche Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s US Tranche Revolving Credit Exposure, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such US Tranche Lender pursuant to Section 11.01. The initial amount of each US Tranche Lender’s US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such US Tranche Lender shall have assumed or provided its US Tranche Commitment, as the case may be. The aggregate amount of US Tranche Commitments on the Closing Date is US$0.

“US Tranche L/C Disbursement” means an L/C Disbursement in respect of a US Tranche Letter of Credit.

“US Tranche L/C Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding US Tranche Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all US Tranche L/C Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The US Tranche L/C Exposure of any Lender at any time shall be its US Tranche Percentage of the aggregate US Tranche L/C Exposure at such time, adjusted to give effect to any reallocation under Section 2.15 of the US Tranche L/C Exposure of Defaulting Lenders in effect at such time.

“US Tranche Lender” means a Lender with a US Tranche Commitment or a US Tranche Revolving Credit Exposure.

“US Tranche Lending Office” means, with respect to any US Tranche Lender, such office(s) as such Lender (or any Affiliate of such Lender) shall have specified from time to time as its “US Tranche Lending Office(s)” by notice to the Company and the Administrative Agent.

“US Tranche Letter of Credit” means a Letter of Credit designated as such by the Company in accordance with Section 2.05(b).

“US Tranche Percentage” means, with respect to any US Tranche Lender at any time, the percentage of the aggregate US Tranche Commitments represented by such US Tranche Lender’s US Tranche Commitment at such time; provided that, in the case of Section 2.15 when a Defaulting Lender shall exist, “US Tranche Percentage” shall mean the percentage of the total US Tranche Commitments (disregarding any Defaulting Lender’s US Tranche Commitment) represented by such Lender’s US Tranche Commitment. If the US Tranche Commitments have expired or been terminated, the US Tranche Percentages shall be determined on the basis of the US Tranche Commitments most recently in effect, giving effect to any assignments.

“US Tranche Revolving Credit Exposure” means, with respect to any US Tranche Lender at any time, the sum of (a) the aggregate amount of the US Dollar Equivalents of such US Tranche Lender’s outstanding US Tranche Revolving Loans, (b) such US Tranche Lender’s US Tranche L/C Exposure and (c) such US Tranche Lender’s US Tranche Swing Line Exposure.

“US Tranche Revolving Loans” means Loans made by the US Tranche Lenders pursuant to Section 2.01(b).

“US Tranche Swing Line Exposure” means, at any time, the aggregate amount of the US Dollar Equivalents of the US Tranche Swing Line Loans outstanding at such time. The US Tranche Swing Line Exposure of any Lender at any time shall be the sum of (a) its US Tranche Percentage of the aggregate amount of the US Dollar Equivalents of the US Tranche Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, US Tranche Swing Line Loans made by it and outstanding at such time to the extent that the other US Tranche Lenders shall not have funded their participations in such US Tranche Swing Line Loans), adjusted to give effect to any reallocation under Section 2.15 of the US Tranche Swing Line Exposures of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all US Tranche Swing Line Loans made by such Lender and outstanding at such time to the extent that the other US Tranche Lenders shall not have funded their participations in such US Tranche Swing Line Loans.

“US Tranche Swing Line Loan” means a Swing Line Loan designated as such by the Company in accordance with Section 2.04(b).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“VF International” has the meaning specified in the preamble hereto.

“Voting Securities” means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares and, in the case of any Subsidiary organized in a jurisdiction outside of the United States, shares not exceeding 5% of total shares) are at the time directly or indirectly owned by the Company.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Global Tranche Revolving Loan”) or by Type (e.g., a “Term SOFR Revolving Loan”) or by Class and Type (e.g., a “Global Tranche Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Global Tranche Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Global Tranche Term SOFR Borrowing”).

SECTION 1.03. Rules of Interpretation. (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms, and shall be interpreted in accordance with, GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VII (including any defined term as used in such Article) to eliminate the effect of any change in GAAP or in the application thereof on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any covenant in Article VII (including any defined term as used in such Article) for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP as in effect and applied immediately before the relevant change in GAAP or in the application thereof became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value” as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) any treatment of any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2017, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations).

(b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

(c) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

(d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(e) When used herein or in any other Loan Document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(f) References to “including” mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(g) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as “%”, such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

(i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

(j) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(k) Unless the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein (including to any Loan Document) shall be construed as referring to such agreement or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

(l) Unless the context otherwise requires, any definition of or reference to any statute, rule or regulation shall be construed as referring hereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

(m) Unless the context otherwise requires, any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof.

SECTION 1.04. Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in Euro (a) as of the date of the commencement of the initial Interest Period therefor (or, in the case of a Swing Line Loan, as of the date on which such Swing Line Loan is made) and (b) as of the date of the commencement of each subsequent Interest Period therefor (or, in the case of a Swing Line Loan, as of each date that shall occur at intervals of three months’ duration after the date on which such Swing Line Loan is made), in each case using the Exchange Rate for Euro in relation to US Dollars, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a currency other than US Dollars as of the date such Letter of Credit is issued or amended to increase its face amount and as of the first Business Day of each subsequent calendar quarter, in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing or Letter of Credit.

SECTION 1.05. Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.02(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Global Tranche Commitments. Subject to the terms and conditions set forth herein, each Global Tranche Lender agrees to make Global Tranche Revolving Loans (i) denominated in US Dollars to the Company or any Borrowing Subsidiary that is a Domestic Subsidiary and (ii) denominated in any Alternative Currency to the Company or any Borrowing Subsidiary that is a Foreign Subsidiary, from time to time during the Availability Period in principal amounts at any time outstanding that will not (after giving effect to any prepayment of any Global Tranche Borrowing made with the proceeds of such Loans on the same Business Day) result in (i) the Aggregate Global Tranche Revolving Credit Exposure exceeding the aggregate Global Tranche Commitments, (ii) the Global Tranche Revolving Credit Exposure of any Global Tranche Lender exceeding its Global Tranche Commitment or (iii) the Aggregate Revolving Credit Exposure exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Global Tranche Borrowers may borrow, prepay and reborrow Global Tranche Revolving Loans.

(b) US Tranche Commitments. Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make US Tranche Revolving Loans denominated in US Dollars or Alternative Currencies to the US Tranche Borrowers from time to time during the Availability Period in principal amounts at any time outstanding that will not (after giving effect to any prepayment of any US Tranche Borrowing made with the proceeds of such Loans on the same Business Day) result in (i) the Aggregate US Tranche Revolving Credit Exposure exceeding the aggregate US Tranche Commitments, (ii) the US Tranche Revolving Credit Exposure of any US Tranche Lender exceeding its US Tranche Commitment or (iii) the Aggregate Revolving Credit Exposure exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Tranche Borrowers may borrow, prepay and reborrow US Tranche Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Global Tranche Revolving Loan shall be made as part of a Global Tranche Borrowing consisting of Global Tranche Revolving Loans of the same Type and currency made by the Global Tranche Lenders ratably in accordance with their respective Global Tranche Commitments. Each US Tranche Revolving Loan shall be made as part of a US Tranche Borrowing consisting of US Tranche Revolving Loans of the same Type and currency made by the US Tranche Lenders ratably in accordance with their respective US Tranche Commitments. Each Swing Line Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Sections 3.02 and 3.03, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of Term SOFR Loans, ABR Loans or, if applicable pursuant to Section 3.02, Daily Simple SOFR Loans, in each case, as the Company may request in accordance herewith, (ii) each Revolving Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans, (iii) each Swing Line Loan denominated in US Dollars shall be an ABR Loan and (iv) each Swing Line Loan denominated in Euro shall be an ESTR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option (x) shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and (y) shall be subject to Section 3.06.

(c) At the commencement of each Interest Period for any Term SOFR Borrowing or EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum; provided that any Term SOFR Borrowing or EURIBOR Borrowing that results from a continuation of an outstanding Borrowing of such Type may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing (other than a Swing Line Loan) or Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000. Each Swing Line Loan denominated in US Dollars shall be in an amount that is an integral multiple of US$100,000 and not less than US$500,000. Each Swing Line Loan denominated in Euro shall be in an amount that is an integral multiple of €$100,000 and not less than €$500,000. Notwithstanding the foregoing, any Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the Commitments of such Class or, in the case of any ABR Borrowing (including a Swing Line Loan denominated in US Dollars) that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Term SOFR Borrowings and EURIBOR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Stated Termination Date.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing for any Borrower, the Company shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Borrowing Notice signed by an Authorized Representative of the Company (a) in the case of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three US Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a EURIBOR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing and (d) if applicable pursuant to Section 3.02, in the case of a Daily Simple SOFR Borrowing, not later than 1:00 p.m., New York City time, three US Government Securities Business Days before the date of the proposed Borrowing. Each such Borrowing Notice shall specify the following information in compliance with Section 2.02:

(i) the applicable Borrower in respect of such Borrowing;

(ii) whether such Borrowing is to be a US Tranche Borrowing or a Global Tranche Borrowing;

(iii) the Type of such Borrowing;

(iv) the currency and the principal amount of such Borrowing;

(v) the date of such Borrowing, which shall be a Business Day;

(vi) in the case of a Term SOFR Borrowing or EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the location and number of the relevant Borrower’s account to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e), the identity of the L/C Issuer that made such L/C Disbursement; and

(viii) in the case of a Borrowing by a Foreign Borrowing Subsidiary, the jurisdiction from which payments of the principal and interest on such Borrowing will be made.

If no election as to the currency of a Revolving Borrowing is specified, then the requested Borrowing shall be denominated in US Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in US Dollars or a EURIBOR Borrowing if denominated in Euro. If no election is specified as to the Class of a Revolving Borrowing with respect to which the applicable Borrower is both a US Tranche Borrower and a Global Tranche Borrower, then the requested Borrowing shall be a US Tranche Borrowing (to the extent unused US Tranche Commitments are available in the amount of such Borrowing) and otherwise a Global Tranche Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Notice in accordance with this Section (but in any event, if received not later than 3:00 p.m., New York City time, on the same Business Day such Borrowing Notice is received by the Administrative Agent), the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Revolving Borrowing.

SECTION 2.04. Swing Line Loans. (a) Subject to the terms and conditions set forth herein, each Swing Line Lender agrees to make Global Tranche Swing Line Loans and US Tranche Swing Line Loans (i) denominated in US Dollars to the Company or any Borrowing Subsidiary that is a Domestic Subsidiary and (ii) denominated in Euro to the Company or any Borrowing Subsidiary, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (A) the sum of the US Dollar Equivalents of the outstanding Swing Line Loans exceeding US$100,000,000, (B) the sum of the US Dollar Equivalents of the outstanding Swing Line Loans made by any Swing Line Lender exceeding its Swing Line Commitment, (C) the Aggregate Global Tranche Revolving Credit Exposure exceeding the aggregate Global Tranche Commitments, (D) the Global Tranche Revolving Credit Exposure of any Lender (including a Swing Line Lender) exceeding its Global Tranche Commitment, (E) the Aggregate US Tranche Revolving Credit Exposure exceeding the aggregate US Tranche Commitments, (F) the US Tranche Revolving Credit Exposure of any Lender (including a Swing Line Lender) exceeding its US Tranche Commitment and (G) in the event the Stated Termination Date shall have been extended as provided in Section 2.16, the Swing Line Exposure of any Class attributable to Swing Line Loans of such Class maturing after any Existing Stated Termination Date and the L/C Exposure of such Class attributable to Letters of Credit of such Class expiring after such Existing Stated Termination Date exceeding the aggregate Commitments of such Class that shall have been extended to a date after the latest maturity date of such Swing Line Loans of such Class and the latest expiration date of such Letters of Credit of such Class; provided that no Swing Line Lender shall be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the Borrowing Subsidiaries may borrow, prepay and reborrow Swing Line Loans. The failure of any Swing Line Lender to make any Swing Line Loan required to be made by it shall not relieve any other Swing Line Lender of its obligations hereunder; provided that the Swing Line Commitment of each Swing Line Lender is several and no Swing Line Lender shall be responsible for any other Swing Line Lender’s failure to make Swing Line Loans as required.

(b) To request a Swing Line Loan, the Company shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Borrowing Notice signed by an Authorized Representative of the Company not later than 2:00 p.m., Local Time, on the day of such proposed Swing Line Loan. Each such Borrowing Notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the currency and principal amount of the requested Swing Line Loan, (iii) whether such Swing Line Loan is to be a Global Tranche Swing Line Loan or a US Tranche Swing Line Loan, (iv) the applicable Borrower and the applicable Swing Line Lender(s) with respect to such Swing Line Loan, (v) the location and number of the relevant Borrower’s account to which funds are to be disbursed or, in the case of any Swing Line Loan requested to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e), the identity of the L/C Issuer that made such L/C Disbursement and (vi) in the case of a Swing Line Loan to be made to a Foreign Borrowing Subsidiary, the jurisdiction from which payments of the principal and interest on such Swing Line Loan will be made. The Administrative Agent will promptly advise each applicable Swing Line Lender of any such notice received by it. Each applicable Swing Line Lender shall make its Swing Line Loan available to the applicable Borrower by remittance of the amount thereof to the account so designated (or, in the case of a Swing Line Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable L/C Issuer) by 3:00 p.m., Local Time, on the requested date of such Swing Line Loan.

(c) Each Swing Line Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day (i) require the Global Tranche Lenders to acquire participations on such Business Day in all or a portion of the Global Tranche Swing Line Loans outstanding and (ii) require the US Tranche Lenders to acquire participations on such Business Day in all or a portion of the US Tranche Swing Line Loans outstanding. Such notice shall specify the amounts and currencies of the Swing Line Loans in which the Global Tranche Lenders or US Tranche Lenders, as the case may be, will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Global Tranche Lender or US Tranche Lender, as the case may be, specifying in such notice such Lender’s Global Tranche Percentage or US Tranche Percentage of such Swing Line Loan or Loans. Each Lender of the applicable Class hereby unconditionally and irrevocably agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swing Line Lender, such Lender’s Global Tranche Percentage or US Tranche Percentage, as the case may be, of each such Swing Line Loan in the currency of such Loan. Each Lender acknowledges and agrees that, in making any Swing Line Loan, such Swing Line Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations of the Company made in the applicable Borrowing Notice or deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swing Line Loan was made, the Required Lenders shall have notified such Swing Line Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(b) or 4.02(c) would not be satisfied if such Swing Line Loan were then made (it being understood and agreed that, in the event such Swing Line Lender shall have received any such notice, it shall have no obligation to make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Lender of any Class further acknowledges and agrees that its obligation to acquire participations in Swing Line Loans of such Class pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds promptly, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to such Swing Line Lender the amounts so received by them from the applicable Lenders. The Administrative Agent shall notify the Company of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to such Swing Line Lender. Any amounts received by such Swing Line Lender from or on behalf of the Company or any Borrowing Subsidiary in respect of a Swing Line Loan after receipt by such Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Lenders that shall have made their payments pursuant to this paragraph and to such Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company or any Borrowing Subsidiary for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Company or any Borrowing Subsidiary of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company (i) on behalf of itself or any other US Tranche Borrower, may request the issuance, amendment or extension of US Tranche Letters of Credit and (ii) on behalf of itself or any other Global Tranche Borrower, may request the issuance, amendment or extension of Global Tranche Letters of Credit, in each case for its own account, the account of the applicable Borrower or the account of any Subsidiary (provided that the Company shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any Subsidiary that is not a Borrower), in a form reasonably acceptable to the applicable L/C Issuer, at any time and from time to time during the Availability Period. Notwithstanding anything contained in any letter of credit application furnished to any L/C Issuer in connection with the issuance of any Letter of Credit, in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Existing Letters of Credit will, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), be deemed to have been issued hereunder on the Closing Date as Global Tranche Letters of Credit, and will, for all purposes of this Agreement, constitute Letters of Credit.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. (i) To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section), the Company shall submit, by email (in .pdf or .tif format), to the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York City time, at least three Business Days (or five Business Days for Letters of Credit denominated in an Alternative Currency), in advance of the requested date of issuance, amendment or extension or, in either case, such later time as the applicable L/C Issuer shall agree, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the Borrower on whose behalf such Letter of Credit is requested, the Class of such Letter of Credit, the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be US Dollars or any Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable L/C Issuer to prepare, amend or extend such Letter of Credit. If requested by such L/C Issuer, the applicable Borrower also shall submit a letter of credit application on such L/C Issuer’s standard form in connection with any request for a Letter of Credit.

(ii) A US Tranche Letter of Credit shall be issued, amended or extended only if, after giving effect to such issuance, amendment or extension, (A) the L/C Exposure shall not exceed US$75,000,000, (B) the amount of the L/C Exposure attributable to Letters of Credit issued by an L/C Issuer will not, unless otherwise agreed by such L/C Issuer, exceed its L/C Commitment, (C) the Aggregate US Tranche Revolving Credit Exposure shall not exceed the aggregate US Tranche Commitments, (D) no US Tranche Lender will have a US Tranche Revolving Credit Exposure greater than its US Tranche Commitment and (E) in the event the Stated Termination Date shall have been extended as provided in Section 2.16, the US Tranche Swing Line Exposure attributable to US Tranche Swing Line Loans maturing after any Existing Stated Termination Date and the US Tranche L/C Exposure attributable to US Tranche Letters of Credit expiring after such Existing Stated Termination Date will not exceed the aggregate US Tranche Commitments that shall have been extended to a date after the latest maturity date of such US Tranche Swing Line Loans and the latest expiration date of such US Tranche Letters of Credit.

(iii) A Global Tranche Letter of Credit shall be issued, amended or extended only if, after giving effect to such issuance, amendment or extension, (A) the L/C Exposure shall not exceed US$75,000,000, (B) the amount of the L/C Exposure attributable to Letters of Credit issued by an L/C Issuer will not, unless otherwise agreed by such L/C Issuer, exceed its L/C Commitment, (C) the Aggregate Global Tranche Credit Revolving Exposure shall not exceed the aggregate Global Tranche Commitments, (D) no Global Tranche Lender will have a Global Tranche Revolving Credit Exposure greater than its Global Tranche Commitment and (E) in the event the Stated Termination Date shall have been extended as provided in Section 2.16, the Global Tranche Swing Line Exposure attributable to Global Tranche Swing Line Loans maturing after any Existing Stated Termination Date and the Global Tranche L/C Exposure attributable to Global Tranche Letters of Credit expiring after such Existing Stated Termination Date will not exceed the aggregate Global Tranche Commitments that shall have been extended to a date after the latest maturity date of such Global Tranche Swing Line Loans and the latest expiration date of such Global Tranche Letters of Credit.

(iv) No L/C Issuer shall be under any obligation to issue (but may issue) any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, (B) any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement

(for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date and which such L/C Issuer in good faith deems material, (C) the issuance of such Letter of Credit shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material, (D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally or (E) such Letter of Credit shall be a trade or commercial Letter of Credit.

(c) Expiration Date. Each Letter of Credit will expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Stated Termination Date (giving effect to any extensions thereof pursuant to Section 2.16); provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the Company and the applicable L/C Issuer pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such L/C Issuer to prevent any such extension from occurring by giving notice to the beneficiary at least a specified time (as agreed upon by the Company and the applicable L/C Issuer) in advance of any such extension.

(d) Participations. (i) By the issuance of a US Tranche Letter of Credit (or an amendment to a US Tranche Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable L/C Issuer or the US Tranche Lenders, such L/C Issuer hereby grants to each US Tranche Lender, and each US Tranche Lender hereby acquires from such L/C Issuer, a participation in such US Tranche Letter of Credit equal to such Lender’s US Tranche Percentage of the aggregate amount available to be drawn under such US Tranche Letter of Credit. In consideration and in furtherance of the foregoing, each US Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable L/C Issuer, such Lender’s US Tranche Percentage of each US Tranche L/C Disbursement made by such L/C Issuer and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of a US Tranche L/C Disbursement required to be refunded to the applicable Borrower for any reason.

(ii) By the issuance of a Global Tranche Letter of Credit (or an amendment to a Global Tranche Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable L/C Issuer or the Global Tranche Lenders, such L/C Issuer hereby grants to each Global Tranche Lender, and each Global Tranche Lender hereby acquires from such L/C Issuer, a participation in such Global Tranche Letter of Credit equal to such Lender’s Global Tranche Percentage of the aggregate amount available to be drawn under such Global Tranche Letter of Credit. In consideration and in furtherance of the foregoing, each Global Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable L/C Issuer, such Lender’s Global Tranche Percentage of each Global Tranche L/C Disbursement made by such L/C Issuer and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of a Global Tranche L/C Disbursement required to be refunded to the applicable Borrower for any reason, including after the Termination Date.

(iii) Any payment by the US Tranche Lenders or the Global Tranche Lenders, as applicable, in accordance with the foregoing clauses (i) and (ii) shall be made in the currency of such L/C Disbursement.

(iv) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph (d) in respect of US Tranche Letters of Credit or Global Tranche Letters of Credit, as applicable, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default or Event of Default, any reduction or termination of the Commitments, any fluctuation in currency values or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the applicable Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that on the Facility Termination Date, the Lenders shall cease to have any participation obligations in respect of any undrawn Letters of Credit that shall have been cash collateralized or otherwise backstopped as contemplated by the definition of the term “Facility Termination Date”. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable L/C Issuer shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable L/C Issuer), a majority in interest of the Lenders that would acquire participations in such Letter of Credit pursuant to this paragraph (d) shall have notified the applicable L/C Issuer (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(b) or 4.02(c) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any L/C Issuer shall have received any such notice, it shall have no obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in the currency of such L/C Disbursement equal to such L/C Disbursement not later than 2:00 p.m., New York City time, on the Business Day immediately following the day on which the applicable Borrower shall have received notice of such L/C Disbursement; provided that, if such L/C Disbursement is denominated in US Dollars and is not less than US$1,000,000, subject to the conditions to borrowing set forth herein, the Company may request (i) in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing or (ii) in accordance with Section 2.04 that such payment be financed with a Swing Line Loan, in each case of the applicable Class and in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swing Line Loan, as applicable. If the applicable Borrower fails to make any such reimbursement payment when due, the Administrative Agent shall notify each applicable Lender of such L/C Disbursement, the amount of the payment then due from such Borrower in respect thereof and such Lender’s US Tranche Percentage or Global Tranche Percentage, as applicable, thereof. Promptly following receipt of such notice (and, in any event, no later than the immediately following Business Day), each applicable Lender shall pay to the Administrative Agent on the date such notice is received its US Tranche Percentage or Global Tranche Percentage, as applicable, of the applicable L/C Disbursement payment then due from such Borrower in the currency of such L/C Disbursement and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an L/C Issuer for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the applicable Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the L/C Issuers or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any L/C Issuer from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the fullest extent permitted by applicable law) suffered by such Borrower that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such L/C Issuer’s gross negligence or willful misconduct. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable L/C Issuer shall, within the time allowed by applicable law or the specific terms of such Letter of Credit, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable L/C Issuer shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email) of such demand for payment and whether such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such L/C Issuer and the applicable Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If an L/C Issuer shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the applicable Borrower reimburses such L/C Disbursement, (i) in the case of an L/C Disbursement made in US Dollars, at the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an L/C Disbursement made in any Alternative Currency, the applicable Alternative Currency Overnight Rate plus the Applicable Rate applicable to Term SOFR Loans at such time; provided that, if the applicable Borrower fails to reimburse any L/C Disbursement when due and payable pursuant to paragraph (e) of this Section, then Section 2.12(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable L/C Issuer (except that interest accrued on and after the date of payment by any applicable Lender pursuant to paragraph (e) of this Section to reimburse such L/C Issuer shall be paid to the Administrative Agent for the account of such Lender), and shall be payable on the date on which the applicable Borrower is required to reimburse the applicable L/C Disbursement (and thereafter on demand).

(i) Replacement of an L/C Issuer. An L/C Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer that agrees to act in such capacity in accordance with Section 2.05(k). The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.11(b)), but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Exposures representing more than 50% of the L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Lenders and the L/C Issuers, an amount equal to the portion of the L/C Exposure attributable to each Letter of Credit issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon in cash and in the currency of such Letter of Credit; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.01(g) or 8.01(h). The Borrowers shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.15. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of the applicable Borrower in connection with the applicable Letters of Credit and otherwise as expressly set forth below, and the applicable Borrower hereby creates in favor of the Administrative Agent a security interest in each such deposit to secure such Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys of a Borrower in such account shall, notwithstanding anything to the contrary in ~~Section  2.13(b)~~this Agreement or in any other Loan Document, be applied by the Administrative Agent to reimburse the L/C Issuers for L/C Disbursements in respect of Letters of Credit issued for the account of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) for the L/C Exposure in respect of Letters of Credit issued for the account of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with L/C Exposure representing more than 50% of the L/C Exposure and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral in respect of the L/C Exposure shall be less than the aggregate L/C Exposure of all the Defaulting Lenders) the consent of each L/C Issuer), be applied to satisfy other obligations of such Borrower (or, in the case of moneys deposited by the Company, the other Borrowers) under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.15, such amount (to the extent not applied as aforesaid) shall be returned to such

Borrower as promptly as practicable (and in no event more than three Business Days) to the extent that, after giving effect to such return, no L/C Issuer shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral.

(k) Designation of Additional L/C Issuers. From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional L/C Issuers one or more Lenders (or Affiliates of Lenders) that agree to serve in such capacity as provided below. The acceptance by a Lender (or an Affiliate of a Lender) of any appointment as an L/C Issuer hereunder shall be evidenced by an L/C Issuer Agreement, which shall set forth the L/C Commitment of such Lender (or Affiliate) and be executed by such Lender (or Affiliate), the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender (or Affiliate) shall have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “L/C Issuer” shall be deemed to include such Lender in its capacity as an L/C Issuer. The L/C Issuer Agreement of any L/C Issuer may limit the currencies in which and the Borrowers for the accounts of which such L/C Issuer will issue Letters of Credit, and any such limitations will, as to such L/C Issuer, be deemed to be incorporated into this Agreement.

(l) L/C Issuer Reports. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall report in writing to the Administrative Agent such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer.

(m) L/C Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination (provided that, at any time of determination, any fees payable pursuant to Section 2.11(b) shall at all times be calculated based on the maximum stated amount of the Letter of Credit rather than the maximum stated amount thereof after giving effect to any such future increases) and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Lender of the applicable Class hereunder shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(n) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary (other than a Borrowing Subsidiary), or states that a Subsidiary (other than a Borrowing Subsidiary) is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder, the payment of interest thereon and the payment of fees due under Section 2.11(b)) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by (i) in the case of a Term SOFR Borrowing, a EURIBOR Borrowing or, if applicable pursuant to Section 3.02, a Daily Simple SOFR Borrowing, 10:00 a.m., New York City time, and (ii) in the case of an ABR Borrowing, 1:00 p.m., New York City time, in each case to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the applicable Lenders; provided that Swing Line Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loan proceeds available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to the account designated in the applicable Borrowing Notice; provided that ABR Revolving Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable L/C Issuer specified in the applicable Borrowing Notice. If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in any other currency, the greater of (x) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Alternative Currency Overnight Rate) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan pursuant to Section 2.12. If such Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Class and Type specified in the applicable Borrowing Notice and, in the case of a Term SOFR Borrowing or EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Notice or as otherwise provided in Section 2.03. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing or EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Company may elect different options with respect to different portions of the applicable affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Loans, which may not be converted or continued. Notwithstanding any other provision of this Section, the Company shall not be permitted to change the Class or, except as permitted in Section 3.03, the currency of any Borrowing or elect an Interest Period for a Term SOFR Borrowing or EURIBOR Borrowing that does not comply with Section 2.02(b).

(b) To make an election pursuant to this Section, the Company shall submit to the Administrative Agent, by email (in .pdf or .tif format), a completed Interest Election Request signed by an Authorized Representative of the Company by the time and date that a Borrowing Notice would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is to be a Term SOFR Borrowing or EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If by any such Interest Election Request the Company requests a Term SOFR Borrowing or EURIBOR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Company fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing or EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is prepaid in accordance with the provisions of Section 2.10, at the end of such Interest Period such Borrowing shall be continued as a Borrowing of the applicable Type for an Interest Period of one month.

(e) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a Term SOFR Borrowing, (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) subject to Section 3.02, unless repaid, each EURIBOR Borrowing shall be continued as a EURIBOR Borrowing with an Interest Period of one month’s duration. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

SECTION 2.08. Termination, Reduction and Increase of Commitments; Redesignation of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Stated Termination Date.

(b) The Company may, upon prior written notice to the Administrative Agent specifying the effective date thereof, terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each such reduction of the Commitments of any Class shall be in an amount that is not less than the Borrowing Minimum and an integral multiple of the Borrowing Multiple, in each case for Borrowings denominated in US Dollars (or, if less, the entire remaining amount of the Commitments of such Class), (ii) the Company shall not terminate or reduce the Commitments of any Class if after giving effect to such termination or reduction and to any concurrent payment or prepayment of Loans or L/C Disbursements, (A) the aggregate Revolving Credit Exposure of such Class would exceed the aggregate amount of Commitments of such Class, (B) the Aggregate Revolving Credit Exposure would exceed the aggregate Commitments or (C) the Revolving Credit Exposure of such Class of any Lender would exceed its Commitment of such Class and (iii) if an Event of Default shall have occurred and be continuing, the Company shall not terminate or reduce the Commitments of any Class unless it shall simultaneously and ratably reduce the Commitments of the other Class.

(c) Promptly following receipt of notice from the Company pursuant to paragraph (b) of this Section, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class may state that such notice is conditioned upon the effectiveness of other credit facilities or the completion of other transactions, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or the satisfaction of such condition is delayed. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class.

(d) (i)The Company, the Administrative Agent and any Lender or any other Person qualifying as an Eligible Assignee or any combination of such Lenders and such Persons (collectively, “Increasing Lenders”), may (in their sole discretion) enter into one or more amendment agreements substantially in the form of Exhibit F hereto (each an “Accession Agreement”) without further approval of the other Lenders or any other Borrower, pursuant to which the Increasing Lenders agree to establish or increase, as the case may be, Global Tranche Commitments or US Tranche Commitments in an aggregate amount for all Commitments so established or increased pursuant to this paragraph during the term of this Agreement not to exceed US$750,000,000; provided that:

(A) each such increase shall be in an amount equal to US$20,000,000 or an integral multiple of US$5,000,000 in excess thereof;

(B) each Borrower shall execute and deliver to the Administrative Agent (1) board resolutions of such Borrower certified by its secretary or assistant secretary authorizing such increase and (2) a legal opinion of either the General Counsel of such Borrower or special counsel to such Borrower as to the due authorization, execution and delivery of this Agreement, as modified by such increase, the enforceability thereof and the absence of conflicts with the Organizational Documents and material agreements of such Borrower, all in form and substance substantially similar to such opinions delivered on the Closing Date in satisfaction of Section 4.01(a)(ii);

(C) the Company shall deliver to the Administrative Agent a certificate of an Authorized Representative of the Company certifying that no Default or Event of Default then exists or would arise as a result of any such increase; ~~and~~

(D) on and after the Guarantee and Collateral Requirement Date, the Loan Parties shall execute and deliver to the Administrative Agent a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent, with respect to their Liens and obligations under the Loan Documents; and

(E) ~~(D)~~ if such Increasing Lender is not already a Lender hereunder, each Increasing Lender shall be subject to the approval of the Administrative Agent, each L/C Issuer and each Swing Line Lender (in each case, which approval shall not be unreasonably withheld, delayed or conditioned).

(ii) Upon the execution, delivery and acceptance of the documents required by this Section 2.08(d), each Increasing Lender shall have all the rights and obligations of a Lender under this Agreement. The Administrative Agent shall provide the Lenders with notice of the revised Commitments of the Lenders, including the Increasing Lenders.

Upon the effectiveness of an increase provided for in this Section 2.08(d), if any Loans of a Class affected by such increase are then outstanding, each applicable Borrower shall prepay to certain Lenders amounts of such Loans outstanding (including any additional amounts required pursuant to Section 3.04) and borrow from certain other Lenders new Loans as necessary so that, after giving effect to such prepayments and borrowings on such date, the percentage of the principal balance of all outstanding Loans of the applicable Class owing to each Lender is equivalent to each such Lender’s ratable percentage (based on its Commitment, and the Commitments of the other Lenders, of such Class) of all such outstanding Loans of such Class after giving effect to any nonratable increase in the Commitments of such Class resulting from the exercise of an increase pursuant to this Section 2.08(d).

(e) Notwithstanding anything in this Agreement to the contrary, any US Tranche Lender (a “Converting Lender”) may elect to convert its US Tranche Commitment, in whole but not in part, to a Global Tranche Commitment with the consent of the Company and pursuant to an agreement entered into by such US Tranche Lender, the Administrative Agent and the Company (a “Conversion Agreement”); provided that, after giving effect to such conversion and to the transactions provided for in this Section 2.08(e), (i) the aggregate US Tranche Revolving Credit Exposure will not exceed the aggregate US Tranche Commitments and (ii) the US Tranche Revolving Credit Exposure of any US Tranche Lender will not exceed its US Tranche Commitment. On the effective date of any such conversion (which shall be the date specified in the applicable Conversion Agreement), (A) the US Tranche Commitment of such Converting Lender shall become a Global Tranche Commitment, with the result that the aggregate amount of the Global Tranche Commitments shall be increased and the aggregate amount of the US Tranche Commitments shall be reduced by the amount of the US Tranche Commitment so converted, and (B) such Converting Lender shall, with respect to its converted Commitment, have the rights and obligations of a Global Tranche Lender. Upon the effectiveness of any such conversion, (x) if any Loans are then outstanding, each applicable Borrower shall prepay to certain Lenders the amounts of such Loans outstanding, including all outstanding US Tranche Loans of the Converting Lender (and any additional amounts required pursuant to Section 3.04), and borrow from certain other Lenders new Loans, as necessary so that, after giving effect to such prepayments and borrowings on such date, the percentage of the principal balance of all outstanding Loans of each Class owing to each Lender is equivalent to such Lender’s ratable percentage (based on its Commitment of such Class, and the Commitments of the other Lenders of such Class) of all such outstanding Loans of such Class and (y) if any Letters of Credit or Swing Line Loans are then outstanding, the allocation of the participation exposures with respect to such then-existing or any subsequent Letters of Credit or Swing Line Loans of each Class shall be reallocated on a ratable basis (based on each Lender’s Commitment, and the Commitments of the other Lenders, of such Class) as between the Lenders of such Class after giving effect to any such conversion.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made by such Lender to such Borrower on the Termination Date and (ii) to each Swing Line Lender the then unpaid principal amount of each Swing Line Loan made by such Swing Line Lender to such

Borrower on the earlier of the Termination Date and the first date after such Swing Line Loan is made that is the 15th day or the last day of a calendar month and that is at least four Business Days after the day on which such Swing Line Loan is made; provided that on each date on which a Borrowing denominated in US Dollars (including any ABR Borrowing) is made to the Company, the Company shall repay all its Swing Line Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type of each such Loan and, in the case of any Term SOFR Loan or EURIBOR Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof. The information contained in such accounts will be made available to the Company at reasonable times and upon reasonable request.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Company and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.01) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to Section 3.04 (but otherwise without premium or penalty) and the requirements of this Section.

(b) If, on any date, the Company shall have received notice from the Administrative Agent that (i) the aggregate Revolving Credit Exposure of any Class shall exceed the aggregate Commitments of such Class or (ii) the Aggregate Revolving Credit Exposure shall exceed the aggregate Commitments, then (A) if any ABR Revolving Borrowing or Swing Line Loan of the applicable Class (in the case of clause (i)), or of either Class (in the case of clause (ii)) shall be outstanding, the Borrowers shall, within three Business Days of receipt of such notice, prepay such ABR Revolving Borrowing or Swing Line Loan and (B) on the last day of any Interest

Period for any Term SOFR Borrowing or EURIBOR Borrowing of the applicable Class (in the case of clause (i)), or of either Class (in the case of clause (ii)), the applicable Borrower shall, if such day is at least three Business Days after receipt of such notice, prepay such Term SOFR Borrowing or EURIBOR Borrowing, in each case, in an aggregate amount equal to the lesser of (x) the amount necessary to eliminate such excess and (y) the amount of such Borrowing. If, on any date, the Company shall have received notice from the Administrative Agent that (1) the aggregate Revolving Credit Exposure of any Class shall exceed 105% of the aggregate Commitments of such Class or (2) the Aggregate Revolving Credit Exposure shall exceed 105% of the aggregate Commitments, then the Borrowers shall, within three Business Days of receipt of such notice, prepay one or more Borrowings in an aggregate principal amount sufficient to eliminate such excess.

(c) On the date of any termination or reduction of the Commitments of either Class pursuant to Section 2.08, the Company shall pay or prepay (or shall cause a Borrowing Subsidiary to pay or prepay) so much of the Borrowings of such Class as shall be necessary in order that (i) the aggregate Revolving Credit Exposure of such Class shall not exceed the aggregate Commitments of such Class, (ii) the Aggregate Revolving Credit Exposure shall not exceed the aggregate Commitments and (iii) the Revolving Credit Exposure of such Class of any Lender shall not exceed its Commitment of such Class, in each case after giving effect to such termination or reduction.

(d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

(e) The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender that made such Swing Line Loan) of any prepayment of a Borrowing hereunder (i) in the case of a Term SOFR Borrowing or EURIBOR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of such prepayment, (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of such prepayment, (iii) in the case of an ESTR Borrowing, not later than 12:00 noon, Local Time, on the date of such prepayment and (iv) in the case of a Daily Simple SOFR Borrowing (if applicable pursuant to Section 3.02), not later than 12:00 noon, New York City time, three Business Days before the date of such prepayment. Each such notice shall be irrevocable, shall be submitted by email (in .pdf or .tif format) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a) The Borrowers agree to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a facility fee (a “Facility Fee”), which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender (whether used or unused), in each case during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided that, if any Lender continues to have any Revolving Credit Exposure of any Class after its Commitment of such Class terminates, then the Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure of such Class from and including the date on which such Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure of such Class. Facility Fees accrued through and including the last day of each March, June, September and December of each year shall be payable in arrears on the 15th Business Day following such last day, commencing on the first such date to occur after the Closing Date, and, with respect to the Facility Fees accrued on Commitments of any Class, on the date on which the Commitments of such Class shall terminate; provided that the Facility Fees accruing on the Revolving Credit Exposure of any Class after the date on which the Commitments of such Class terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (or cause the applicable Borrowing Subsidiary to pay) (i) to the Administrative Agent for the account of each Lender a participation fee (an “L/C Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used in determining the interest rate applicable to Term SOFR Loans on the daily amount of such Lender’s L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitments terminate and the date on which such Lender ceases to have any L/C Exposure, and (ii) to each L/C Issuer, a fronting fee (an “L/C Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily undrawn amount of the outstanding Letters of Credit of each Class issued by such L/C Issuer during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which the last of such Letters of Credit expires, terminates or is drawn in full, as well as such L/C Issuer’s standard fees (“L/C Issuer Fees”) with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. L/C Participation Fees and L/C Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any L/C Issuer pursuant to this paragraph shall be payable within 10 days after demand. All L/C Participation Fees and L/C Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

(d) The Borrowers agree to pay, through the Administrative Agent, upfront fees in the amounts heretofore communicated to the Lenders by the Company and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates on which due and payable, in immediately available funds, to the Administrative Agent or to any L/C Issuer (in the case of fees payable to it) for distribution, in the case of Facility Fees, L/C Participation Fees and upfront fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swing Line Loan denominated in US Dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 3.02) shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d) The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) Each Swing Line Loan denominated in Euro shall bear interest at Daily Simple ESTR plus the Applicable Rate.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement payment owed in respect of an L/C Disbursement or any fee or other amount payable by any Borrower hereunder is not paid when due and payable, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by applicable law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, any L/C Disbursement or any interest on any Loan or any L/C Disbursement, 2% per annum plus the rate otherwise applicable to such Loan or L/C Disbursement as provided in the preceding paragraphs of this Section or in Section 2.05(h), as applicable, or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g) Accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan or EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR, Adjusted Daily Simple SOFR, Adjusted EURIBO Rate, Daily Simple ESTR or Alternative Currency Overnight Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 3.01, 3.04 or 3.05, or otherwise) (i) in the case of payments in US Dollars, prior to 2:00 p.m., New York City time, on the date when due and (ii) in the case of payments in an Alternative Currency, no later than the Applicable Time on the date when due, in each case, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may be deemed, in the discretion of the Administrative Agent, to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Unless and until otherwise specified, all such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to an L/C Issuer or a Swing Line Lender shall be so directly made and payments to be made pursuant to Sections 3.01, 3.04, 3.05, 11.05 and 11.09 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Each such payment shall be made in US Dollars, except that the principal of and interest on any Loan or L/C Disbursement denominated in an Alternative Currency shall be made in such currency. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due and payable hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due and payable to such parties and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due and payable to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, participations in L/C Disbursements or Swing Line Loans or accrued interest on any of the foregoing (collectively “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender with respect to its Claims, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company or any Borrowing Subsidiary pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as it may be amended from time to time), including the last paragraph of Section 2.08(d), Section 2.08(e) and Section 2.16, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company and each Borrowing Subsidiary consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against it rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company or such Borrowing Subsidiary in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due for the account of the Lenders or the L/C Issuers hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) if denominated in any other currency, the greater of (x) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Alternative Currency Overnight Rate) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it under this Agreement to or for the account of the Administrative Agent, any L/C Issuer or any Swing Line Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by it for the account of such Lender for the benefit of the Administrative Agent, such Swing Line Lender or such L/C Issuer, as the case may be, to satisfy such Lender’s obligations to it until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.14. Borrowing Subsidiaries. On or after the Closing Date, the Company may at any time and from time to time designate a Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt thereof, the Administrative Agent will post a copy of such Borrowing Subsidiary Agreement to the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date 10 days after it has been posted by the Administrative Agent to the Lenders (subject to the receipt by each Lender, at least five Business Days prior to such effectiveness, of any information reasonably requested by it under the USA PATRIOT Act or other “know-your-customer” laws (including the Beneficial Ownership Regulation) not later than the third Business Day after the posting date of such Borrowing Subsidiary Agreement), unless, in the case of any Foreign Subsidiary, the Administrative Agent shall theretofore have received written notice from any Lender (or shall itself have delivered a notice to the Company) (a) that it is unlawful under Federal or applicable state or foreign law for such Lender or the Administrative Agent, as the case may be, to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein or (b) that such Lender or the Administrative Agent, as the case may be, is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located (a “Notice of Objection”), in which case such Borrowing Subsidiary Agreement shall not become effective until such time as such Lender or the Administrative Agent, as the case may be, (i) withdraws such Notice of Objection, (ii) in the case of a Lender, ceases to be a Lender hereunder, including pursuant to Section 3.07, or (iii) in the case of a Lender, has its Global Tranche Revolving Loans, at the election of the Company, converted to US Tranche Revolving Loans, on terms and pursuant to procedures to be agreed by the Administrative Agent and the Company consistent with Section 2.08(e). Upon the effectiveness of a Borrowing Subsidiary Agreement as provided in the preceding sentence, the applicable Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. In the event the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Borrowing Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, any Letters of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder unless such Letters of Credit have been drawn in full or have expired or been cash collateralized in accordance with Section 2.05(j)

or any amounts payable by such Borrowing Subsidiary in respect of L/C Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by such Borrowing Subsidiary) shall be outstanding hereunder; provided further that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further Borrowings under this Agreement. If (x) a Borrowing Subsidiary is to consolidate or merge with or into any other Person or to consummate a Division and (y) the Person surviving such consolidation or merger (the “Surviving Subsidiary”) or the Division Successor, as applicable, will not be (1) a Domestic Subsidiary, (2) located in the same jurisdiction as the Borrowing Subsidiary effecting such consolidation, merger or Division at the time such consolidation, merger or Division is effective, or (3) in the case of a Borrowing Subsidiary that is a Global Tranche Borrower, located in the same jurisdiction as any other Borrowing Subsidiary, at the time such consolidation, merger or Division is effective, then, (A) any principal of or interest on any Loan outstanding to such Borrowing Subsidiary shall be repaid prior to, and a Borrowing Subsidiary Termination will be deemed to become effective as to such Surviving Subsidiary or Division Successor, as applicable, at the time of such merger, consolidation or Division, and (B) at the time of such merger, consolidation or Division, the Company shall automatically be substituted for such Borrowing Subsidiary as the account party on any outstanding Letter of Credit that shall have been issued for the account of such Borrowing Subsidiary, unless, in each case, such Surviving Subsidiary satisfies the foregoing provisions of this Section 2.14.

SECTION 2.15. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Facility Fees shall continue to accrue on the Commitments of such Defaulting Lender pursuant to Section 2.11(a) only to the extent of the Revolving Credit Exposures of such Defaulting Lender (excluding any portion thereof constituting Swing Line Exposure or L/C Exposure of such Defaulting Lender that (i) is subject to reallocation under clause (c)(i) below or (ii) is prepaid or cash collateralized by the applicable Borrowers in accordance with clause (c)(ii) below);

(b) the Commitments and the Revolving Credit Exposures of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 11.06 or 11.06A); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.06 or 11.06A, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swing Line Exposure or L/C Exposure of any Class exists at the time such Lender becomes a Defaulting Lender then:

(i) (A) first, the Swing Line Exposure of such Class of such Defaulting Lender (other than any portion of such Swing Line Exposure (x) referred to in clause (b) of the definition of Global Tranche Swing Line Exposure or US Tranche Swing Line Exposure, as the case may be, or (y) with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) shall be reallocated among the Non-Defaulting Lenders with Commitments of such Class ratably in accordance with their respective Commitments of such Class, but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures of such Class plus such Defaulting Lender’s Swing Line Exposure of such Class (other than any portion thereof referred to in the parenthetical clause above) does not exceed the sum of all Non-Defaulting Lenders’ Commitments of such Class; and (B) second, the L/C Exposure of such Class of such Defaulting Lender (other than any portion thereof attributable to unreimbursed L/C Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Non-Defaulting Lenders with Commitments of such Class ratably in accordance with their respective Commitments of such Class, but only to the extent the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures of such Class (including any Swing Line Exposures reallocated pursuant to subclause (A) of this clause (i)) plus such Defaulting Lender’s L/C Exposure of such Class (other than any portion thereof referred to in the parenthetical clause above) does not exceed the sum of all Non-Defaulting Lenders’ Commitments of such Class;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swing Line Exposure of the applicable Class (other than any portion thereof referred to in the first parenthetical in such clause (i)) that has not been reallocated as set forth in such clause and (B) second, cash collateralize for the benefit of the L/C Issuers the portion of such Defaulting Lender’s L/C Exposure of the applicable Class (other than any portion thereof referred to in the second parenthetical in such clause (i)) that has not been reallocated as set forth in such clause in accordance with the procedures set forth in Section 2.05(j) for so long as such L/C Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay L/C Participation Fees pursuant to Section 2.11(b) with respect to the portion of such Defaulting Lender’s L/C Exposure for so long as such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv) if any portion of the L/C Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the applicable Lenders pursuant to Section 2.11(a) or 2.11(b) shall be adjusted to give effect to such reallocation;

(v) if all or any portion of such Defaulting Lender’s Swing Line Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Swing Line Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its Swing Line Exposure shall be payable to the Swing Line Lender until and to the extent that such Swing Line Exposure is reallocated and/or reduced to zero; and

(vi) if all or any portion of such Defaulting Lender’s L/C Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its L/C Exposure, and all L/C Participation Fees payable under Section 2.11(b) with respect to such portion of its L/C Exposure, shall be payable to the L/C Issuers (and allocated among them ratably based on the amount of such portion of the L/C Exposure of such Defaulting Lender attributable to Letters of Credit issued by each L/C Issuer) until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Swing Line Lender shall be required to fund any Swing Line Loan and no L/C Issuer shall be required to issue, amend, renew or extend any Letter of Credit of an applicable Class unless, in each case, it is satisfied that, after giving effect to such funding or issuance, amendment or extension, the Defaulting Lender’s Swing Line Exposure (other than any portion thereof referred to in clause (b) of the definition of Global Tranche Swing Line Exposure or US Tranche Swing Line Exposure, as the case may be) or L/C Exposure of each applicable Class will be fully covered by the Commitments of such Class of the Non-Defaulting Lenders, after giving effect to the reallocation of participating interests in any such funded Swing Line Loan or in any such issued, amended, renewed or extended Letter of Credit in accordance with clause (c)(i) above and/or cash collateral in respect of such Letter of Credit is provided by the Borrowers in accordance with clause (c)(ii) above.

In the event that the Administrative Agent, the Company, each Swing Line Lender and each L/C Issuer each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and L/C Exposure of the Lenders of the applicable Class shall be readjusted to reflect the inclusion of such Lender’s Commitment of such Class and on such date such Lender shall purchase at par such of the Loans of the applicable Class of the other Lenders, and such funded participations in Swing Line Loans and L/C Disbursement of such Class, as the Administrative Agent shall determine may be necessary in order for the Lenders to hold such Loans and funded participations ratably in accordance with their Commitment of such Class, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 11.06 or 11.06A and this Section 2.15 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.15 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, each Swing Line Lender, each L/C Issuer, the Company or any Borrowing Subsidiary may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.16. Extension Offers. (a) The Company may, by written notice to the Administrative Agent, make offers (collectively, an “Extension Offer”) on equal terms to all the Lenders of one or more Classes (each Class subject to such an Extension Offer being an “Extension Request Class”) to enter into an Extension Permitted Amendment pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Extension

Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be fewer than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective (A) only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such acceptance being in the sole and individual discretion of each such Lender and such Lenders being called “Extending Lenders”, and Lenders of such Class that do not accept such Extension Offer being called “Declining Lenders”), (B) only if Lenders (including any replacement Lenders referred to in the last sentence of paragraph (c) below) representing at least a majority of the Commitments of the Extension Request Class accept such Extension Offer and such Commitments, together with any Commitments of any other Class or Classes that are simultaneously extended pursuant to this Section, represent a majority of the aggregate Commitments and (C) in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of the Extension Request Class as to which such Lender’s acceptance has been made.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Company, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) the Company shall have delivered to the Administrative Agent a certificate of an Authorized Representative of the Company certifying that (A) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (B) on the date of effectiveness thereof, the representations and warranties of each Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct in all material respects on and as of such earlier date and except that the financial statements referred to in Section 5.05 shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01, and (ii) the Borrowers shall have delivered to the Administrative Agent such legal opinions, evidence of authority, officer’s certificates and other documents, including, on and after the Guarantee and Collateral Requirement Date, a reaffirmation by the Loan Parties of their Liens and obligations under the Loan Documents, in each case, as shall reasonably have been requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender of the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents, including provisions hereof or thereof that would otherwise require the consent of all the Lenders, as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the applicable Extending Lenders as a new Class of loans and/or commitments hereunder and as the Company and the applicable Extending Lenders may agree to the extent such amendment would otherwise be permitted pursuant to, and is adopted in accordance with the consent requirements of, Section 11.06 or 11.06A; provided that (i) no such Extension Agreement shall effect any amendment or waiver referred to in Section 11.06(a)(ii)(A), (B) or (C) without the consent of each Lender affected thereby and (ii) except as otherwise agreed by each L/C Issuer and each Swing Line Lender, as applicable, (A) the allocation of the participation exposures with respect to any then-existing or subsequent Letters of Credit or Swing

Line Loans of the Extension Request Class shall be made on a ratable basis as between the new Class of Commitments and the remaining Commitments of the Extension Request Class and (B) the Availability Period and the Stated Termination Date, as such terms are used in reference to Letters of Credit or Swing Line Loans, may not be extended without the prior written consent of each L/C Issuer and each Swing Line Lender, as applicable.

(c) The applicable Commitment of each Declining Lender under the Extension Request Class shall terminate on the Stated Termination Date in effect as to such Lender prior to the effectiveness of any such Extension Permitted Amendment (the “Existing Stated Termination Date”). The principal amount of any outstanding Revolving Loans of the Extension Request Class made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders, shall be due and payable on the Existing Stated Termination Date, and on such date the Borrowers shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the aggregate Revolving Credit Exposure of the Extension Request Class (or any separate Class comprising the Extending Lenders of such Class) will not exceed the aggregate Commitments of such Class. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to and in accordance with Section 3.07 and such procedures as the Administrative Agent may reasonably specify, at any time prior to the Existing Stated Termination Date, to replace a Declining Lender with a Lender or other financial institution that will agree to the Extension Permitted Amendment, and any such replacement Lender shall for all purposes constitute an Extending Lender.

SECTION 2.17. Use of Proceeds. The proceeds of the Loans made hereunder shall be used by the Company and the Borrowing Subsidiaries for general working capital needs and other lawful corporate purposes, including, without limitation, the making of acquisitions and, subject to Section 5.10, repurchases of outstanding shares of the Company’s common stock.

ARTICLE III

Change in Circumstances

SECTION 3.01. Increased Cost and Reduced Return. (a) If any Change in Law:

(i) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, insurance charge or similar requirement (other than any reserve requirement taken into account in determining the Adjusted EURIBO Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, any Lender (or its Applicable Lending Office), including each Commitment of such Lender hereunder;

(ii) shall impose on any Lender (or its Applicable Lending Office) or on the applicable offshore interbank market any other condition (other than Taxes) affecting this Agreement or any Note or any Loans made by such Lender or any Letter of Credit or participation therein;

(iii) shall subject any Lender (or its Applicable Lending Office) to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes, (C) reserve, special deposit, assessment compulsory loan, insurance charge or similar requirements, the compensation for which is governed solely by Section 3.01(a)(i) or (D) capital adequacy or liquidity requirements, the compensation for which is governed solely by Section 3.01(b)) on its loans, letters of credit, participations or commitments, or on its assets, deposits, reserves, liabilities or capital, in each case, attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining any Loan (or of maintaining its Commitment to make Loans) or issuing or participating in any Letters of Credit (or of maintaining its obligation to issue or participate in any Letter of Credit) or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any Note with respect to any Loan or Letter of Credit, then the Borrowers shall pay to such Lender within 15 days of demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation under this paragraph (a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on the capital of such Lender or its Lender Parent as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or its Lender Parent could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy and liquidity), then from time to time within 15 days after demand by such Lender (with a copy to the Administrative Agent) the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its Lender Parent for such reduction.

(c) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.01 shall furnish to the Company and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail, which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reduction in return on capital with respect to any period prior to the date that is three months prior to such request if such Lender knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions in return on capital and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions in capital; provided further that the foregoing limitation shall not apply to any increased costs or reductions in return on capital arising out of the retroactive application of any Change in Law as aforesaid within such three month period.

(e) Notwithstanding the foregoing provisions of this Section, no Lender shall be entitled to request compensation under this Section for any costs referred to in paragraph (a)(iii) above or any costs imposed on such Lender under the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III unless it shall be the general policy or practice of such Lender to seek compensation under comparable credit facilities the documents for which contain provisions comparable to this Section 3.01.

SECTION 3.02. Alternate Rate of Interest. (a) Subject to Section 3.02(b), if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing or a EURIBOR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Adjusted EURIBO Rate, as the case may be, for such Interest Period (including because the Relevant Screen Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders (or, in the case of clause (B) below as to the Daily Simple ESTR, the applicable Swing Line Lender) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing or a EURIBOR Borrowing, that the Adjusted Term SOFR or the Adjusted EURIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or such Swing Line Lender) of making or maintaining their Loans (or its Swing Line Loan) included in any RFR Borrowing;

then the Administrative Agent shall give the Company and the Lenders prompt notice thereof, specifying the affected Loans, periods or currencies, and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) in the case of a Revolving Borrowing, the Company delivers a new Interest Election Request in accordance with Section 2.07 or a new Borrowing Notice in accordance with Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term SOFR Borrowing and any Borrowing Notice that requests a Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Notice, as applicable, for (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.02(a)(i) or 3.02(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.02(a)(i) or 3.02(a)(ii) above and (B) in the case of Loans denominated in an Alternative Currency (including any Swing Line Loan denominated in Euro), any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a EURIBOR Borrowing and any Borrowing Notice that requests a EURIBOR Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term SOFR Loan, EURIBOR Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.02(a) with respect to a Relevant Rate applicable to such Term SOFR Loan, EURIBOR Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) in the case of Revolving Loans, the Company delivers a new Interest Election Request in accordance with Section 2.07 or a new Borrowing Notice in accordance with Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.02(a)(i) or 3.02(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.02(a)(i) or 3.02(a)(ii) above on such day and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in an Alternative Currency (including any Swing Line Loan denominated in Euro), (1) any EURIBOR Loan shall, from and after the last day of the Interest Period applicable to such Loan, bear interest at the Central Bank Rate for Euro plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euro cannot be determined, such EURIBOR Borrowing shall, at the Company’s election prior to such day, either (x) be converted to an ABR Borrowing denominated in US Dollars (in an amount equal to the US Dollar Equivalent as of such date of the aggregate principal amount of such EURIBOR Borrowing) or (y) be prepaid by the applicable Borrower, on the day that the Company receives notice thereof from the Administrative Agent (it being understood that if no election is made by the Company by such day, the Company shall be deemed to have selected clause (x)); and (2) any RFR Loan shall bear interest at the Central Bank Rate for Euro plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euro cannot be determined, such RFR Loan shall, at the Company’s election prior to such day, either (x) be converted to an ABR Loan denominated in US Dollars (in an amount equal to the US Dollar Equivalent as of such date of the aggregate principal amount of such RFR Loan) or (y) be prepaid by the applicable Borrower, on the day that the Company receives notice thereof from the Administrative Agent (it being understood that if no election is made by the Company by such day, the Company shall be deemed to have selected clause (x)).

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time (and in consultation with the Company) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02(b).

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or EURIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on its behalf) may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Borrowing, EURIBOR Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for (1) a Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (y) any request for a borrowing of, conversion to or continuation of any EURIBOR Borrowing or RFR Borrowing denominated in an Alternative Currency, as applicable, shall be ineffective. Furthermore, if any Term SOFR Loan, EURIBOR Loan or RFR Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Loan, then until such time as a Benchmark Replacement for the applicable Agreed Currency is implemented pursuant to this Section 3.02(b), (A) in the case of Loans denominated in US Dollars, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event on such day and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in an Alternative Currency, (1) any EURIBOR Loan shall, from and after the last day of the Interest Period applicable to such Loan, bear interest at the Central Bank Rate for Euro plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euro cannot be determined, such EURIBOR Borrowing shall, at the Company’s election prior to such day, either (x) be converted to an ABR Borrowing denominated in US Dollars (in an amount equal to the US Dollar Equivalent as of such date of the aggregate principal amount of such EURIBOR Borrowing) or (y) be prepaid by the applicable Borrower, on the day that the Company receives notice thereof from the Administrative Agent (it being understood that if no election is made by the Company by such day, the Company shall be deemed to have selected clause (x)); and (2) any RFR Loan shall bear interest at the Central Bank Rate for Euro plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euro cannot be determined, such RFR Loan shall, at the Company’s election prior to such day, either (x) be converted to an ABR Loan denominated in US Dollars (in an amount equal to the US Dollar Equivalent as of such date of the aggregate principal amount of such RFR Loan) or (y) be prepaid by the applicable Borrower, on the day that the Company receives notice thereof from the Administrative Agent (it being understood that if no election is made by the Company by such day, the Company shall be deemed to have selected clause (x)). During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 3.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Term SOFR Loans, EURIBOR Loans or RFR Loans, or to make Loans of any Type to Borrowers in one or more jurisdictions, hereunder, then such Lender shall promptly notify the Company thereof and such Lender’s obligation to make or continue any Term SOFR Loans, EURIBOR Loans or RFR Loans, to convert other Types of Loans into Term SOFR Loans or to make Loans to Borrowers in such jurisdictions shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Term SOFR Loans, EURIBOR Loans and RFR Loans to Borrowers in such jurisdictions), and each such Term SOFR Loan, EURIBOR Loan or RFR Loan then outstanding shall (a) in the case of Loans denominated in US Dollars, be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto and (b) in the case of Loans denominated in any Alternative Currency, at the Company’s election prior to such day, either (x) be paid on the last day of the then-current Interest Period with respect thereto (or, in the case of an RFR Loan, on the first Business Day following the date on which the Company receives notice thereof) or (y) be converted into ABR Loans denominated in US Dollars (in an amount equal to the US Dollar Equivalent as of such date of the aggregate principal amount of such Loans in any Alternative Currency) on the last day of the then-current Interest Period with respect thereto (or, in the case of an RFR Loan, on the first Business Day following the date on which the Company receives notice thereof) (it being understood that if no election is made by the Company by such day, the Company shall be deemed to have selected clause (y)).

SECTION 3.04. Compensation. Upon the request of any Lender (with a copy to the Administrative Agent), the applicable Borrowers shall promptly pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost and expense incurred by it as a result of:

(a) any payment, prepayment, or conversion of a Term SOFR Loan or EURIBOR Loan for any reason, including, without limitation, the acceleration of the Loans pursuant to Section 8.01, on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by a Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, convert, continue, or prepay a Term SOFR Loan or EURIBOR Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, Interest Election Request or notice of prepayment under this Agreement.

SECTION 3.05. Taxes. (a) Any and all payments by any Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, other than as required by applicable law. If any Borrower shall be required by applicable law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) such Borrower shall make such deductions, (ii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, (iii) if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made and (iv) within thirty days after the date of such payment, such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not legally available, any other document evidencing payment thereof that is reasonably satisfactory to such Lender or the Administrative Agent (as the case may be).

(b) In addition, the Borrowers agree to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”); provided that, where such Other Taxes arise from a Loan made or Letter of Credit issued to the Company, the Borrowers shall pay only such Other Taxes as shall be imposed by the United States or any political subdivision thereof.

(c) The Borrowers agree to indemnify each Lender and the Administrative Agent for the full amount of any Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.05) payable or paid by such Lender or the Administrative Agent (as the case may be). Indemnification shall be made within 15 days of the date of demand therefor.

(d) Each Lender severally agrees to indemnify the Administrative Agent for the full amount of (i) Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.01(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent hereunder or in connection with any Loan Document. Indemnification shall be made whether or not such Taxes described in clause (i) through (iii) of this paragraph (d) were correctly or legally imposed or asserted by the relevant Governmental Authority and shall be made within 15 days of the date of demand therefor. A certificate as to the amount of such payment or liability delivered to a Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any other Loan Document shall, at the reasonable request of the Company or the Administrative Agent, deliver to the Company (with a copy to the Administrative Agent), at such time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law (if any) as is required to permit such payments to be made without withholding or at a reduced rate.

(f) Without limiting the foregoing, in the case of a US Borrower, (i) any US Lender shall provide upon executing this Agreement (and from time to time thereafter upon any reasonable request of such US Borrower or the Administrative Agent) a duly executed Internal Revenue Service Form W-9 and (ii) any Foreign Lender shall, to the extent it is legally entitled to do so, provide upon executing this Agreement (and from time to time thereafter upon any reasonable request of such US Borrower or the Administrative Agent) a duly executed applicable Internal Revenue Service Form W-8 (or in the case of a Foreign Lender that is not a bank, other customary documentation reasonably satisfactory to the Borrower establishing eligibility for the portfolio interest exemption).

(g) If a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 3.05(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If any Lender receives a refund or credit from a taxation authority (such credit to include any increase in any foreign tax credit) in respect of any Indemnified Taxes for which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts hereunder, it shall within 30 days from the date of such receipt pay over the amount of such refund, credit or other reduction (including any interest paid or credited by the relevant taxing authority or Governmental Authority with respect to such refund, credit or other reduction) to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower with respect to the Indemnified Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket third party expenses of such Lender related to claiming such refund or credit and without interest (other than interest paid by the relevant taxation authority with respect to such refund or credit); provided, however, that such Borrower agrees to repay, upon the request of such Lender, the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund or credit to such taxation authority.

(i) Notwithstanding anything to the contrary in this Section 3.05, if the Internal Revenue Service determines that a Lender is participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder (a “Conduit Financing Arrangement”), then (i) any Taxes that a Borrower is required to withhold from payments to the Lender participating in the Conduit Financing Arrangement shall be excluded from the additional amounts to be paid under paragraphs (a) or (c) of this Section 3.05 and (ii) such Lender shall indemnify any Borrower in full for any and all Taxes for which a Borrower is held liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement.

SECTION 3.06. Designation and Change of Lending Offices. (a) Each Lender and each L/C Issuer agrees that it will endeavor in good faith to designate as the office or offices from which it makes Loans or from which it issues Letters of Credit, as applicable, one or more of its existing offices not known to it to be subject to costs or other requirements for which it would be entitled to seek compensation under Section 3.01, 3.02(a)(ii), 3.03 or 3.05 (or, where such costs cannot be avoided, that will minimize such costs), insofar as such designation would not result, in the sole judgment of such Lender, in economic, legal or regulatory disadvantages to such Lender or any such lending office, and subject to overall policy considerations of such Lender.

(b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01, 3.02(a)(ii), 3.03 or 3.05 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided further that nothing in this Section 3.06 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 3.01, 3.02(a), 3.03 or 3.05.

SECTION 3.07. Substitution of Lenders. Upon the receipt by a Borrower from any Lender (an “Affected Lender”) of a claim under Section 3.01, 3.02(a)(ii), 3.03 or 3.05, or if any Lender shall (x) become a Defaulting Lender or a Declining Lender or (y) deliver a Notice of Objection pursuant to Section 2.14, the Company may: (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s Loans and Commitments or (b) replace such Affected Lender by designating another Lender or a financial institution that is willing to acquire such Loans and assume such Commitments; provided that (i) such replacement does not conflict with any requirement of law, (ii) the applicable Borrower shall repay (or the replacement Lender or financial institution shall purchase, at par) all Loans, accrued interest and other amounts owing to such replaced Lender prior to the date of replacement, (iii) the applicable Borrowers shall be liable to such replaced Lender under Section 3.04 if any Term SOFR Loan or EURIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (iv) the replacement financial institution, if not already a Lender, shall otherwise qualify as an Eligible Assignee, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.01 (provided that the applicable Borrowers or replacement Lender shall be obligated to pay the registration and processing fee) and (vi) the applicable Borrowers shall pay all additional amounts (if any) required pursuant to Section 3.01, 3.02(b), 3.03 or 3.05, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

ARTICLE IV

Conditions to Making Loans and Issuing Letters of Credit

SECTION 4.01. Conditions of Closing. The obligations of the Lenders to make Revolving Loans, of the Swing Line Lenders to make Swing Line Loans and of the L/C Issuers to issue Letters of Credit are subject to the conditions precedent that:

(a) the Administrative Agent shall have received on the Closing Date the following:

(i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 11.07(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of a counterpart of this Agreement);

(ii) the written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of (A) Laura C. Meagher, General Counsel of the Company, (B) Davis Polk & Wardwell, special counsel to the Company, (C) Ballard Spahr LLP, Pennsylvania counsel for the Company and (D) Baker McKenzie Zurich, Swiss counsel for the Company, in each case, dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to the Administrative Agent;

(iii) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of each Borrower certified by its secretary or assistant secretary or any Authorized Representative as of the Closing Date, approving and adopting the Loan Documents to be executed by such Borrower and authorizing the execution and delivery thereof;

(iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each Borrower, certified by its secretary or assistant secretary or any Authorized Representative;

(v) the Organizational Documents of each Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary or any Authorized Representative;

(vi) to the extent applicable and available in the relevant jurisdiction, a certificate issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of the jurisdiction of formation of each Borrower as to the due existence and good standing of such Borrower;

(vii) [reserved];

(viii) a certificate of the Company certifying that (A) as of the Closing Date, each of the representations and warranties set forth in Article V is true and correct in all material respects, (B) after giving effect to the Closing Date and all Loans to be made on the Closing Date, there will be no Default or Event of Default under this Agreement, and (C) except as disclosed in any reports or financial statements publicly filed with the Securities and Exchange Commission prior to the Closing Date, as of the Closing Date there shall not have occurred a material adverse change since April 3, 2021, in the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole;

(ix) evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated (and each of the Lenders that is a party to the Existing Credit Agreement hereby waives any requirement of prior notice for such termination), and that all amounts outstanding or accrued for the accounts of the lenders thereunder have been, or concurrently with the Closing Date are being, paid; and

(x) such other documents, instruments, certificates and opinions as the Administrative Agent or the Required Lenders may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

(b) any fees and expenses required to be paid on or before the Closing Date shall have been paid, including, to the extent invoiced at least one Business Day prior to the Closing Date, all fees, charges and disbursements of counsel to the Administrative Agent; and

(c) the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, to the extent requested by the Lenders at least three Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Article IX, for purposes of determining satisfaction of the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02. Conditions of Revolving Loans, Letters of Credit and Swing Line Loans. The obligations of the Lenders to make any Revolving Loans, the obligation of each Swing Line Lender to make any Swing Line Loan and the obligation of each L/C Issuer to issue or extend any Letter of Credit or to amend any Letter of Credit to increase the stated amount thereof hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

(a) (i) the Administrative Agent, in the case of a Revolving Loan, or the applicable Swing Line Lender, in the case of a Swing Line Loan, shall have received a Borrowing Notice as required by Article II or (ii) the applicable L/C Issuer, in the case of any issuance or extension or such amendment of a Letter of Credit, shall have received a request for such issuance or extension or such amendment as required by Article II;

(b) the representations and warranties of the Loan Parties set forth in Article V (other than those set forth in Section 5.05) and in the other Loan Documents shall be true and correct in all material respects on and as of the date of each such Loan or the date of issuance or extension or such amendment of each such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.04 shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01 from the date such financial statements are delivered to the Administrative Agent and the Lenders in accordance with such Section; and

(c) at the time of and after giving effect to each such Loan or the date of issuance or extension or such amendment of each such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

At the time of each Borrowing, each issuance or extension of a Letter of Credit and each amendment of a Letter of Credit that increases the stated amount thereof, the Company and each applicable Borrower shall be deemed to represent that each of the conditions set forth in this Section 4.02 has been satisfied.

SECTION 4.03. Initial Revolving Loans, Letters of Credit and Swing Line Loans of each New Borrowing Subsidiary. Without limiting the conditions set forth in Section 4.02, the obligation of each Lender and L/C Issuer to make Loans or issue Letters of Credit for the account of any Borrowing Subsidiary designated pursuant to Section 2.14 is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto.

(b) The Administrative Agent shall have received a written opinion of counsel for such Borrowing Subsidiary covering such matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent.

ARTICLE V

Representations and Warranties

The Company represents and warrants with respect to itself and its Subsidiaries that (in the case of Sections 5.14 and 5.16, on and after the Guarantee and Collateral Requirement Date):

SECTION 5.01. Corporate Existence and Power. ~~The Company and each other Borrower~~Each of the Loan Parties is duly organized, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, and has all the corporate or other requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by ~~the Company and each other Borrower of this Agreement and the other Loan Documents~~each Loan Party of each Loan Document to which it is a party are within its corporate or other applicable powers, have been duly authorized by all necessary corporate or other applicable action, require no action by or in respect of, or filing with, any Governmental Authority, other than filings or other actions necessary to perfect Liens created under the Loan Documents on or after the Guarantee and Collateral Requirement Date, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents or, except to the extent that any such contravention or defaults could not reasonably be expected to result in a Material Adverse Effect, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Loan Documents on or after the Guarantee and Collateral Requirement Date.

SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each other Borrower, and each other Loan Document, when executed and delivered by any ~~Borrower~~Loan Party, will constitute a valid and binding agreement of such ~~Borrower~~Loan Party, in each case enforceable in accordance with its terms.

SECTION 5.04. Financial Information. The consolidated balance sheet of the Company and its Subsidiaries as of April 3, 2021, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company’s Form 10-K for the fiscal year then ended, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

SECTION 5.05. Litigation. There is no action, suit or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect, or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

SECTION 5.06. Compliance with ERISA. Except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan or Multiemployer Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Environmental Matters. In the ordinary course of its business, the Company conducts periodic reviews, which it considers prudent and reasonable in light of the nature of the business, of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

SECTION 5.08. Taxes. The Company and its Significant Subsidiaries have filed all United States Federal income tax returns and all other material tax returns required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Significant Subsidiary, except (a) for such amounts as may be contested in good faith by appropriate proceedings or (b) to the extent that any failure to file or pay could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes or other governmental charges are, in the reasonable opinion of the Company, adequate.

SECTION 5.09. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Company only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute any of the Loans a “purpose” credit within the meaning of Regulation U or Regulation X (12 C.F.R. Part 221) of the Federal Reserve Board; provided, however, that the Company may purchase (i) its own stock and (ii) Margin Stock so long as, following the application of the proceeds of each borrowing hereunder, not more than 25% of the value of the assets of the Company and its Subsidiaries on a consolidated basis will be Margin Stock.

SECTION 5.10. Investment Company. Neither the Company nor any ~~Borrowing Subsidiary~~other Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.11. Full Disclosure. All information concerning the Company, the Subsidiaries and the transactions contemplated hereby, other than any forward-looking statements, taken as a whole, that has been or will be made available by the Company to the Administrative Agent or any Lender is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and any forward-looking statements that have been or will be made available by the Company to the Administrative Agent or any Lender are or will be, when furnished, based upon assumptions that the Company’s management believes to be reasonable at the time such statements are made.

SECTION 5.12. No Consents, Etc. Neither the respective businesses or properties of the Company or any Subsidiary, nor any relationship among the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any ~~Borrowing Subsidiary~~other Loan Party as a condition to the consummation of the Transactions, other than filings or other actions necessary to perfect Liens created under the Loan Documents on or after the Guarantee and Collateral Requirement Date, which, if not obtained or effected, could reasonably be expected to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

SECTION 5.13. Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to promote compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and, to the knowledge of the Borrowers, their respective officers, employees, directors and agents, acting in their capacity as such, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or, to the knowledge of the Borrowers, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

SECTION 5.14. Guarantee and Collateral Matters. On and after the Guarantee and Collateral Requirement Date:

(a) the Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Guarantee and Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in such Collateral, prior and superior in right to any other Person, except for rights secured by Liens permitted under Section 7.02 that have priority as a matter of law, and (ii) when UCC financing statements (or equivalent) in appropriate form are filed in the applicable filing offices, the security interest created under the Guarantee and Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC financing statements (or equivalent), prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 7.02 that have priority as a matter of law.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, to the extent the filing of a Mortgage in such jurisdictions can perfect a security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 7.02 that have priority as a matter of law.

(c) Upon the execution and delivery of the IP Collateral Agreements (as defined in the Guarantee and Collateral Agreement) by the parties thereto and the recordation of such IP Collateral Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in Section 5.14(a), the security interest created under the Guarantee and Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 7.02 that have priority as a matter of law (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Guarantee and Collateral Requirement Date).

SECTION 5.15. Principal Properties. Neither the Company nor any of its Subsidiaries owns or leases, as of the Amendment No. 5 Effective Date, or shall own or lease, at any time on or prior to the Guarantee and Collateral Requirement Date, any Principal Property (as defined in each of the 2000 Indenture and the 2007 Indenture).

SECTION 5.16. Subsidiaries. Schedule 5.16 sets forth, as of the Guarantee and Collateral Requirement Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by, the Company or any of the Subsidiaries in (a) each Subsidiary and (b) each other Person, and identifies each Subsidiary that, as of the Guarantee and Collateral Requirement Date, is a Designated Subsidiary.

ARTICLE VI

Affirmative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Financial Reports, Etc. The Company will deliver to the Administrative Agent, on behalf of the Lenders:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP and containing opinions of PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, which are unqualified as to the scope of the audit performed and as to the “going concern” status of the Company;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and of income and cash flows for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and conformity with GAAP by an Authorized Representative of the Company;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a ~~certificate of~~Compliance Certificate executed by an Authorized Representative ~~substantially in the form of Exhibit G  hereto~~of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 7.01, 7.02(j) and 7.03(f) as of the last day of the applicable fiscal year or quarter (and, in the case of Section 7.01, setting forth in reasonable detail the amounts added to Consolidated Net Worth pursuant to clause (a)(ii) of the definition of such term) and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) forthwith upon the occurrence of any Default or Event of Default, a certificate of an Authorized Representative of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice that it has incurred complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is insolvent, has been terminated or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 404l(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of an Authorized Representative of the Company setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take with respect thereto; provided that no such delivery referred to in clauses (i) through (vii) above shall be required unless the event described in the applicable clause could reasonably be expected to result in a Material Adverse Effect;

(h) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; ~~and~~

(i) on and after the Guarantee and Collateral Requirement Date, within 30 days after each delivery of financial statements under clause (a) above, a Perfection Certificate Supplement, duly completed and executed by an Authorized Representative of the Company; and

(j) ~~(i)~~ from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to clauses (a), (b), (f) or (g) of this Section may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted (or a link thereto is provided) (i) on the Company’s website on the Internet at www.vfc.com (or such other URL as shall have been specified by the Company to the Administrative Agent in a written notice), (ii) at www.sec.gov or (iii) on the Platform, in each case so long as such documents are generally available without charge to the Administrative Agent and each of the Lenders at such locations; provided that the Company shall notify (which may be by electronic mail) the Administrative Agent of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company or any Borrowing Subsidiary hereunder (collectively, the “Company Materials”) by posting the Company Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI and who may be engaged in investment and other market-related activities with respect to securities of the Company or any of its Subsidiaries. The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Company Materials as not containing any MNPI (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 11.13); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”.

SECTION 6.02. Payment of Taxes. The Company will pay, and will cause each Significant Subsidiary to pay, all its Tax liabilities, except (a) where the same may be contested in good faith by appropriate proceedings or (b) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and the Company will maintain, and will cause each Significant Subsidiary to maintain, to the extent required under GAAP (or, in the case of a foreign Significant Subsidiary, the accounting standards applicable thereto), appropriate reserves for the accrual of the same.

SECTION 6.03. Maintenance of Properties; Insurance. (a) Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Company will ~~(a)~~ keep, and will cause each Significant Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted~~, and~~ .

(b) ~~(b) maintain~~Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Company will, and will cause each Significant Subsidiary (and, on and after the Guarantee and Collateral Requirement Date, each Designated Subsidiary) to maintain (either in the name of the Company or in such ~~Significant~~ Subsidiary’s own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that the Company and the Subsidiaries shall have the right to self-insure or use a captive insurer in order to meet such insurance requirements so long as the Company or such captive insurer provides the Administrative Agent and the Lenders with reasonable proof of financial responsibility. Each such policy of liability, property and casualty and business interruption insurance maintained by or on behalf of the Company and the Subsidiary Guarantors (beginning on the date that is 45 days after the Guarantee and Collateral Requirement Date or, in the case of any such policy of insurance maintained by any Subsidiary that becomes a Subsidiary Guarantor after the Guarantee and Collateral Requirement Date, the date that is 45 days after the date it becomes a Subsidiary Guarantor) (or, in the case of any such policy, on such later date as the Administrative Agent may agree to in writing) shall (i) in the case of each liability policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent and the Lenders as additional insured thereunder, (ii) in the case of each casualty and business interruption insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender loss payee thereunder and (iii) to the extent available from the relevant insurance carrier after submission of a request by the Company or the applicable Subsidiary Guarantor to obtain the same, provide for at least 30 days’ (or 10 days’ in the case of cancellation for failure to pay premiums) (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy. On and after the Guarantee and Collateral Requirement Date, with respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will obtain and maintain, with financially sound and reputable insurance companies, such flood insurance on such terms and in such amounts as is required and available under Flood Insurance Laws and Regulation H of the Federal Reserve Board or as otherwise reasonably requested by the Administrative Agent or any Arranger (or any Affiliate thereof) so long as the same is in such amount and with such coverage (including reasonable deductibles) as is generally available at commercially reasonable rates. The Company will furnish to the Administrative Agent and the Lenders, upon written request from the Administrative Agent, full information as to the insurance carried.

SECTION 6.04. Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws, ERISA, the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V), the USA PATRIOT Act, the United States Foreign Corrupt Practices Act of 1977 and, in each case, the rules and regulations thereunder and any other enabling legislation or executive orders relating thereto), except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect policies and procedures reasonably designed to promote compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 6.05. Books and Records. The Company will maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company. The Company will cause the Subsidiaries to maintain books of record and account of all financial transactions and matters involving the assets and business of the Subsidiaries, from which the Company may prepare consolidated financial statements in conformity with GAAP consistently applied.

SECTION 6.06. Existence. The Company will, and will cause each ~~Borrowing~~other Loan Party (in the case of any Subsidiary ~~(~~, for so long as it shall be a ~~Borrowing Subsidiary~~Loan Party) to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation or other transaction permitted under Section 7.04.

SECTION 6.07. Guarantee and Collateral Matters.

(a) No later than the Guarantee and Collateral Requirement Date (or, with respect to the actions set forth in clause (h) of the definition of the term “Guarantee and Collateral Requirement”, within 90 days after the Guarantee and Collateral Requirement Date (or such later date as the Administrative Agent may agree to)), the Company shall cause the Guarantee and Collateral Requirement to be satisfied.

(b) If any Subsidiary that is a Designated Subsidiary is formed or acquired after the Guarantee and Collateral Requirement Date or any Subsidiary otherwise becomes, after the Guarantee and Collateral Requirement Date, a Designated Subsidiary (including as a result of becoming a Material Subsidiary or a Wholly Owned Subsidiary), then, on or prior to the later of (i) the date on which the Compliance Certificate with respect to the fiscal quarter in which the relevant event occurs is required to be delivered pursuant to Section 6.01(c) and (ii) 30 days (or, with respect to the actions set forth in clause (h) of the definition of the term “Guarantee and Collateral Requirement”, 90 days) after the date on which the relevant event occurs (or, in each case, such later date as the Administrative Agent may agree to), the Company shall cause the Guarantee and Collateral Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interests in or Indebtedness owed by such Subsidiary owned by the Company or any Subsidiary Guarantor. Notwithstanding anything herein to the contrary, the Company may elect at any time and from time to time to cause any Subsidiary that is not a Designated Subsidiary to become a Subsidiary Guarantor by satisfying the requirements of this Section 6.08 (other than any timing requirements) as if such Subsidiary were subject to such requirements; provided that in the case of any such Subsidiary that is a Foreign Subsidiary, (x) it shall be formed or incorporated in a jurisdiction reasonably acceptable to the Administrative Agent and (y) notwithstanding anything to the contrary in the definition of the term “Guarantee and Collateral Requirement”, such Restricted Subsidiary shall take such actions and execute and deliver such agreements or documents as shall be reasonably requested by the Administrative Agent.

(c) On and after the Guarantee and Collateral Requirement Date, the Company will furnish to the Administrative Agent prompt written notice, and in any event no later than the date that is 45 days after (or such later date as the Administrative Agent may agree to), of any change in (i) the legal name of the Company or any Subsidiary Guarantor, as set forth in its Organizational Documents, (ii) the jurisdiction of organization or the form of organization of the Company or any Subsidiary Guarantor (including as a result of any merger, consolidation or amalgamation), (iii) the location of the chief executive office of the Company or any Subsidiary Guarantor and (iv) with respect to the Company or any Subsidiary Guarantor organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of the Company or such Subsidiary Guarantor.

(d) The Company will, on or prior to the later of (i) the date on which the Compliance Certificate with respect to the fiscal quarter in which the relevant event occurs is required to be delivered pursuant to Section 6.01(c) and (ii) 90 days after the date on which the relevant event occurs (or such later date as the Administrative Agent may agree to), notify the Administrative Agent of the acquisition by the Company or any Subsidiary Guarantor of, or any real property owned by the Company or any Subsidiary Guarantor otherwise becoming, a Mortgaged Property after the Guarantee and Collateral Requirement Date. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Administrative Agent shall not accept any Mortgage from the Company or any Subsidiary Guarantor until such time as it has received confirmation from each Lender that such Lender has completed its flood insurance review and flood insurance compliance has been completed (such confirmation not to be unreasonably withheld, delayed or conditioned); provided that the date by which the actions set forth in clause (h) of the definition of “Guarantee and Collateral Agreement” must be completed in accordance with the first sentence of this paragraph (d) with respect to any Mortgaged Property shall be extended by a period with duration equal to the duration of the period from the date of delivery of the notice specified in the first sentence of this paragraph (d) with respect to such Mortgaged Property through, and including, the date on which the Administrative Agent shall have received the confirmation specified in the second sentence of this paragraph (d) with respect to such Mortgaged Property. The Administrative Agent shall promptly notify the Company of the duration of such period.

SECTION 6.08. Further Assurances. On and after the Guarantee and Collateral Requirement Date, (a) the Company will, and will cause each of the Designated Subsidiaries to, promptly execute and deliver such further documents, agreements and instruments, and take such further actions (including the filing and recording of financing statements, fixture filings and other documents) as may be required under any applicable law or regulation, or that the Administrative Agent may reasonably request, to cause the Guarantee and Collateral Requirement to be and remain satisfied at all times (it being understood that, with respect to matters set forth in Section 6.07, the requirements of this Section 6.08 shall be subject to the grace periods set forth therein) and (b) the Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE VII

Negative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing:

SECTION 7.01. Financial Covenant. The Company will not permit the ratio of Consolidated Net Indebtedness to Consolidated Net Capitalization, as of the last day of any fiscal quarter of the Company, to be greater than (a) on or prior to the fiscal quarter ending on or about September 30, 2024, 0.70 to 1.00, (b) thereafter and on or prior to the fiscal quarter ending on or about September 30, 2025, 0.65 to 1.00 and (c) thereafter, 0.60 to 1.00.

SECTION 7.02. Liens. The Company will not, and will not permit any Subsidiary to, incur, create or permit to exist any Lien with respect to any property or assets now owned or hereafter acquired by the Company or any Subsidiary, other than:

(a) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding US$50,000,000;

(b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary (other than as a result of a Division) and not created in contemplation of such event;

(c) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(d) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

(e) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (a) through (e) above, provided that such Indebtedness is not increased and is not secured by any additional assets;

(g) Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding US$50,000,000 and (iii) do not otherwise in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operations of its business;

(h) Liens on assets of a Subsidiary securing Indebtedness owed to the Company or a Wholly Owned Subsidiary;

(i) Liens imposed by law for Taxes that are not yet due or are being contested as described in Section 6.02; ~~and~~

(j) Liens not otherwise permitted by the foregoing clauses securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed (i) during the Covenant Modification Period, 12.5% of Consolidated Net Worth and (ii) after the end of the Covenant Modification Period, 15% of Consolidated Net Worth; provided that the sum of the aggregate principal amount of Indebtedness permitted to be secured by this clause (j) plus the aggregate principal amount of Indebtedness incurred under Section 7.03(f) at any time outstanding shall not exceed (x) during the Covenant Modification Period, 12.5% of Consolidated Net Worth and (y) after the end of the Covenant Modification Period, 20% of Consolidated Net Worth; provided further that the Liens permitted by this clause (j) may not extend to accounts receivable (and any other right or property that would constitute an “account” within the meaning assigned to such term in Article 9 of the ~~Uniform Commercial Code~~UCC as in effect from time to time in the State of New York), inventory (and any other right or property that would constitute “inventory” within the meaning assigned to such term in Article 9 of the ~~Uniform Commercial Code~~UCC as in effect from time to time in the State of New York) or other current assets of the Company or any Subsidiary~~.~~; and

(k) Liens created under the Loan Documents.

SECTION 7.03. Indebtedness of Subsidiaries. The Company will not permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

(a) Indebtedness of any Person outstanding at the time such Person becomes a Subsidiary (other than as a result of a Division) and not created in contemplation of such event;

(b) Indebtedness of any Person outstanding at the time such Person is merged or consolidated with or into a Subsidiary and not created in contemplation of such event;

(c) Indebtedness secured by a Lien permitted by Section 7.02 hereof;

(d) Indebtedness owing to the Company or a Wholly Owned Subsidiary;

(e) Refinancing Indebtedness in respect of Indebtedness permitted by clause (a), (b) or (c) above (other than, in the case of clause (c), Refinancing Indebtedness in respect of (i) Indebtedness referred to in Section 7.02(j) or (ii) Indebtedness referred to in Section 7.02(h) insofar as such Refinancing Indebtedness would be owed to a Person other than the Company or a Wholly Owned Subsidiary); ~~and~~

(f) Indebtedness not otherwise permitted by the foregoing clauses of this Section in an aggregate outstanding principal amount for all Subsidiaries at no time exceeding (i) during the Covenant Modification Period, 12.5% of Consolidated Net Worth and (ii) after the end of the Covenant Modification Period, 15% of Consolidated Net Worth; provided that the sum of the aggregate principal amount of Indebtedness outstanding under this clause (f) plus the aggregate principal amount of Indebtedness permitted to be secured under Section 7.02(j) at any time outstanding shall not exceed (x) during the Covenant Modification Period, 12.5% of Consolidated Net Worth and (y) after the end of the Covenant Modification Period, 20% of Consolidated Net Worth~~.~~; and

(g) Indebtedness created under the Loan Documents.

The foregoing is subject to the further limitation that for purposes of this Section, any preferred stock of a Subsidiary held by a Person other than the Company or a Wholly Owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the Indebtedness of such Subsidiary.

SECTION 7.04. Consolidations, Mergers and Sales of Assets. The Company will not (a) consolidate with or merge with or into any other Person; provided that the Company may consolidate with or merge with or into another Person if (i) (A) the Company is the corporation surviving such consolidation or merger and is not a subsidiary of another Person or (B) the Person surviving such consolidation or merger (the “Surviving Company”) is organized in the United States or a jurisdiction thereof, is not a subsidiary of another Person and assumes all of the obligations and liabilities of the Company under and in respect of this Agreement and each other Loan Document, (ii) immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing and (iii) in the case of clause (i)(B) above, the Administrative Agent shall have been given reasonable advance notice of such transaction and shall have received such documents and certificates as the Administrative Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of the Surviving Company and the authorization by the Surviving Company of such assumption of obligations and liabilities and, on and after the Guarantee and Collateral Requirement Date, the reaffirmation by the Loan Parties of their Liens and obligations under the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; ~~or~~ (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person, except for sales, leases and other transfers to a Wholly Owned Subsidiary~~.~~; or (c) on and after the Guarantee and Collateral Requirement Date, permit any Subsidiary Guarantor to consolidate with or merge with or into any other Person; provided that a Subsidiary Guarantor may consolidate with or merge with or into another Person if (i) the Company or a Subsidiary Guarantor is the Person surviving such consolidation or merger, (ii) the Person surviving such consolidation or merger is a Domestic Subsidiary and substantially concurrently therewith shall become a Subsidiary Guarantor in accordance with Section 6.07 or (iii) the Person surviving such consolidation or merger is not the Company or a Subsidiary.

SECTION 7.05. Use of Proceeds. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not directly or, to the knowledge of the Borrowers, indirectly, use the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed by the Office of Foreign Assets Control of the US Department of the Treasury or otherwise authorized under US law.

SECTION 7.06. Restrictive Agreements. During the Covenant Modification Period, the Company will not, and will not permit any Subsidiary to, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Domestic Subsidiary to Guarantee any Secured Obligations; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) restrictions and ~~conditions contained in the Existing Term Loan Agreement, as in effect on the Amendment No. 4 Effective Date, (C) restrictions and~~ conditions contained in agreements relating to the sale, transfer or other disposition of any Subsidiary, or a division, product line or other business unit of the Company and the Subsidiaries, that are applicable solely pending such sale, transfer or other disposition, provided that such restrictions and conditions apply only to the Subsidiaries (and their Equity Interests), or the assets, that are to be sold, transferred or otherwise disposed of, (~~D~~C) restrictions and conditions applicable to any Subsidiary acquired after the Amendment No. 3 Effective Date if such restrictions and conditions existed at the time such Subsidiary was acquired and were not created in contemplation of or in connection with such acquisition, and amendments, extensions and renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (~~E~~D) in the case of any Subsidiary that is not a ~~wholly owned~~Wholly Owned Subsidiary of the Company or the Equity Interests in any Person that is not a Subsidiary, restrictions and conditions imposed by the ~~organizational documents~~Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement, provided, in each case, that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary or to the Equity Interests in such other Person, as applicable, (~~F~~E) restrictions and conditions contained in any other agreement or instrument evidencing or governing any Indebtedness of the Company or any Subsidiary, provided that (1)(x) in the good faith judgment of the Company, such restrictions and conditions are on customary market terms for Indebtedness of such type and such restrictions and conditions would not reasonably be expected to impair the ability of the ~~Borrowers~~Loan Parties to comply with their obligations under the Loan Documents and (y) if such restrictions and conditions (i) prohibit, restrict or impose any condition upon the ability of the Company or any Domestic Subsidiary to create, incur or permit to exist any Lien upon all or a material portion of the assets of the Company and the Domestic Subsidiaries or (ii) prohibit, restrict or impose any condition upon the ability of any Domestic Subsidiary to Guarantee any Secured Obligations, the applicable agreements or instruments shall not prohibit or restrict the Company and the Domestic Subsidiaries from creating, incurring or permitting to exist Liens upon any of their assets to secure any Secured Obligations and shall not prohibit or restrict any Domestic Subsidiary from Guaranteeing any Secured Obligations, in each case, so long as the aggregate principal amount of any Indebtedness so secured or Guaranteed does not, at any time, exceed the amount equal to the sum of the aggregate amount of the unused Commitments in effect at such time and the Aggregate Revolving Credit Exposure at such time or (2) such restrictions and conditions are not materially less favorable to the interests of the Lenders than the restrictions and conditions contained in the Existing Indentures and (~~G~~F) restrictions and conditions existing under or by reason of any applicable law or any applicable license, permit, grant or similar restriction, and (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions contained in the Existing Indentures, in each case, as in effect on the Amendment No. 3 Effective Date, (B) restrictions and conditions contained in agreements evidencing or governing any “purchase money” Indebtedness or Capital Leases, if such restrictions or conditions apply only to the property or assets securing such Indebtedness or Capital Leases, (C) customary provisions in leases and other contracts restricting the assignment thereof, (D) customary restrictions in respect of intellectual property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such intellectual property and (E) restrictions on cash or deposits or net worth imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business.

SECTION 7.07. Restricted Payments. During the Covenant Modification Period, the Company will not declare or make, directly or indirectly through any Subsidiary, any Restricted Payment, except that:

(a) the Company may declare and make dividends or other distributions with respect to its Equity Interests payable solely in additional Equity Interests in the Company;

(b) the Company may pay regular quarterly dividends with respect to its common stock within 60 days after the declaration of such dividend; provided that at the date of such declaration, such payment would have complied with clause (f) below (it being agreed that any payment made in reliance on this clause (b) shall, without duplication, be deemed to be usage of availability under clause (f) below);

(c) the Company may make payments in respect of, or repurchases of its Equity Interests deemed to occur upon the “cashless exercise” of, stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or repurchase represents a portion of the exercise price of such options, rights or awards or withholding taxes, payroll taxes or other similar taxes due upon such exercise, purchase or exchange;

(d) the Company may make cash payments in lieu of the issuance of fractional shares representing Equity Interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for common stock in the Company;

(e) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans or agreements for current or former directors, officers, employees or consultants of the Company and its Subsidiaries and

(f) the Company may make other Restricted Payments, provided that (i) no Event of Default exists or would result therefrom and (ii) the aggregate amount of Restricted Payments permitted by this clause (f) (together with, without duplication, the aggregate amount of Restricted Payments permitted by clause (b) above) shall not exceed US$500,000,000 in any calendar year (commencing with the calendar year 2024).

ARTICLE VIII

Events of Default and Acceleration

SECTION 8.01. Events of Default. If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

(a) if default shall be made in the due and punctual payment of the principal of any Loan when and as the same shall be due and payable, whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

(b) if default shall be made in the due and punctual payment of any reimbursement obligation in respect of any L/C Disbursement or any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders, L/C Issuers or the Administrative Agent within five days of the date on which the same shall be due and payable; or

(c) if default shall be made in the performance or observance of the covenants set forth in (i) Section 6.01(d) ~~with respect to an Event of Default~~, (ii) Section 6.06 with respect to the legal existence of the Company or (iii) Article VII; or

(d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or any other Loan Document (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after receipt of notice of such default by an Authorized Representative of the Company from the Administrative Agent or the Required Lenders; or

(e) if there shall occur (i) a default, which is not waived or cured within any applicable period of grace, in the payment of any principal with respect to any Indebtedness (other than the Loans and other Obligations and other than Indebtedness owed to the Company or any Subsidiary) of the Company or any Subsidiary in an amount not less than US$100,000,000 in the aggregate outstanding, or (ii) any event or condition, including any default in the payment of interest, fees or other amounts, specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured, and such event or condition shall continue for more than the period of grace, if any, therein specified, and such event or condition shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

(f) if any representation or warranty contained in any Loan Document, or any representation, warranty or statement of fact in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Company or any Subsidiary pursuant to or in connection with any Loan Document, shall be false or misleading in any material respect when given; or

(g) if the Company or any Significant Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a custodian, receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or file a petition or answer seeking liquidation, reorganization, arrangement or similar relief any Debtor Relief Laws; or

(h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or any Significant Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of 60 days, or shall approve a petition filed against the Company or any Significant Subsidiary seeking liquidation, reorganization or arrangement or similar relief under any Debtor Relief Laws, which petition is not dismissed within 60 days; or if, under the provisions of any Debtor Relief Laws, a court of competent jurisdiction shall assume custody or control of the Company or any Significant Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within 60 days; or if there is commenced against the Company or any Significant Subsidiary any proceeding or petition seeking liquidation, reorganization, arrangement or similar relief under any Debtor Relief Laws, which proceeding or petition remains undismissed for a period of 60 days; or if the Company or any Significant Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

(i) if (i) any judgment or order where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of US$100,000,000 is rendered against the Company or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Company’s or the Subsidiaries’ properties for any amount in excess of US$100,000,000, and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

(j) if any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of US$100,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV or ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of US$100,000,000; or

(k) on or after the Guarantee and Collateral Requirement Date, the guarantee of any Guarantor created under the Guarantee and Collateral Agreement shall fail to be in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such guarantee, or any Guarantor shall deny that it has any further liability under any such guarantee or shall give notice to such effect (in each case, other than solely as a result of the release of a Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement as expressly permitted hereunder or thereunder); or

(l) on or after the Guarantee and Collateral Requirement Date, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Company or any Subsidiary Guarantor not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) such Lien (or perfection thereof) not being required pursuant to this Agreement or any other Loan Document, (ii) a disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (iii) the release thereof as provided in this Agreement or the applicable Security Document or the termination of the applicable Security Document in accordance with the terms thereof or (iv) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Guarantee and Collateral Agreement; or

(m)  ~~(k)~~ if a Change of Control shall occur;

then, and in any such event and at any time thereafter during the continuance of such event, if such Event of Default or any other Event of Default shall have not been waived,

(i) either or both of the following actions may be taken: the Administrative Agent may with the consent of the Required Lenders, and at the direction of the Required Lenders shall, (A) declare any obligation of the Lenders to make further Loans, and of the L/C Issuers to issue, extend or amend Letters of Credit, terminated, whereupon the obligation of each Lender to make further Loans hereunder, and of the L/C Issuers to issue, renew, extend or amend Letters of Credit hereunder, shall terminate immediately, and (B) declare by notice to the Company any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Company and each Borrowing Subsidiary to the Administrative Agent, the Lenders and the L/C Issuers, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above with respect to a Borrower, then the obligation of the Lenders to make Loans hereunder, and of the L/C Issuers to issue, extend or amend Letters of Credit hereunder, shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders; and

(ii) the Administrative Agent may with the consent of the Required Lenders, and at the direction of the Required Lenders shall, require that the Borrowers cash collateralize all L/C Exposure (in an amount equal to the then outstanding L/C Exposure) plus the Letter of Credit fees payable under Section 2.11(b) with respect to each then outstanding Letter of Credit (calculated at the rate then in effect for the period from the date of such cash collateralization until the expiry date of each such Letter of Credit) in accordance with the procedures set forth in Section 2.05(j); and

(iii) the Administrative Agent and each of the Lenders and L/C Issuers shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

SECTION 8.02. Administrative Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

SECTION 8.03. Cumulative Rights. No right or remedy herein conferred upon the Lenders, the L/C Issuers or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

SECTION 8.04. No Waiver. No course of dealing between the Company or any Borrowing Subsidiary, on the one hand, and any Lender, any L/C Issuer or the Administrative Agent, on the other hand, or any failure or delay on the part of any Lender, any L/C Issuer or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it, shall operate as a waiver of any rights or remedies, and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

SECTION 8.05. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to this Article VIII, all payments received by the Administrative Agent hereunder in respect of any principal of or interest on the Obligations, or any other amounts payable by the Company or the Borrowing Subsidiaries hereunder, and all proceeds of Collateral and any proceeds realized with respect to any guarantees created under the Loan Documents received by the Administrative Agent, in each case, shall be applied by the Administrative Agent in the following order:

(a) amounts due to the Administrative Agent, the Lenders and the L/C Issuers pursuant to Section 2.11 and Section 11.05~~;~~, including all costs and expenses incurred by the Administrative Agent in connection with the collection, sale, foreclosure or other realization upon any Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Company or any Subsidiary Guarantor and any other out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

(b) payments of interest on Loans and interest on L/C Disbursements to be applied for the ratable benefit of the Lenders (based on the amounts accrued for the account of each Lender at such time) and the L/C Issuers;

(c) payments of principal of Loans and reimbursement of L/C Disbursements, to be applied for the ratable benefit of the Lenders (based on the amounts owing to each Lender at such time) and the L/C Issuers;

(d) amounts due to the Administrative Agent, the L/C Issuers and the Lenders pursuant to Section 11.09;

(e) payments of all other ~~amounts due under any of the Loan Documents, if any~~Secured Obligations, to be applied for the ratable benefit of the ~~parties~~Secured Parties entitled thereto;

(f) any surplus remaining after application as provided for herein, to the applicable Borrowers or otherwise as may be required by applicable law.

Notwithstanding the foregoing, (i) any payments received by the Administrative Agent on account of the Secured Obligations shall not be applied to any Excluded Swap Obligation and shall instead be applied to other Secured Obligations in the order set forth above, and (ii) the Designated Cash Management Obligations and the Designated Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable holders thereof as to the existence and amount of such Secured Obligation. Each holder of any Designated Cash Management Obligations and the Designated Hedging Obligations that has given the notice referred to in clause (ii) above shall, by such notice, be deemed to have agreed to be bound by the provisions of Article IX that are expressed to be applicable to it as a holder of such Secured Obligations.

ARTICLE IX

The Administrative Agent

SECTION 9.01. Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each of the Lenders and the L/C Issuers hereby authorizes the Administrative Agent to determine the terms and conditions of, to execute and deliver, and to perform its obligations under, each of the Security Documents, and to exercise all rights, powers and remedies that the Administrative Agent may have under the Loan Documents. Except as expressly set forth in Section 9.06 and Section 9.12, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrowers shall have no rights as third party beneficiaries of any of such provisions.

SECTION 9.02. Rights as Lenders. The Person serving as the Administrative Agent hereunder shall, if it shall be a Lender or an L/C Issuer, have the same rights and powers in its capacity as a Lender or an L/C Issuer as any other Lender or L/C Issuer and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “L/C Issuer” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the L/C Issuers.

SECTION 9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties);

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Sections 8.01 ~~and~~, 11.06 and 11.06A) or (ii) in the absence of a court of competent jurisdiction having determined, in a final and non-appealable judgment, that the Administrative Agent’s action or inaction constituted gross negligence or willful misconduct on the part of the Administrative Agent. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice (stating it is a “notice of default”) describing such Default or Event of Default is given to the Administrative Agent by a Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, including with respect to the existence and aggregate amount of Designated Cash Management Obligations or Designated Hedging Obligations at any time, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative

Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by any Loan Party, any Lender, any L/C Issuer or any other Secured Party as a result of any determination it makes (x) as contemplated by the definition of the term “Guarantee and Collateral Requirement”, “Excluded Asset” and “Excluded Subsidiary” or by Section 6.08 or (y) in respect of the terms and conditions of any Security Document, Perfection Certificate or Perfection Certificate Supplement.

SECTION 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any e-mail transmission of a .pdf or similar electronic copy of any such document or other writing or any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for ~~a Borrower~~the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to the respective activities of all such Persons in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, and with the consent of the Company, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the retiring Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative

Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents ~~and~~; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 11.05 and 11.09 shall continue in effect for the benefit of the retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the retiring Administrative Agent and in respect of the matters referred to in the proviso under clause (1) above.

If the Person serving as the Administrative Agent has become, or any Person as to which the Administrative Agent is, directly or indirectly, a subsidiary has become, the subject of a Bankruptcy Event, the Required Lenders may, to the extent permitted by applicable laws, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, with the consent of the Company, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date; provided that the proviso under clause (1) of the immediately preceding paragraph shall apply until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section.

SECTION 9.07. Acknowledgments of Lenders and L/C Issuers. (a) Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other

Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) (i) Each Lender and L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer, as the case may be, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the applicable Overnight Rate, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or L/C Issuer under this Section 9.07(b) shall be conclusive, absent manifest error.

(ii) Each Lender and L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer, as the case may be, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the applicable Overnight Rate.

(iii) Each of the Borrowers hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of such Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) on a cashless basis at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Company or the Administrative Agent (but the failure of such Lender to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall relinquish its rights as a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments, which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Company shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (v) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment; provided that, for the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any ~~Borrower~~Loan Party; provided that, for the avoidance of doubt, clauses (x) and (y) above shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from any ~~Borrower~~Loan Party for the purpose of making such Payment.

(iv) Subject to Section 11.01 (but excluding, in all events, any assignment consent or approval requirements (other than any required consent of the Company)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(v) Each of the Borrowers hereby agrees that in the event an erroneous Payment (or portion thereof) is not recovered from any L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such L/C Issuer with respect to such amount.

(vi) Each party’s obligations under this Section 9.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under the Loan Documents.

SECTION 9.08. No Other Duties, Etc. Notwithstanding anything herein to the contrary, none of the Arrangers, Syndication Agents or Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender, a Swing Line Lender or an L/C Issuer hereunder or thereunder, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.

SECTION 9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any ~~Borrower~~Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such ~~Borrower~~Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender ~~and~~, each L/C Issuer and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders ~~and~~, the L/C Issuers or the other Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

SECTION 9.10. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in paragraph (a) of this Section is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in paragraph (a) of this Section, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.11. Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the L/C Issuers by posting the Communications on a Platform.

(b) Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, the L/C Issuers and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or any L/C Issuer that are added to the Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the L/C Issuers and the Borrowers hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(c) THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY ~~BORROWER~~LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY ~~BORROWER’S~~LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM, EXCEPT TO THE EXTENT THAT SUCH LIABILITIES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY ~~BORROWER~~LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

(d) Each Lender and each L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or L/C Issuer for purposes of the Loan Documents. Each Lender and L/C Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or L/C Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the L/C Issuers and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.12. Guarantee and Collateral Matters. On and after the Guarantee and Collateral Requirement Date:

(a) Except with respect to the exercise of setoff rights in accordance with Section 11.03 (or any similar provision in any other Loan Document) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents with respect thereto may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) In furtherance and without limiting the foregoing, none of any agreement in respect of Cash Management Services the obligations under which constitute Designated Cash Management Obligations or any Hedging Agreement the obligations under which constitute Designated Hedging Obligations will create (or be deemed to create) in favor of any Secured Party any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral and the guarantees of the Obligations created under the Loan Documents, as applicable, each Secured Party, whether or not a party hereto (including, without limitation, each holder of any Designated Cash Management Obligations or Designated Hedging Obligations) shall be deemed to have appointed the Person named herein (and its successors and assigns) as the Administrative Agent to act in such capacity under the Loan Documents and to have agreed to be bound by the provisions of this Section 9.12 and the other provisions set forth in this Article IX.

(c) The Secured Parties irrevocably authorize the Administrative Agent:

(i) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document as provided in Section 11.17;

(ii) to release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement and the other Security Documents as provided in Section 11.17; and

(iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 7.02(e).

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release the Company or any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement or its Lien on any Collateral pursuant to this Article IX.

(d) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by the Company or any Subsidiary Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.13. Credit Bidding. On and after the Guarantee and Collateral Requirement Date, the Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Company or any Subsidiary Guarantor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests in or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.06 or 11.06A), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations.

ARTICLE X

Guarantee

SECTION 10.01. Guarantee. (a) To induce the Lenders and the L/C Issuers to execute and deliver this Agreement and to make the Loans and to issue the Letters of Credit hereunder, and in consideration thereof, the Company hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Lenders, the L/C Issuers and their respective successors, indorsees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Borrowing Subsidiaries.

(b) The guarantee contained in this Article X shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, the Lenders, the L/C Issuers and their successors and permitted assigns, until all the Obligations of the Borrowing Subsidiaries shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowing Subsidiaries may be free from any Obligations.

(c) The Company further agrees that the guarantee contained in this Article X constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, any Lender or any L/C Issuer to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any L/C Issuer in favor of any Borrower or any other Person.

SECTION 10.02. No Subrogation. Notwithstanding any payment made by the Company hereunder or any set-off or application of funds of the Company by the Administrative Agent, any L/C Issuer or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent, any L/C Issuer or any Lender against any Borrowing Subsidiary or any collateral security or guarantee or right of offset held by the Administrative Agent, any L/C Issuer or any Lender for the payment of the Obligations of the Borrowing Subsidiaries, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Borrowing Subsidiary in respect of payments made by the Company hereunder, until all amounts owing to the Administrative Agent, the L/C Issuers and the Lenders by any Borrowing Subsidiary on account of the Obligations of the Borrowing Subsidiaries are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations of the Borrowing Subsidiaries shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by the Company in trust for the Administrative Agent, the L/C Issuers and the Lenders and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Obligations of the Borrowing Subsidiaries, whether matured or unmatured, in such order as the Administrative Agent may determine.

SECTION 10.03. Amendments, etc. with respect to the Obligations. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company and without notice to or further assent by the Company, any demand for payment of any of the Obligations of any Borrowing Subsidiary made by the Administrative Agent, any L/C Issuer or any Lender may be rescinded by the Administrative Agent, such L/C Issuer or such Lender and any of the Obligations of any Borrowing Subsidiary continued, and the Obligations of any Borrowing Subsidiary, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, any L/C Issuer or any Lender, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, including with respect to any condition precedent, as the Administrative Agent (or the Required Lenders or all of the Lenders and the L/C Issuers, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent, any L/C Issuer or any Lender for the payment of the Obligations of any Borrowing Subsidiary may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent, the L/C Issuers or the Lenders shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations of any Borrowing Subsidiary or for the guarantee contained in this Article X or any property subject thereto.

SECTION 10.04. Guarantee Absolute and Unconditional. Except as otherwise required by this Agreement, the Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations of any Borrowing Subsidiary and notice of or proof of reliance by the Administrative Agent, any L/C Issuer or any Lender upon the guarantee contained in this Article X or acceptance of the guarantee contained in this Article X; the Obligations of any Borrowing Subsidiary, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article X; and all dealings between the Borrowing Subsidiaries and the Company, on the one hand, and the Administrative Agent, the L/C Issuers and the Lenders, on

the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article X. To the fullest extent permitted by applicable law, the Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrowing Subsidiary or the Company with respect to the Obligations of any Borrowing Subsidiary. The Company understands and agrees that the guarantee contained in this Article X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the obligations of the Borrowing Subsidiaries under this Agreement, any of the Obligations of any of the Borrowing Subsidiaries or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, any L/C Issuer or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrowing Subsidiary or any other Person against the Administrative Agent, any L/C Issuer or any Lender, (c) any law or regulation of any jurisdiction, or any other event, affecting any material term of any Obligation of the Borrowing Subsidiaries or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowing Subsidiaries or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or the Borrowing Subsidiaries for the Obligations of any Borrowing Subsidiary, or of the Company under the guarantee contained in this Article X, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Company, the Administrative Agent, any L/C Issuer or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrowing Subsidiary or any other Person or against any collateral security or guarantee for the Obligations of any Borrowing Subsidiary or any right of offset with respect thereto, and any failure by the Administrative Agent, any L/C Issuer or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowing Subsidiaries or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrowing Subsidiary or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Company of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, any L/C Issuer or any Lender against the Company. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 10.05. Reinstatement. The guarantee contained in this Article X shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations of any Borrowing Subsidiary is rescinded or must otherwise be restored or returned by the Administrative Agent, any L/C Issuer or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrowing Subsidiary, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrowing Subsidiary or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 10.06. Payments. The Company hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the applicable currency at the office of the Administrative Agent set forth in Section 11.02.

SECTION 10.07. Independent Obligations. The obligations of the Company under the guarantee contained in this Article X are independent of the obligations of the Borrowing Subsidiaries, and a separate action or actions may be brought and prosecuted against the Company whether or not any Borrowing Subsidiary is joined in any such action or actions. The Company waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

ARTICLE XI

Miscellaneous

SECTION 11.01. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), except that (i) other than, in the case of any Borrowing Subsidiary, as expressly provided in the last sentence of Section 2.14 or, in the case of the Company, pursuant to a consolidation or merger not prohibited under Section 7.04, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (B) by way of participation in accordance with the provisions of subsection (d) of this Section, or (C) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and each of the Lender-Related Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and other amounts (including for purposes of this subsection (b), participations in L/C Exposures and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment of any Class and the Loans of such Class at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment of any Class (which for this purpose includes Loans of such Class outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$10,000,000 or an integral multiple of US$5,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (b), (g) or (h) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans of a Class (including its participation interests in L/C Exposures and Swing Line Loans of such Class) and the Commitment of such Class assigned; provided that this clause (ii) shall not apply to Swing Line Loans in the event of any assignment by a Swing Line Lender; (iii) any assignment of a Commitment or L/C Exposure or Swing Line Exposure, as applicable, must be approved (which approval shall not be unreasonably withheld or delayed) by the Administrative Agent and each L/C Issuer and/or each Swing Line Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and (v) the assignee shall deliver to the Administrative Agent a completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.05 and 11.09 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Notwithstanding the foregoing, the Administrative Agent shall not be obligated to consent to an assignment hereunder until it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such assignee Lender.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to entries pertaining to it, any L/C Issuer or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or (except as set forth below in this subsection (d)) notice to, any Borrower, any L/C Issuer, any Swing Line Lender or the Administrative Agent, sell participations to any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or any Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement

(including all or a portion of its Commitments and the Loans (including such Lender’s participations in L/C Exposures and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender selling a participation shall notify the Company of the identity of the Participant and the amount of the participation; provided that the failure of any Lender to give such notice shall not affect the validity of such sale or the rights of the Participant hereunder. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (ii) of the first proviso to Section 11.06(a) that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.03 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. No Participant shall be entitled to the benefits of Section 3.05 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to provide such forms, certificates or other evidence, if any, with respect to withholding Tax matters as required under Section 3.05 and otherwise complies with the requirements of Section 3.05 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, except as set forth in paragraph (d) of this Section, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury

Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall not have any responsibility for maintaining a Participant Register.

SECTION 11.02. Notices; Effectiveness; Electronic Communication. (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or any Borrowing Subsidiary, to V.F. Corporation, 105 Corporate Center Boulevard, Greensboro, North Carolina 27408, Attn: Anthony T. Cottonaro, Vice President-Treasurer (Telephone: (716) 510-3529; e-mail address: Tony_Cottonaro@vfc.com);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603, Attention of Charitra Shetty (Telephone: (312)-732-2007; e-mail address: JPM.Agency.CRI@JPMorgan.com);

(iii) if to JPMorgan as a Swing Line Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603, Attention of Charitra Shetty (Telephone: (312)-732-2007; e-mail address: JPM.Agency.CRI@JPMorgan.com);

(iv) if to JPMorgan as an L/C Issuer, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603, Attention of Charitra Shetty (Telephone: (312)-732-2007; e-mail address: JPM.Agency.CRI@JPMorgan.com);

(v) if to any other Swing Line Lender or L/C Issuer, to it at its address most recently specified by it in a notice delivered to the Administrative Agent and the Company (or, in the absence of any such notice, to the address set forth in the Administrative Questionnaire of the Lender that is serving as such Swing Line Lender or L/C Issuer or is an Affiliate thereof); and

(vi) if to any other Lender, to it at its address set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through e-mail or other electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be, in addition to e-mail, delivered or furnished by other electronic communication or using the Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or L/C Issuer if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. The Administrative Agent, the Company or any Borrowing Subsidiary may, in its discretion and in addition to e-mail, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Platform shall be deemed received upon the receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each Borrower, the Administrative Agent, each L/C Issuer and each Swing Line Lender may change its address, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telephone number or e-mail address for notices and other communications hereunder by notice to the Company, the Administrative Agent, each L/C Issuer and each Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.

(d) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to, but shall have no obligation to, rely and act upon any notices (including telephonic notices) purportedly given by the Company (on behalf of itself or any other Borrower) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all Liabilities and expenses resulting from the reliance by such Person on each notice purportedly given by the Company (on behalf of itself or any other Borrower), except to the extent that such Liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person; provided that in no event shall any such Person have any Liability, on any theory of liability, to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.03. Right of Set-off; Adjustments. Upon the occurrence and during the continuance of any Event of Default and following notice to the Lenders from the Administrative Agent or the Required Lenders authorizing the exercise of the rights set forth in this Section 11.03, each Lender and L/C Issuer and each Affiliate of any of the foregoing shall hereby be authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or L/C Issuer, or by such an Affiliate, to or for the credit or the account of ~~the Company or any Borrowing Subsidiary~~any Loan Party against any and all of the obligations of ~~the Company or~~ any ~~Borrowing Subsidiary~~Loan Party now or hereafter existing under this Agreement and any other Loan Document held by such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender and L/C Issuer agrees promptly to notify the Company after any such set-off and application made by such Lender or L/C Issuer; provided, however that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and L/C Issuer under this Section 11.03 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender, L/C Issuer or Affiliate may have.

SECTION 11.04. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance by the L/C Issuers of Letters of Credit and the execution and delivery to the Lenders of this Agreement and the other Loan Documents and shall continue in full force and effect until the Facility Termination Date; provided that the provisions of Sections 3.05, 10.05, 11.05, 11.08 and 11.09 and Article IX shall survive and remain in full force and effect regardless of the occurrence of the Facility Termination Date.

SECTION 11.05. Expenses. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Arrangers and their respective Affiliates in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder and the structuring, arrangement and syndication of the credit facilities established hereby, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. If an Event of Default occurs, the Borrowers further agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the L/C Issuers and the Lenders (including, without limitation, reasonable attorneys’ fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder. For the avoidance of doubt, no amount shall be payable pursuant to this Section 11.05 in respect of Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

SECTION 11.06. Amendments and Waivers. (a) Except as provided in Section 11.06(b), any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders or, as to Loan Documents other than this Agreement, the Administrative Agent at the direction of and on behalf of the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such amendment or waiver shall (A) increase the Commitment of any Lender or change the currency in which Loans are available thereunder without the written consent of such Lender, (B) reduce the principal of or rate or amount of interest on any Loan or any L/C Disbursement or any fees or other amounts payable hereunder (in each case, other than as a result of any waiver of any default interest applicable pursuant to Section 2.12(f)), without the written consent of each Lender affected thereby, (C) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder, or the required date of reimbursement of any L/C Disbursement, or the scheduled date for termination or expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change the percentage set forth in the definition of the term “Required Lenders” or the percentage of the Commitments or of the unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 11.06 or any other provision of this Agreement, without the written consent of each Lender, (E) change Section 2.08, 2.13 or 8.05 in a manner that would alter the pro rata sharing of payments or the pro rata reduction of the Commitments required thereby (or, in the case of Section 8.05, the order of the application of payments required thereby), without the written consent of each Lender, (F) release the Company from its Guarantee obligations hereunder, without the written consent of each Lender, (G) amend this Section 11.06, without the written consent of each Lender or (H) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders of any Class differently from those of the other Class, without the written consent of Lenders representing a majority in interest of such adversely affected Class; and, provided further that (x)(1) no amendment, waiver or consent shall, unless in writing and signed by such L/C Issuer in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or under or in respect of any Letter of Credit issued or to be issued by it; (2) no amendment, waiver or consent shall, unless in writing and signed by such Swing Line Lender in addition to the Lenders required above, affect the rights or duties of any Swing Line Lender under this Agreement; and (3) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (y) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties thereunder of the Lenders of one Class (but not the Lenders of the other Class) may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.06 if such Class of Lenders were the only Class of Lenders hereunder at the time.

(b) Notwithstanding anything to the contrary in paragraph (a) of this Section:

(i) this Agreement and the other Loan Documents may be amended in a manner provided in Sections 2.05(i), 2.05(k), 2.08(d), 2.16 and 3.02(b);

(ii) this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.14 and, in connection with any Borrowing Subsidiary becoming a party hereto, this Agreement (including the Exhibits hereto) may be amended by an agreement in writing entered into by the Company and the Administrative Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith;

(iii) the term “L/C Commitment” or “Swing Line Commitment”, as such term is used in reference to any L/C Issuer or Swing Line Lender, may be modified as contemplated by the definition of such term; and

(iv) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of Section 11.06(a)(ii) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(c) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 11.06 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

(d) No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No failure, delay or omission by the Administrative Agent, any L/C Issuer or any Lender in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

SECTION 11.06A. Certain Agreements. On and after the Guarantee and Collateral Requirement Date:

(a) The Lenders party to Amendment No. 5 and the other parties thereto hereby agree that:

(i) (A) except as provided in Section 11.06(b) or clause (ii) below and (B) except as expressly provided in Section 11.17 or in the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), no amendment, waiver or other modification of this Agreement or any other Loan Document may (1) release all or substantially all the Collateral from the Liens of the Security Documents or expressly subordinate any Lien created under the Security Documents to any other Liens (other than any subordination permitted by Section 9.12(c)(iii)), in each case, without the written consent of each Lender, (2) release the Company from its guarantee provided under the Guarantee and Collateral Agreement or release all or substantially all of the value of the guarantees provided by the Subsidiary Guarantors under the Guarantee and Collateral Agreement, in each case, without the written consent of each Lender, (3) by its terms, subordinate, or have the effect of subordinating, any of the Obligations in right of payment to any other Indebtedness for borrowed money, without the written consent of each Lender, or (4) reduce any express limit on the amount of the Secured Obligations secured by any portion of the Collateral, without the written consent of each Lender; and

(ii) the Administrative Agent may, without the consent of any Secured Party, (A) consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any other Loan Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Guarantee and Collateral Requirement” or (B) amend, waive or otherwise modify any provision in any Security Document, or consent to a departure by any Loan Party therefrom, to the extent the Administrative Agent determines that such amendment, waiver, other modification or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement.

(b) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications effected in accordance with this Section 11.06A on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 11.06A shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 11.07. Counterparts; Electronic Execution. ~~(a)~~ (a) This Agreement and any Loan Document may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement or any Loan Document to produce or account for more than one such fully-executed counterpart.

(b) Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”,

“delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the L/C Issuers shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any ~~Borrower~~Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender or L/C Issuer, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (1) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the L/C Issuers and the ~~Borrowers~~Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduce an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original and (2) agrees that the Administrative Agent and each of the Lenders and L/C Issuers may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record).

SECTION 11.08. Termination. The termination of this Agreement shall not affect any rights of the ~~Borrowers~~Loan Parties, the Lenders, the L/C Issuers or the Administrative Agent or any obligation of the ~~Borrowers~~Loan Parties, the Lenders, the L/C Issuers or the Administrative Agent arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Company has furnished the Lenders, the L/C Issuers and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender and L/C Issuer with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender or L/C Issuer is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force, and the Company shall be liable to, and shall indemnify and hold the Administrative Agent or such

Lender or L/C Issuer harmless for, the amount of such payment surrendered until the Administrative Agent or such Lender or L/C Issuer shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, the L/C Issuers or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent or the Lenders’ or L/C Issuers’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

SECTION 11.09. Indemnification; Limitation of Liability. (a) The Borrowers, to the maximum extent permitted by applicable law, agree to indemnify and hold harmless each Lender-Related Person (each such Person, an “Indemnified Party”) from and against any and all Liabilities and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any Proceeding or preparation of defense in connection therewith) (i) in the case of the Arrangers, the Administrative Agent and their Related Parties only, the structuring, arrangement or syndication of the credit facilities established hereby (and all related commitment and fee letters and the execution, delivery or performance thereof) and (ii) this Agreement and the other Loan Documents and the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or Letters of Credit, except, in each case, to the extent such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any Related Party of such Indemnified Party. In the case of a Proceeding to which the indemnity in this Section 11.09 applies, such indemnity shall be effective whether or not such Proceeding is brought by any Borrower or any of its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) The Borrowers agree that no Lender-Related Person shall have any Liability (whether direct or indirect, in contract or tort or otherwise) to any of them, any of their Subsidiaries, any guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except, subject to the immediately following sentence, to the extent that such Liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Lender-Related Person or a Related Party of such Lender-Related Person. To the extent permitted by applicable law, each Borrower shall not assert, and each Borrower hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender-Related Person or its Affiliates or their officers, directors or employees and (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of or otherwise relating to this Agreement, any other Loan Document or any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or the Letters of Credit.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by them under Section 11.05 or 11.09(a) to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, any Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such L/C Issuer or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any L/C Issuer or any Swing Line Lender in connection with such capacity. For purposes of this Section 11.09(c), a Lender’s “pro rata share” shall be determined based upon the percentage of the aggregate Commitments represented by such Lender’s Commitment or Commitments (or, if the Commitments shall have expired or been terminated, the Commitments most recently in effect).

SECTION 11.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.11. Integration. This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Administrative Agent, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Lenders or the L/C Issuers in any other Loan Document executed on or after the date of this Agreement shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 11.12. Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EACH OF THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY IT SHALL BE INSTITUTED IN, AND HEARD AND DETERMINED EXCLUSIVELY BY, SUCH FEDERAL COURT OR, IN THE EVENT SUCH FEDERAL COURT LACKS SUBJECT MATTER JURISDICTION, SUCH NEW YORK STATE COURT. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY ~~BORROWER~~LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THE AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d) EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE COMPANY, AND THE COMPANY HEREBY ACCEPTS SUCH APPOINTMENT, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUM

MONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO ANY BORROWING SUBSIDIARY IN CARE OF THE COMPANY AT THE COMPANY’S ADDRESS USED FOR PURPOSES OF GIVING NOTICE UNDER SECTION 11.02, AND EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE COMPANY TO ACCEPT, AND THE COMPANY AGREES TO ACCEPT, SUCH SERVICE ON ITS BEHALF.

(e) IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH BORROWER, THE ADMINISTRATIVE AGENT, EACH L/C ISSUER AND THE LENDERS HEREBY AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

(g) IN THE EVENT ANY FOREIGN BORROWING SUBSIDIARY OR ANY OF ITS ASSETS HAS OR HEREAFTER ACQUIRES, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY IMMUNITY FROM JURISDICTION, LEGAL PROCEEDINGS, ATTACHMENT (WHETHER BEFORE OR AFTER JUDGMENT), EXECUTION, JUDGMENT OR SETOFF, SUCH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES SUCH IMMUNITY.

SECTION 11.13. Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (b) to the extent requested by any regulatory authority (including, for the avoidance of doubt, any central bank, the Federal Reserve Bank or self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations, (g) with the consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than a Borrower, (i) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement and (j) to market data collectors, including league table providers, and other services providers to the lending industry, in each case, information of the type routinely provided to such service providers. For the purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company, any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, nothing in this Section 11.13 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any Governmental Authority or self-regulatory authority to the extent that any such prohibition on disclosure set forth in this Section 11.13 shall be prohibited by the laws or regulations of, or applicable to, such Governmental Authority or self-regulatory authority.

SECTION 11.14. “Know Your Customer” Checks; Certain Notices. (a) If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement, (ii) any change in the status of a ~~Borrower~~Loan Party after the date of this Agreement, or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(b) Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(c) Each Lender that is subject to the USA PATRIOT Act and/or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each ~~Borrower~~Loan Party that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such ~~Borrower~~Loan Party, which information includes the name and address of such ~~Borrower~~Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such ~~Borrower~~Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 11.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Foreign Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; provided that (i) if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss and (ii) if the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Creditor in the Agreement Currency, such Applicable Creditor shall remit the excess to the applicable Borrower (but only if all amounts due and payable by the Company and the Subsidiaries hereunder shall have been paid in full).

SECTION 11.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.17. Release of Guarantors and Liens. On and after the Guarantee and Collateral Requirement Date:

(a) Subject to reinstatement provisions of the Guarantee and Collateral Agreement, each of the Guarantors shall be automatically released from its obligations under the Guarantee and Collateral Agreement (and its guarantee created and Liens granted by it thereunder shall automatically be released), in each case, upon the occurrence of the Facility Termination Date.

(b) A Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee and Collateral Agreement and the other Security Documents (and its guarantee created and Liens granted by it thereunder shall automatically be released) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor (x) ceases to be a Subsidiary or (y) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, ceases to be a Designated Subsidiary, provided that (i) if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (ii) in the case of any such release of any Subsidiary Guarantor on account of it ceasing to be a Designated Subsidiary as a result of not being a Wholly Owned Subsidiary, such Subsidiary Guarantor ceased to be a Wholly Owned Subsidiary as a result of the consummation of a bona fide transaction entered into for a valid business purpose and not undertaken for the primary purpose of obtaining the release of such Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement.

(c) Upon (i) any sale, transfer or other disposition by the Company or any Subsidiary Guarantor (other than to the Company or any Subsidiary Guarantor) of any Collateral in a transaction permitted under this Agreement, (ii) any Collateral being, or becoming, an Excluded Asset or (iii) the effectiveness of any written consent to the release of the Liens created under any Security Document on any Collateral pursuant to Sections 11.06 and 11.06A, the Liens on such Collateral created by the Security Documents shall be automatically released.

(d) In connection with any such release, the Administrative Agent shall promptly execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release; provided, that upon the request of the Administrative Agent, the Company shall deliver a certificate of an Authorized Representative of the Company certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and such release is permitted by this Section 11.17. Any execution and delivery of any such document by the Administrative Agent shall be without recourse to or warranty by any Administrative Agent.

SECTION 11.18. ~~SECTION 11.17.~~ No Fiduciary Relationship. Each Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the ~~Borrowers~~Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Borrower, on behalf of itself and its Subsidiaries, acknowledges that the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies that have or may in the future have interests conflicting with ~~each such Borrower’s own interests~~those of the Loan Parties and their Affiliates.

SECTION 11.19. ~~SECTION 11.18.~~ Company as Agent of Borrowing Subsidiaries. Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (a) the giving and receipt of notices (including any Borrowing Notice and any Interest Election Request) and (b) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 11.06 or 11.06A, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified

SECTION 11.20. ~~SECTION 11.19.~~ Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or any related agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

SECTION 11.21. ~~SECTION 11.20.~~ Limitations for Swiss Borrowers. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the following limitations shall apply with respect to any Swiss Borrower:

(a) If complying with the obligations of such Swiss Borrower created under this Agreement or any other Loan Document (including, for the avoidance of doubt, complying with any right of indemnity or right of set-off which the Administrative Agent or any of the L/C Issuers or Lenders or any of their Affiliates may have, but excluding, for the avoidance of doubt, its payment obligations under this Agreement or any other Loan Document with respect to the principal of and interest on Loans made to it and reimbursement of L/C Disbursements under

Letters of Credit issued for its account) would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Borrower or would otherwise be restricted under applicable Swiss law (the “Restricted Obligations”), the aggregate liability of such Swiss Borrower for Restricted Obligations shall not exceed an amount equal to the maximum amount that such Swiss Borrower can make as a dividend payment to its shareholder(s) in accordance with applicable Swiss law (the “Maximum Amount”). The foregoing limitation shall only apply to the extent that it is a requirement under applicable Swiss mandatory law (including case law) at the time such Swiss Borrower is required to perform its obligations under this Agreement or any other Loan Document. Such limitation shall not free the applicable Swiss Borrower from its Restricted Obligations in excess of the Maximum Amount, but merely postpone the performance date therefor until such time as performance is again permitted notwithstanding such limitation. The applicable Swiss Borrower shall take any action and pass any resolution (including, but not limited to, arranging for an interim audited balance sheet and holding a shareholders’ meeting) to enable the fulfilment of the Restricted Obligations as soon as possible and in an amount as large as possible.

(b) To the extent that the fulfilment of a Restricted Obligation is subject to Swiss Federal Withholding Tax, the applicable Swiss Borrower:

(i) shall (A) use its best endeavors to procure that the fulfilment of the Restricted Obligation can be made without deduction of Swiss Federal Withholding Tax by discharging the liability of such Tax by notification pursuant to applicable law rather than payment of such Tax, (B) if the notification procedure pursuant to clause (A) above does not apply, deduct the Swiss Federal Withholding Tax at such rate (x) as in force from time to time or (y) as provided by any applicable double taxation treaties, from the applicable amount to be paid and promptly pay any such Swiss Federal Withholding Tax deducted to the Swiss Federal Tax Administration, and (C) provide (or cause the Company to provide) the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such Swiss Federal Withholding Tax deducted has been paid to the Swiss Federal Tax Administration;

(ii) shall use its best endeavors to procure that any Person that is entitled to a full or partial refund of the Swiss Federal Withholding Tax deducted pursuant to this paragraph (b) (A) request a refund of the Swiss Federal Withholding Tax under applicable law as soon as possible, and (B) pay to the Administrative Agent upon receipt any amount so refunded to cover any outstanding part of the Restricted Obligation; and

(iii) shall not be required to gross up, indemnify or hold harmless the Administrative Agent or any L/C Issuer or Lender or any Affiliate of any of the foregoing for the deduction of Swiss Federal Withholding Tax in an amount exceeding the Maximum Amount; provided that nothing in this Section  ~~11.20~~11.21 shall in any way limit any obligations of the Company or any other Borrowing Subsidiary under the Loan Documents to gross up, indemnify or hold harmless the Administrative Agent or any L/C Issuer or Lender or any Affiliate of any of the foregoing in respect of the deduction of the Swiss Federal Withholding Tax (including any such obligation under Section 3.05).

(c) If the fulfilment of an obligation by a Swiss Borrower would be subject to the limitation set forth in paragraph (a) of this Section  ~~11.20~~11.21, then such Swiss Borrower shall, upon request of the Administrative Agent, to the extent permitted by applicable law, revalue upward or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of such assets, in case of realization, however, only if such assets are not necessary for such Swiss Borrower’s business (nicht betriebsnotwendig) and do not have any negative tax consequences for such Swiss Borrower.

SECTION 11.22. ~~SECTION 11.21.~~ Waiver of Notice Period in Connection with Termination of Existing Credit Agreement. Upon the effectiveness of this Agreement, the Existing Credit Agreement (except for the indemnification, yield protection and confidentiality provisions contained therein), and all Commitments under and as defined in the Existing Credit Agreement, are hereby terminated. Each Lender that is a party to the Existing Credit Agreement hereby waives the three Business Days notice required for the termination of the commitments under such Agreement.

SECTION 11.23. MIRE Event. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, then in connection with any increase, extension or renewal of any of the Loans or Commitments (excluding (a) any continuation or conversion of any Borrowing, (b) the making of any Borrowing or (c) the issuance, amendment or extension of any Letter of Credit so long as any such extension does not extend beyond the Stated Termination Date), the Company will, and will cause each applicable Subsidiary Guarantor to, deliver or cause to be delivered all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws or as otherwise reasonably requested by the Administrative Agent or any Lender (or any Affiliate thereof), and no amendment to this Agreement or any other Loan Document to effect any such increase, extension or renewal shall be effective until the date that the Administrative Agent confirms that all flood insurance diligence has been completed to the reasonable satisfaction of the Administrative Agent and any Lender (or any Affiliate thereof designated by such Arranger); provided that the Administrative Agent or any Lender (or applicable Affiliate thereof) shall use commercially reasonable efforts to complete all such flood diligence within 10 Business Days after the date the Company or such Subsidiary Guarantor delivers to the Administrative Agent or any Lender (or applicable Affiliate thereof) all such information with respect to each Mortgaged Property as may be requested pursuant to this Section 11.23.

SECTION 11.24. Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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